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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Common stock, par value $.001 per share ("Common Stock"); Series B Convertible Preferred Stock, par value $.001 per share ("Series B Stock"); Series C Convertible Preferred Stock, par value $.001 per share ("Series C Stock"); Series D Convertible Preferred Stock, par value $.001 per share ("Series D Stock"); Series E Convertible Preferred Stock, par value $.001 per share ("Series E Stock"); and Series F Convertible Preferred Stock, par value $.001 per share ("Series F Stock").
(2)	Aggregate number of securities to which transaction applies:
24,431,204 shares of Common Stock; 418,658 shares of Series B Stock; 100,000 shares of Series C Stock; 250,000 shares of Series D Stock; 296,666 shares of Series E Stock; 114,286 shares of Series F Stock; and options to purchase 7,626,288 shares of Common Stock.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of (A) 24,431,204 shares of Common Stock multiplied by $.45 per share; (B) 418,658 shares of Series B Stock multiplied by $20 per share; (C) 100,000 shares of Series C Stock multiplied by $20 per share; (D) 250,000 shares of Series D Stock multiplied by $20 per share; (E) 296,666 shares of Series E Stock multiplied by $4.66 per share; (F) 114,286 shares of Series F Stock multiplied by $4.67 per share; and (G) options to purchase 5,790,810 shares of Common Stock multiplied by $0.19 (which is the difference between $.45 and such options' weighted average exercise price of $0.26 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001364 by the sum of the numbers in the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $29,383,635
	(5)	Total fee paid: $4,008
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 11, 2013

iParty Corp
270 Bridge Street, Suite 301
Dedham, MA 02026
(781) 329-3952

Dear Stockholders:

        On March 1, 2013, iParty Corp., a Delaware corporation ("iParty"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") among Party City Holdings Inc. ("Parent"), a Delaware corporation, Confetti Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub") and iParty. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into iParty, with iParty being the surviving corporation, becoming a wholly-owned subsidiary of Parent (the "Merger") and (i) each share of Common Stock of iParty (the "Common Stock") will be converted into the right to receive $0.45; (ii) each share of Series B Convertible Preferred Stock of iParty (the "Series B Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iii) each share of Series C Convertible Preferred Stock of iParty (the "Series C Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iv) each share of Series D Convertible Preferred Stock of iParty (the "Series D Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (v) each share of Series E Convertible Preferred Stock of iParty (the "Series E Stock") will be converted into the right to receive the greater of: (A) 100% of its liquidation preference of $3.75 per share and (B) $0.45 per each Series E Common Equivalent Share, which is currently set at 10.359 shares of Common Stock for each share of Series E Stock or $4.66 per share of Series E Stock, and; (vi) each share of Series F Convertible Preferred Stock of iParty (the "Series F Stock", and collectively with the Series B Stock, Series C Stock, Series D Stock and Series E Stock, the "Preferred Stock") will be converted into the right to receive the greater of (A) 100% of its liquidation preference of $4.375 per share and (B) $0.45 per each Series F Common Equivalent Share, which is currently set at 10.367 shares of Common Stock for each share of Series F Stock or $4.67 per share of Series F Stock (collectively, the "Merger Consideration"), in each case, payable net to the selling stockholders in cash, without interest thereon, and less any required withholding taxes.

        Our board of directors, acting upon the unanimous recommendation of the special committee of the board, has unanimously determined that the Merger is advisable and in the best interest of iParty and its stockholders and that the Merger is fair to our stockholders and recommends that you vote "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

        iParty will hold a special meeting of stockholders to consider and vote on a proposal to adopt and approve the Merger Agreement and to vote, on an advisory non-binding basis, on the Merger related compensation that may be paid or become payable to iParty's named executive officers. You will find the notice of this meeting in the attached documents. Your vote is very important. We cannot complete the Merger unless the holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, vote "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The failure of any stockholder to vote on the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, will have the same effect as a vote against the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

        Whether or not you plan to attend the special meeting, please submit the enclosed proxy following the instructions on the proxy card as soon as possible. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Thank you for your investment in our Company, and for your cooperation and continued support, as we work to complete the Merger for the benefit of our stockholders.

Sincerely,
Sal Perisano Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IPARTY CORP.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2013

Dear Stockholder:

        A special meeting of the stockholders of iParty Corp., a Delaware corporation ("iParty"), will be held, unless postponed or adjourned, on May 9, 2013 at 10 a.m., local time at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199, for the purpose of considering and voting upon the following matters:

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  To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 1, 2013 (the "Merger Agreement") among Party City Holdings Inc., a Delaware corporation ("Parent"), Confetti Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub") and iParty and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into iParty, with iParty being the surviving corporation, becoming a wholly-owned subsidiary of Parent (the "Merger") and (i) each share of Common Stock of iParty (the "Common Stock") will be converted into the right to receive $0.45; (ii) each share of Series B Convertible Preferred Stock of iParty (the "Series B Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iii) each share of Series C Convertible Preferred Stock of iParty (the "Series C Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iv) each share of Series D Convertible Preferred Stock of iParty (the "Series D Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (v) each share of Series E Convertible Preferred Stock of iParty (the "Series E Stock") will be converted into the right to receive the greater of: (A) 100% of its liquidation preference of $3.75 per share and (B) $0.45 per each Series E Common Equivalent Share, which is currently set at 10.359 shares of Common Stock for each share of Series E Stock or $4.66 per share of Series E Stock, and; (vi) each share of Series F Convertible Preferred Stock of iParty (the "Series F Stock", and collectively with the Series B Stock, Series C Stock, Series D Stock and Series E Stock, the "Preferred Stock") will be converted into the right to receive the greater of (A) 100% of its liquidation preference of $4.375 per share and (B) $0.45 per each Series F Common Equivalent Share, which is currently set at 10.367 shares of Common Stock for each share of Series F Stock or $4.67 per share of Series F Stock (collectively, the "Merger Consideration"), in each case payable net to the selling stockholders in cash, without interest thereon and less any required withholding taxes.

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  To consider and vote, on an advisory non-binding basis, upon a proposal to approve the Merger related compensation that may be paid or become payable to iParty's named executive officers.

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  To consider and vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

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  To transact such other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

        We have fixed the close of business on April 5, 2013 as the record date for determining those stockholders entitled to notice of and to vote at the special meeting. Only iParty stockholders of record at the close of business on that date are entitled to and are being requested to vote at the special meeting. All stockholders of record are cordially invited to attend the special meeting. This proxy statement is first being sent to stockholders on or about April 11, 2013.

        Please vote as soon as possible. To complete the Merger, the Merger Agreement and the transactions contemplated thereby, including the Merger, must be adopted and approved by the holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of

Preferred Stock entitled to vote (with, for purposes of clarity, the shares of Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, voting "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Abstentions and shares that you have not authorized your broker to vote will have the same effect as a vote against the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Whether or not you intend to attend the special meeting, please vote as promptly as possible by submitting your proxy following the instructions on your proxy card. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card provided by such person. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trustee, bank or other nominee, you must bring with you a proxy from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

        iParty's board of directors, acting upon unanimous recommendation of the special committee of the board, by a unanimous vote, has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, and in the best interests of iParty and its stockholders, that the Merger is fair to our stockholders, and recommends that iParty stockholders vote "FOR" adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" an advisory non-binding proposal to approve the Merger related compensation that may be paid or may become payable to iParty's named executive officers in connection with the Merger, and "FOR" the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

By Order of the Board of Directors
David Robertson
Dedham, Massachusetts	Vice President, Chief Financial Officer and Secretary
April 11, 2013

SUMMARY

        This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Merger (as defined below) fully, and for a more complete description of the terms of the Merger, you should carefully read this entire proxy statement and the annexes attached to this proxy statement. We have included page references to direct you to a more complete description of the topics presented in this summary term sheet. In this proxy statement, the terms "iParty", the "Company", "we", "us" and "our" refer to iParty Corp., a Delaware corporation. In addition we refer to Party City Holdings Inc. as "Parent", and Confetti Merger Sub, Inc. as "Merger Sub".

The Parties to the Merger Agreement

        iParty is a leading party goods retailer headquartered in Dedham, Massachusetts that operates 54 iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and related goods and party planning. iParty was incorporated in the State of Delaware and its address is 270 Bridge Street, Suite 301, Dedham, MA 02026. Upon completion of the Merger, we will be a direct wholly-owned subsidiary of Parent.

        Party City, or Parent, is based in Elmsford, New York, and was incorporated in the State of Delaware in 1996. Party City designs, manufactures, contracts for manufacture and distributes party goods throughout the world. Party City operates retail party supply stores in the United States and Canada, and has franchisees that operate individual stores and area franchises throughout the United States and Puerto Rico. Additionally, Party City operates an e-commerce website, PartyCity.com.

        Merger Sub is a Delaware corporation formed by Parent in anticipation of the Merger. Merger Sub is a direct wholly-owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into iParty and iParty will continue as the surviving corporation. Merger Sub currently has nominal assets and no operations. The address of Parent and Merger Sub is 80 Grasslands Road, Elmsford, NY 10523.

The Merger Proposal (page 20)

        You are being asked to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 1, 2013, among Parent, Merger Sub and iParty (the "Merger Agreement"), and the transactions contemplated thereby, including the Merger (as defined below). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into iParty, with iParty being the surviving corporation, becoming a wholly-owned subsidiary of Parent (the "Merger") and (i) each share of Common Stock of iParty (the "Common Stock") will be converted into the right to receive $0.45; (ii) each share of Series B Convertible Preferred Stock of iParty (the "Series B Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iii) each share of Series C Convertible Preferred Stock of iParty (the "Series C Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (iv) each share of Series D Convertible Preferred Stock of iParty (the "Series D Stock") will be converted into the right to receive 100% of its liquidation preference of $20.00 per share; (v) each share of Series E Convertible Preferred Stock of iParty (the "Series E Stock") will be converted into the right to receive the greater of: (A) 100% of its liquidation preference of $3.75 per share and (B) $0.45 per each Series E Common Equivalent Share, which is currently set at 10.359 shares of Common Stock for each share of Series E Stock or $4.66 per share of Series E Stock, and; (vi) each share of Series F Convertible Preferred Stock of iParty (the "Series F Stock", and collectively with the Series B Stock, Series C Stock, Series D Stock and Series E Stock, the "Preferred Stock") will be converted into the right to receive the greater of (A) 100% of its liquidation preference of $4.375 per share and (B) $0.45 per each Series F Common Equivalent Share, which is currently set at 10.367 shares of Common Stock for each share of Series F

Stock or $4.67 per share of Series F Stock (collectively, the "Merger Consideration"), in each case, payable net to the selling stockholders in cash, without interest thereon, and less any required withholding taxes.

        In the event that there are not sufficient votes properly cast at the time of the special meeting to adopt and approve the Merger Agreement, stockholders may also be asked to vote on a proposal to adjourn the special meeting to solicit additional proxies.

Recommendations for the Merger (page 30)

        Our board of directors (the "Board"), acting upon the unanimous recommendation of the special committee of the Board (the "Special Committee"), has unanimously determined that the Merger is advisable and in the best interest of iParty and its stockholders and that the Merger is fair to our stockholders and recommends that you vote "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Opinion of Raymond James (page 33)

        Representatives of Raymond James & Associates, Inc., which we refer to as Raymond James, rendered its oral opinion, subsequently confirmed in writing, to the Board, as of March 1, 2013, and based upon and subject to the various assumptions and limitations set forth therein, as to the fairness, from a financial point of view, to the holders of Common Stock (other than Common Stock owned by Party City or Merger Sub or their respective subsidiaries, which we refer to as the Excluded Persons) of the Common Stock Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

        The full text of the written opinion of Raymond James, dated March 1, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Raymond James in connection with its opinion, is attached as Annex B. Raymond James provided its opinion for the information and assistance of the Board (solely in its capacity as such) in connection with and for purposes of its consideration of the Merger, and its opinion only addressed the fairness, from a financial point of view, as of the date of such opinion, of the Common Stock Merger Consideration to be received by the holders of Common Stock (other than the Excluded Persons) in the Merger pursuant to the Merger Agreement. The opinion of Raymond James did not address any other term or aspect of the Merger Agreement or the Merger, and did not constitute a recommendation to the Board or any stockholder of the Company as to how the Board, such stockholder or any other person should vote or otherwise act with respect to the Merger or any other matter.

 The Special Meeting (page 17)

        The special meeting will be held, unless postponed or adjourned, on May 9, 2013, at 10 a.m., local time at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199.

Record Date and Quorum (page 17)

        You are entitled to vote at the special meeting if you were the record owner of shares of our Common Stock or Preferred Stock at the close of business on April 5, 2013, the record date for the special meeting. You will have one vote for each share of our Common Stock that you owned on the record date and you will have one vote for each nearest whole number of shares of our Common Stock into which any shares of Preferred Stock that you owned on the record date are convertible, which is:

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  thirteen (13) votes for each share of Series B Stock,

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  thirteen (13) votes for each share of Series C Stock,

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  fourteen (14) votes for each share of Series D Stock,

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  ten (10) votes for each share of Series E Stock, and

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  ten (10) votes for each share of Series F Stock.

        As of the record date, there were 24,431,204 shares of our Common Stock entitled to vote at the special meeting, 418,658 shares of Series B Stock entitled to vote at the special meeting, representing 5,442,554 votes, 100,000 shares of Series C Stock entitled to vote at the special meeting, representing 1,300,000 votes, 250,000 shares of Series D Stock entitled to vote at the special meeting, representing 3,500,000 votes, 296,666 shares of Series E Stock entitled to vote at the special meeting, representing 2,966,660 votes, and 114,286 shares of Series F Stock entitled to vote at the special meeting, representing 1,142,860 votes.

        The holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock calculated on an as-converted basis), voting as a single class, at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.

Vote Required (page 18)

        The adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, voting "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The proposal to consider and vote, on an advisory non-binding basis, upon a proposal to approve the Merger related compensation that may be paid or may become payable to iParty's named executive officers, requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, present, in person or by proxy, and entitled to vote thereon voting "FOR" the proposal to approve such Merger related compensation. The proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption and approval of the Merger Agreement, requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, present, in person or by proxy, and entitled to vote thereon voting "FOR" the proposal to adjourn the special meeting.

        Abstentions will have the same effect as "against" votes with respect to the proposal to adopt the Merger Agreement and will have no effect on the proposal to approve, on an advisory non-binding basis, the Merger related compensation that may be paid or may become payable to iParty's named executive officers in connection with the Merger, and with respect to the proposal to adjourn the special meeting, if necessary. Broker non-votes will have the same effect as "against" votes with respect to the proposal to adopt the Merger Agreement, and will have no effect with respect to the other two proposals. Broker non-votes are shares held in "street name" by the beneficial owner of the shares and for which no instruction has been given to the broker on how to vote the shares, and the broker then does not vote the shares because the broker does not have the discretionary authority to do so.

Voting Agreements

        Concurrently with the execution of the Merger Agreement, Party City entered into voting agreements and obtained irrevocable proxies to vote in favor of the adoption of the Merger Agreement from the Estate of Robert H. Lessin, Robert H. Lessin Venture Capital, LLC, Boston Millennia

Partners LP ("Boston Millennia"), four of the five members of our Board, and certain executive officers consisting of Sal Perisano, Chief Executive Officer and Dorice Dionne, Senior Vice President—Sales and Marketing. The individuals and entities who entered into the voting agreements collectively hold, as of the date the voting agreements were executed, an aggregate of 4,353,144 shares of our Common Stock, 137,500 shares of Series B Stock, 100,000 shares of Series C Stock, 250,000 shares of Series D Stock, 266,666 shares of Series E Stock, representing beneficial ownership by this group of approximately 35% of the voting power of our currently outstanding shares of Common Stock and currently outstanding shares of Preferred Stock (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class. These entities and persons also own options to purchase 4,421,000 shares of our Common Stock. The shares held by the Estate of Robert H. Lessin are now held by certain trustees of three trusts, which shares remain subject to the voting agreements.

Common Stock Ownership of Directors and Executive Officers

        As of the record date, the directors and executive officers of iParty held 1,955,948 shares of our then outstanding Common Stock entitled to vote at the special meeting. In the aggregate, these shares represent approximately 5.0% of the voting power necessary to adopt and approve the Merger Agreement and the transactions contemplated thereby at the special meeting. In addition, Mr. Hernon, the Series C Stock designee, is a General Partner of Boston Millennia, which beneficially owns 100,000 shares of Series C Stock as noted above, or 3.4% of the voting power necessary to adopt and approve the Merger Agreement and the transactions contemplated thereby at the special meeting.

Appraisal Rights (page 42)

        If the Merger is consummated, persons who are stockholders of the Company will have certain rights under Delaware law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of our Common Stock or Preferred Stock. Any shares of our Common Stock or Preferred Stock held by a person who does not vote in favor of adoption and approval of the Merger Agreement, demands appraisal of such shares of our Common Stock or Preferred Stock and who complies with the applicable provisions of Delaware law will not be converted into the right to receive the applicable per share Merger Consideration. Such appraisal rights, if the statutory procedures shall have been complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the Merger) required to be paid in cash to such dissenting stockholders for their shares of Common Stock or Preferred Stock. The value so determined could be more or less than, or the same as, the applicable per share Merger Consideration.

        You should read "Appraisal Rights" beginning on page 42 for a more complete discussion of the appraisal rights in relation to the Merger as well as Annex C, which contains the full text of the applicable Delaware statute.

Treatment of Stock Options (page 52)

        Immediately prior to the effective time of the Merger, each then outstanding option to acquire Common Stock shall become vested in full and exercisable for shares of Common Stock. If not exercised at or prior to the effective time of the Merger, each such outstanding option shall be terminated and converted into the right to receive an amount, if any, equal to (i) the excess, if any, of (A) $0.45 over (B) the exercise price per share of the applicable option, multiplied by (ii) the number of shares of Common Stock subject to such option.

Anticipated Closing of the Merger

        We expect the Merger to be completed in our second fiscal quarter ending June 29, 2013. However, the timing of the completion of the Merger depends upon the adoption and approval of the Merger Agreement by our stockholders, among other conditions.

 Interests of Directors and Executive Officers in the Merger (page 46)

        In considering the information contained in this proxy statement, you should be aware that iParty's executive officers and directors have financial interests in the Merger that may be different from, or in addition to, the interests of other iParty stockholders. These additional or differing interests of iParty's executive officers and directors may create potential conflicts of interest and may cause these persons to view the proposed transaction differently than you may view it as a stockholder.

        Our Board was aware of these interests and took them into account in its decision to declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. For information concerning these interests, please see the discussion under the caption "The Merger—Interests of Directors and Executive Officers in the Merger," beginning on page 46.

Alternative Acquisition Proposals by Third Parties (Page 58)

        The Merger Agreement provides for a "go-shop period," meaning that, until 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013, we were permitted to:

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  initiate, solicit and encourage any alternative acquisition proposal to the Merger Agreement (an alternative acquisition proposal), including by way of providing non-public information relating to iParty pursuant to an "acceptable confidentiality agreement" (as more fully described below under "Alternative Acquisition Proposals by Third Parties" beginning on page 58), provided that we must promptly make available to Parent any non-public information that we so provide to another person that was not previously delivered to Parent;

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  enter into, maintain, participate in or engage in any discussions or negotiations with one or more persons or entities with respect to any alternative acquisition proposal or otherwise cooperate with or assist in participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and

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  under certain circumstances, authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) any such alternative acquisition proposal.

        The Board could have extended this initial period until 11:59 p.m., Eastern Daylight Savings Time, on April 10, 2013, with respect to any person or entity that had made a written alternative acquisition proposal during this initial period with whom we are then having ongoing discussions or negotiations regarding such alternative acquisition proposal (each, an "Excluded Party"), provided that, in each case, the Board believes in good faith that such alternative acquisition proposal constitutes or could reasonably be expected to result in a superior proposal to the transactions contemplated by the Merger Agreement; and, provided, further, that an "Excluded Party" will cease to be an "Excluded Party" at such time as it ceases to actively pursue efforts to acquire the Company. The Board received no alternative acquisition proposals during the "go-shop period," and subsequently there were no Excluded Parties.

        From and after 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013 (or, with respect to an Excluded Party, if any, from and after 11:59 p.m. Eastern Daylight Savings Time, on April 10, 2013), we have agreed to a "no-shop" period; meaning that we will not:

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  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that could constitute an alternative acquisition proposal, engage in, enter into, continue or otherwise participate in any discussions or negotiations that would reasonably be expected to lead to, or provide any non-public information or data concerning the Company or its subsidiary relating to, an alternate acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations;

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  approve, endorse or recommend, or resolve to or publicly propose to approve, endorse or recommend, an alternative acquisition proposal, or enter into any merger agreement, letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to an alternative acquisition proposal that would reasonably be expected to lead to consummate any such transaction, or resolve to do any of the foregoing; and

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  resolve to, or publicly announce an intention to, do any of the foregoing.

        Notwithstanding these no-shop restrictions, at all times during the period commencing as of 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013 and until the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders, we may furnish information about iParty to and participate in discussions or negotiations with:

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  any person or entity that makes an unsolicited bona fide written alternative acquisition proposal (other than a written alternative acquisition proposal that resulted from a material breach of the no-shop provisions of the Merger Agreement) that our Board, after consultation with its legal and financial advisors, believes and determines in good faith, that the failure to furnish information or participate in discussions with such person would be inconsistent with or in violation of the directors' fiduciary duty under applicable law, and that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal to the transactions contemplated by the Merger Agreement; provided, that we may not disclose or make available any non-public information to such person without first entering into an "acceptable confidentiality agreement" (as more fully described below under "Alternative Acquisition Proposals by Third Parties" beginning on Page 58), and we must promptly make available to Parent any nonpublic information concerning iParty provided or made available to such other entity or person that was not previously provided or made available to Parent.

Conditions to the Merger (page 62)

        The completion of the Merger depends on the satisfaction of the following conditions:

  •
  the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders;

  •
  the absence of any (i) temporary, preliminary or permanent order, decree, injunction or ruling of a court of competent jurisdiction or any other governmental entity restraining or enjoining or otherwise prohibiting the Merger and (ii) any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any governmental entity prohibiting or making illegal the consummation of the Merger;

  •
  the accuracy of the representations and warranties of iParty as of the closing date of the Merger (or as of such other date specified in the applicable representation or warranty), except to the extent that any inaccuracy in any representation or warranty does not, individually or in the aggregate, have a material adverse effect on iParty, except that certain or our representations related to our organization, authority, capitalization, indebtedness, the vote required for the approval and adoption of the Merger Agreement, the absence of a material adverse effect on iParty between September 29, 2012 and March 1, 2013, and our disclosure concerning brokers, must be true and correct in all respects at the closing date of the Merger (or as of such other date specified in the applicable representation or warranty), except for certain de minimus amounts with respect to capitalization and indebtedness;

  •
  the accuracy of the representations and warranties of the Parent and Merger Sub as of the closing date of the Merger (or as of such other date specified in the applicable representation or warranty), except to the extent that any inaccuracy of any representation or warranty does not, individually or in the aggregate, have a material adverse effect on Parent or Merger Sub, except that certain of Parent's and Merger Sub's representations and warranties related to their organization, authority, sufficient funds and brokers shall be true and correct in all material respects as of the closing date of the Merger (or as of such other date specified in the applicable representation or warranty);

  •
  the parties having performed in all material respects all obligations that are to be performed under the Merger Agreement prior to the consummation of the Merger;

  •
  no material adverse effect has occurred and is continuing with respect to iParty since March 1, 2013; and

  •
  the parties having delivered closing certificates with respect to the satisfaction of certain of the foregoing conditions relating to the accuracy of representations and warranties, compliance with obligations and, in the case of iParty, the absence of any material adverse effect on iParty and that iParty is not a real property holding company under the U.S. federal tax code.

Termination (page 64)

        iParty and Parent can agree by mutual written consent at any time prior to the effective time of the Merger to terminate the Merger Agreement and abandon the Merger, whether before or after the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders.

        iParty and Parent can decide individually, without the consent of the other, not to complete the Merger in the following situations:

  •
  the Merger is not consummated on or before August 1, 2013, provided, that this right of termination is not available to a party to the Merger Agreement whose failure to fulfill any material obligation under the Merger Agreement has been a principal factor to the failure of the Merger to be consummated on or before that date;

  •
  any court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable order, decree or ruling or taken any other action permanently restraining or enjoining or otherwise prohibiting the Merger and the party seeking to terminate the Merger Agreement has used commercially reasonable efforts to resist, resolve or lift such order, decree, ruling or other action; provided, that this right of termination is not available to a party if the imposition of such legal restraint is attributable to such party's failure to perform in any material respect any covenant contained in the Merger Agreement required to be performed at or prior to the effective time of the Merger; or

  •
  iParty's stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting; provided, that this right of termination is not available to any party whose material breach of a representation or warranty or failure to fulfill any material obligation under the Merger Agreement is the proximate cause of the failure to obtain stockholder approval of the Merger Agreement.

        In addition, Parent may terminate the Merger Agreement without our consent if:

  •
  our Board approves or recommends, or publicly proposes to approve or recommend, an alternative acquisition proposal; withdraws, fails to include in the proxy statement, changes, qualifies or modifies in a manner adverse to Parent or Merger Sub, or publicly proposes or resolves to withdraw, change, qualify or modify in a manner adverse to Parent or Merger Sub, its approval of the Merger; enters into any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to any alternative acquisition proposal; or publicly proposes or formally resolves or agrees to do any of the foregoing (collectively, a "Change of Board Recommendation");

  •
  within 10 business days of the date any alternative acquisition proposal is published, sent to or given our stockholders, or otherwise within 10 business days following Parent's written request, we fail to issue a press release that expressly affirms our Board's approval of the Merger Agreement and the Merger;

  •
  any tender offer or exchange offer is commenced that, if consummated, would result in any person or group becoming the beneficial owner of 20% or more of the voting power of iParty then outstanding, and our Board shall not have recommended that our stockholders reject such offer within 10 business days after commencement of such offer;

  •
  iParty or its subsidiary materially breaches the no-shop provisions contained in the Merger Agreement or

  •
  iParty breaches or fails to perform any of its representations, warranties, or covenants contained in the Merger Agreement, in such a manner as would cause Parent's closing conditions to the Merger to be unsatisfied, and iParty has not cured such breach or failure to perform within 30 days after receipt of written notice thereof or such breach or failure to perform is incapable of being cured; provided, that this right of termination is not available to Parent if Parent is then in material breach of its obligations under the Merger Agreement.

        iParty can terminate the Merger Agreement, without Parent or Merger Sub's consent:

  •
  at any time prior to our stockholders' adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, in order to concurrently enter into a definitive agreement with respect to a superior proposal to the transactions contemplated by the Merger Agreement, in accordance with and to the extent permitted by the terms of the Merger Agreement; or

  •
  if Parent or Merger Sub breaches or fails to perform any of their respective representations, warranties, or covenants contained in the Merger Agreement in such a manner as would cause iParty's closing conditions to the Merger to be unsatisfied, and Parent or Merger Sub has not cured such breach or failure to perform within 30 days after receipt of written notice thereof or such breach or failure to perform is incapable of being cured by Parent or Merger Sub; provided, that this right of termination is not available to iParty if iParty is then in material breach of its obligations under the Merger Agreement.

Termination Fee and Expenses (page 66)

        If the Merger Agreement is terminated:

  •
  by Parent because iParty breaches or fails to perform any of our representations, warranties or covenants contained in the Merger Agreement;

  •
  by either iParty or Parent because our stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting; or

  •
  by either iParty or Parent because the Merger was not consummated on or before August 1, 2013,

and the termination fee is not otherwise payable (as described below), then iParty is required to reimburse Parent and Merger Sub for their documented out-of-pocket expenses incurred in an amount that is reasonable in the circumstances of this transaction and that in any event does not exceed $1,000,000.

        If the Merger Agreement is terminated:

  •
  by Parent because of any of the following:

  •
  our Board effects a Change of Board Recommendation;

    •
    within 10 business days of the date any alternative acquisition proposal is published, sent to or given to our stockholders, or otherwise within 10 business days following Parent's written request, we fail to issue a press release that expressly affirms our Board's approval of the Merger Agreement and Merger; or

    •
    iParty materially breaches the no-shop provisions contained in the Merger Agreement;

  •
  by iParty prior to receipt of our required stockholder vote at the special meeting in order to concurrently enter into a definitive agreement with respect to a superior proposal to the transactions, contemplated by the Merger Agreement, in accordance with and to the extent permitted by the terms of the Merger Agreement; or

  •
  by either iParty or Parent, as applicable, because (i) either (A) iParty breaches or fails to perform any of our representations, warranties or covenants contained in the Merger Agreement, (B) our stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting or (C) the Merger was not consummated on or before August 1, 2013, and (ii) iParty has received an alternative acquisition proposal for more than 50% of its equity or assets prior to the termination date and enters into a definitive agreement with respect to an alternative acquisition proposal for, or consummates an alternative acquisition for, more than 50% of its equity or assets within nine (9) months of the termination date, then iParty is required to pay Parent and Merger Sub a termination fee of $1,750,000 (subject to the following proviso) and to reimburse Parent and Merger Sub's documented out-of-pocket expenses in an amount that is reasonable in the circumstances of this transaction and that in any event does not exceed $750,000; provided, that the termination fee would have been $1,000,000, if the alternative acquisition proposal leading to a Change of Board Recommendation or termination were entered into with a party from which we received an alternative acquisition proposal on or before April 10, 2013 and with whom we were having ongoing discussions as of March 31, 2013 and the Merger Agreement were terminated during such period.

Remedies; Specific Performance (page 67)

        In the event of a breach of the Merger Agreement by Parent or Merger Sub, we are entitled to seek specific performance against Parent in order to enforce Parent's obligations under the Merger Agreement, including to consummate the Merger.

Material United States Federal Income Tax Consequences of the Merger (page 49)

        For U.S. federal income tax purposes, the disposition of our Common Stock and Preferred Stock pursuant to the Merger generally will be treated as a sale of the shares of our Common Stock and Preferred Stock for cash by each of our stockholders. As a result, in general, each stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received by such stockholder in the Merger and such stockholder's adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of Common Stock or Preferred Stock surrendered are held as capital assets in the hands of the stockholder, and will be long-term capital gain or loss if the shares of Common Stock or Preferred Stock have a holding period of more than one year at the effective time of the Merger. In certain circumstances, all or a portion of any loss realized upon the disposition of shares will be disallowed if other shares of our Common Stock or Preferred Stock are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss. Stockholders may be subject to state, local, or foreign tax laws that are not disclosed in this proxy statement. We recommend that our stockholders consult their own tax advisors as to the particular tax consequences to them of the Merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following are some questions that you, as a stockholder of iParty, may have regarding the Merger and the special meeting of iParty stockholders, and brief answers to such questions. We urge you to read carefully this entire proxy statement, because the information in this section does not provide all the information that may be important to you with respect to the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Additional important information is also contained in the appendices to this proxy statement.

 What is the proposed transaction?

        The proposed transaction is the merger of Merger Sub, a direct wholly-owned subsidiary of Parent, with and into iParty pursuant to the Merger Agreement (the "Merger"). iParty will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Parent.

What matters will be voted on at the special meeting?

        You will be asked to consider and vote on proposals to do the following:

  •
  to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

  •
  to approve, on an advisory non-binding basis, certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger; and

  •
  to adopt and approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

As an iParty stockholder, what will I receive upon completion of the Merger?

        If the Merger is completed, you will receive: (i) for each share of Common Stock of iParty that you hold immediately prior to the effective time of the Merger, $0.45; (ii) for each share of Series B Stock of iParty that you hold immediately prior to the effective time of the Merger, 100% of its liquidation preference of $20.00 per share; (iii) for each share of Series C Stock of iParty that you hold immediately prior to the effective time of the Merger, 100% of its liquidation preference of $20.00 per share; (iv) for each share of Series D Stock of iParty that you hold immediately prior to the effective time of the Merger, 100% of its liquidation preference of $20.00 per share; (v) for each share of Series E Stock of iParty that you hold immediately prior to the effective time of the Merger the greater of (A) 100% of its liquidation preference of $3.75 per share and (ii) $0.45 per each Series E Common Equivalent Share, which is currently set at 10.359 shares of Common Stock for each share of Series E Stock or $4.66 per share of Series E Stock, and; (vi) for each share of Series F Stock that you hold immediately prior to the effective time of the Merger the right to receive the greater of (i) 100% of its liquidation preference of $4.375 per share and (ii) $0.45 per each Series F Common Equivalent Share, which is currently set at 10.367 shares of Common Stock for each share of Series F Stock or $4.67 per share of Series F Stock, in each case payable to you in cash, without interest thereon and less any required withholding taxes, unless you exercise and perfect your appraisal rights under Delaware General Corporation Law.

What do I need to do now?

        After you carefully read this proxy statement in its entirety, including its appendices, consider how the Merger affects you and then vote or provide voting instructions as described in this proxy statement.

 Who can vote and attend the special meeting?

        All stockholders of record as of the close of business on April 5, 2013, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to attend and vote at the special meeting.

When and where is the special meeting?

        The special meeting of stockholders of iParty will be held, unless adjourned or postponed, on May 9, 2013, starting 10 a.m. local time, at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199.

How many votes are required to adopt and approve the Merger Agreement?

        Adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, voting "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Adjourning the special meeting, if necessary, to solicit additional proxies to vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis) voting as a single class, that are present in person or by proxy and entitled to vote thereon voting "FOR" the proposal to adjourn the special meeting.

How many votes are required to adopt and approve the advisory non-binding vote on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger?

        Approving the advisory non-binding proposal on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger, requires the holders of a majority of the votes cast of then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis) voting as a single class, that are present in person or by proxy and entitled to vote thereon voting "FOR" the advisory non-binding vote on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger.

How does the Board recommend I vote?

        At a meeting held on March 1, 2013, the Board, acting upon unanimous recommendation of the Special Committee, by unanimous vote (i) determined and declared that the Merger Agreement and the transactions contemplated thereby are advisable in and in the best interests of iParty and its stockholders, (ii) adopted the Merger Agreement, (iii) directed that the Merger Agreement be submitted to stockholders of iParty for their adoption and approval; (iv) determined that the Merger was fair to the iParty stockholders; and (v) resolved to recommend that the iParty stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the Board unanimously recommends that you vote "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the advisory non-binding vote on the certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger, and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, if there are not sufficient votes in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

How do I vote?

        Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend or vote at the special meeting. Unless otherwise provided, the following instructions assume that your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Company, or you have stock certificates.

        You may vote by mail.    You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the advisory non-binding vote on certain Merger related compensation that may be paid or become payable to the named executive officers in connection with the Merger and "FOR" any proposal by our Board to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The failure to attend the special meeting in person or by proxy will count as a vote against the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and will not affect the outcome of any proposal by our Board to adjourn the special meeting, but will reduce the number of votes required to approve the adjournment. If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide your bank, broker or other nominee with instructions regarding how to vote your shares, and receive directions from your bank, broker or other nominee explaining how to provide such nominee with your voting instructions.

        You may vote via telephone or the Internet.    If your shares are registered directly in your name, you must follow the instructions printed on your proxy card. If your shares are held in street name, you must follow the instructions you receive from your bank, broker or other nominee to vote via telephone or the Internet.

        You may vote in person at the special meeting.    Written ballots will be passed out to anyone who attends and wants to vote at the special meeting. If you hold your shares in street name, you must request a broker's proxy card from your broker or other nominee and bring it to the special meeting in order to vote at the special meeting. You will not be able to vote at the special meeting unless you have a proxy card from your broker.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote in the manner described under "How do I vote?" for each account to ensure that all of your shares are voted.

 What if I change my mind after I return my proxy?

        You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

  •
  sending timely written notice to David Robertson, Vice President, Chief Financial Officer and Secretary, iParty Corp., 270 Bridge Street, Suite 301, Dedham, Massachusetts 02026;

  •
  signing, and returning to us in a timely manner, another proxy card with a later date, or re-voting via telephone or the Internet (only your latest vote will be counted);

  •
  voting in person at the special meeting. Please note that attending the special meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request so; or

  •
  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Will my shares be voted if I do not sign and return my proxy card?

        No. If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not sign and return your proxy card by mail, or vote via telephone or the Internet or in person as described above under "How do I vote?"

        If your shares are held in "street name," your broker, bank or nominee will not be able to vote your shares without instructions from you. Therefore, you should instruct your broker, bank or nominee to vote your shares following the procedure provided by your broker, bank or nominee. Under the rules of the NYSE MKT ("NYSE MKT"), the exchange on which our Common Stock trades, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters, which includes the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, the approval of the non-binding advisory vote on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger, and the proposal to adjourn the special meeting and, as a result, absent specific instructions from a beneficial owner of shares, brokers are not empowered to vote those shares.

        If you fail to submit a proxy or vote in person at the special meeting, or do not provide your broker with instructions, as applicable, your shares of Common Stock and Preferred Stock will not be voted. This will have the same effect as a vote against the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and will have no effect on the non-binding advisory proposal on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger or the proposal to adjourn the special meeting.

Is the Merger expected to be taxable to me for U.S. federal income tax purposes?

        Generally, yes. The receipt of cash for each share of our Common Stock and Preferred Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the Merger measured by the difference, if any, between the Merger Consideration received for each share and your adjusted tax basis in that share. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction).

        You should read the section titled "Material United States Federal Income Tax Consequences" beginning on page 49 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on the facts of your own situation. In addition, stockholders may be subject to state, local, or foreign tax laws that are not discussed in this proxy statement. You should consult your own tax advisor as to the tax consequences of the Merger to you.

 Should I send in my iParty stock certificates now?

        No. Promptly after the Merger is completed, each holder of record immediately prior to the effective time of the Merger will be sent a letter of transmittal and written instructions for exchanging share certificates for the applicable cash Merger Consideration. These instructions will tell you how and where to send in your certificates or how to transfer ownership of book-entry shares, as applicable, for the applicable cash Merger Consideration. You will receive your cash payment after the paying agent receives your stock certificates or a confirmation of a book-entry transfer by Continental Stock Transfer & Company, as applicable, and any other documents requested in the instructions. If your shares are held in "street name" by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to affect the surrender of your "street name" shares in exchange for the applicable per share Merger Consideration. PLEASE DO NOT SEND YOUR CERTIFICATES IN NOW.

 When can I expect to receive the applicable per share Merger Consideration for my shares?

        Once the Merger is completed, you will be sent a letter of transmittal with instructions informing you how to send your stock certificates or what to do if you hold shares in book-entry form in order to receive the applicable per share Merger Consideration. Once you have submitted your properly completed letter of transmittal, iParty stock certificates and other required documents to the paying agent, the paying agent will send you the applicable Merger Consideration payable with respect to your shares. If your shares are held in "street name" by your broker, bank or other nominee, your broker, bank or other nominee will handle the exchange for the applicable Merger Consideration.

I do not know where my stock certificate is; how will I get the applicable per share Merger Consideration?

        The materials the paying agent will send you after completion of the Merger will include the procedures that you must follow if you cannot locate your iParty stock certificates. This will include an affidavit and indemnity agreement that you will need to sign attesting to the loss of your iParty stock certificates. You may also be required to provide a bond to us, Parent, Merger Sub or the paying agent in order to cover any potential loss.

What happens if I sell my shares before the special meeting?

        The record date for the special meeting is earlier than the date of the special meeting and the date on which the Merger is expected to be completed. If you transfer your iParty shares after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the applicable per share cash Merger Consideration to be received by our stockholders in the Merger. In order to receive the applicable per share cash Merger Consideration, you must hold your shares through completion of the Merger.

When do you expect the Merger to be completed?

        We are working toward completing the Merger promptly. We currently expect the Merger to be completed in the second quarter of 2013, subject to obtaining stockholder approval and satisfying all the other closing conditions contained in the Merger Agreement.

 Am I entitled to appraisal rights?

        If the Merger is consummated, and you are a stockholder of the Company you will have certain rights under Delaware law to dissent and demand appraisal of, and payment in cash of the fair value of, your shares. Any shares of Common Stock or Preferred Stock held by a person who does not vote in favor of adoption of the Merger Agreement, demands appraisal of such shares of Common Stock or Preferred Stock and who complies with the applicable provisions of Delaware law will not be converted into the right to receive the applicable per share Merger Consideration. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the Merger) required to be paid in cash to such dissenting stockholders for their shares of Common Stock or Preferred Stock. The value so determined could be more or less than, or the same as, the applicable per share Merger Consideration.

        You should read "Appraisal Rights" beginning on page 42 for a more complete discussion of the appraisal rights in relation to the merger as well as Annex C, which contains a full text of the applicable Delaware statute.

Is my vote confidential?

        Only the inspectors of election and certain employees of iParty will have access to your proxy card. They will tabulate and certify the vote. Management will not know how you voted unless it is necessary under legal requirements. However, management will receive any written comments you make on the proxy card or elsewhere. All comments will remain confidential unless you ask that your name be disclosed.

What are the costs of soliciting these proxies?

        We will be solely responsible for the cost of soliciting the proxies. Our directors and employees may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communications. We will pay these directors and employees no additional compensation for these services. In addition, we have retained Morrow & Co., LLC ("Morrow") to assist in the solicitation. We agreed to pay Morrow a fee of approximately $10,500 for proxy solicitation services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. Upon request, we will then reimburse them for their expenses.

Who can help answer my questions?

        If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact:

  Morrow & Co., LLC
  470 West Avenue—3rd Floor
  Stamford, CT 06902
  Stockholders may call toll free: (800) 279-6413
  Banks and Brokers may call toll free (800) 662-5200

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the other documents to which we refer you in this proxy statement, contain forward-looking statements about iParty made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations are forward-looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook," "objectives," "strategies," "goals" or similar expressions. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information and may involve risks over which we have no control. These risks include, without limitation:

  •
  the satisfaction of the conditions to consummation of the Merger, including the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders;

  •
  the occurrence of any event, change, occurrence, circumstance or development that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay Parent and Merger Sub up to a termination fee of $1,750,000 and reimbursement of their documented out-of-pocket expenses in an amount that is reasonable in the circumstances of this transaction and that in any event does not exceed $750,000 if the Merger Agreement is terminated under certain conditions;

  •
  the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally, including with respect to our suppliers and customers;

  •
  the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our Common Stock;

  •
  the potential adverse effect on our business, properties and operations because of certain restrictions we agreed to in the Merger Agreement;

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  the risk that if Parent and/or Merger Sub breaches the Merger Agreement, specific performance may not be awarded to us, damages may not fully compensate us for such breach and associated litigation may arise and be costly and disturbing to our operations;

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  the risk related to diverting management's attention from our ongoing business operations and the potential difficulties in employee retention as a result of the Merger; and

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  other risks detailed in our filings with the Securities and Exchange Commission (the "SEC"), including Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (See "Where You Can Find More Information").

We believe that the assumptions on which the forward-looking statements in this proxy statement are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on such statements. We undertake no obligation, and expressly disclaim any obligation to update forward-looking statements in this proxy statement to reflect events or circumstances after the date of this proxy statement or to update reasons why actual results could differ from those anticipated in forward-looking statements in this proxy statement. All subsequent written and oral forward-looking statements concerning the Merger Agreement, Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to update these forward-looking statements to reflect future events or circumstances.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at the special meeting to be held, unless adjourned or postponed, on May 9, 2013, starting at 10 a.m. local time, at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199 or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, the approval of a non-binding advisory vote on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger and any proposal to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies to vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. Our stockholders must adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger in order for the Merger to occur. If we do not receive the requisite vote of our stockholders to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about April 11, 2013.

Record Date and Quorum

        We have fixed the close of business on April 5, 2013 as the record date for the special meeting, and only holders of record of our Common Stock and Preferred Stock on the record date are entitled to vote at the special meeting and any adjournments or postponements thereof. As of the record date, there were 24,431,204 shares of our Common Stock entitled to vote at the special meeting, 418,658 shares of Series B Stock entitled to vote at the special meeting, representing 5,442,554 votes, 100,000 shares of Series C Stock entitled to vote at the special meeting, representing 1,300,000 votes, 250,000 shares of Series D Stock entitled to vote at the special meeting, representing 3,500,000 votes, 296,666 shares of Series E Stock entitled to vote at the special meeting, representing 2,966,660 votes, and 114,286 shares of Series F Stock entitled to vote at the special meeting, representing 1,142,860 votes.

        Each share of our Common Stock entitles its holder to one vote on all matters properly coming before the special meeting. Each share of our Preferred Stock entitles its holder to one vote for each nearest whole number of shares of our Common Stock into which any shares of Preferred Stock is then convertible on the record date, which is:

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  thirteen (13) votes for each share of Series B Stock,

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  thirteen (13) votes for each share of Series C Stock,

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  fourteen (14) votes for each share of Series D Stock,

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  ten (10) votes for each share of Series E Stock, and

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  ten (10) votes for each share of Series F Stock.

        The holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock calculated on an as-converted basis), voting as a single class, at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.

        Shares of our Common Stock and Preferred Stock represented at the special meeting in person or by proxy, but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business properly brought before the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

        Adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the holders of a majority of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, voting "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Approving the advisory non-binding proposal on certain Merger related compensation that may be paid or may become payable to our named executive officers in connection with the Merger, requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, that are present, in person or by proxy, and entitled to vote thereon voting "FOR" the advisory non-binding vote on certain compensation payments that may be paid or become payable to our named executive officers in connection with the Merger. Adjourning the special meeting, if necessary, to solicit additional proxies to vote in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and the then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, that are present, in person or by proxy, and entitled to vote thereon voting "FOR" the proposal to adjourn the special meeting.

        For any of the proposals, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Abstentions and broker non-votes will have no effect on the other two proposals.

Proxies and Revocation

        If you submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the advisory non-binding vote on certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger, and "FOR" any proposal by our Board to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. If your shares of our Common Stock or Preferred Stock are held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting. You may do this by:

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  sending timely written notice to David Robertson, Vice President and Chief Financial Officer, iParty Corp., 270 Bridge Street, Suite 301, Dedham, Massachusetts, 02026;

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  signing, and returning to us in a timely manner, another proxy card with a later date, or re-voting via telephone or the Internet (only your latest vote will be counted);

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  voting in person at the special meeting. Please note that attending the special meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request so; or

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  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

        Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting date; provided, that notice must be provided to stockholders if a new record date is fixed for the special meeting. If a quorum is present, we will only adjourn the special meeting if the proposal to adjourn the special meeting, if necessary or appropriate for the purpose of soliciting additional proxies, is adopted and approved by a majority of the votes cast. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted "FOR" any proposal to adjourn the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow iParty stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        This proxy solicitation is being made by the Board. We will be solely responsible the costs of soliciting these proxies. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. In addition, we have retained Morrow to assist in the solicitation. We agreed to pay Morrow a fee of approximately $10,500 for proxy solicitation services. In addition, we will indemnify Morrow against any losses arising out of that firm's proxy soliciting services on our behalf. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our Common Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Morrow toll-free at (800) 279-6413 (brokers and banks may call toll-free at (800) 662-5200).

THE MERGER (PROPOSAL 1)

        The discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

        The Board of Directors of iParty (the "Board") has regularly reviewed and assessed the Company's business strategies and objectives, together with the various trends and conditions affecting the Company's business and the markets in which it operates, all with the goal of enhancing stockholder value. In connection with these reviews and assessments, the Board has periodically considered a range of strategic approaches, including remaining a stand-alone, independent company, raising additional growth capital, opening and acquiring additional stores, expanding into new markets, whether it should remain a public company and discussing the relative advantages and disadvantages of engaging in a business combination with a potential acquirer. As part of its periodic consideration of strategic alternatives, in early 2012, the Company began to explore strategic alternatives that might be available to the Company, including the potential for a sale of the Company to another entity in order to maximize the value of the Company for all of its stockholders. In its consideration of strategic alternatives during this time, the Board considered, among other factors, the Company's business performance, including the impact of Tropical Storm Irene in August 2011 and a Nor'easter during its 2011 Halloween season, the Company's complex capital structure and the impact on the Company's ability to raise growth capital, the death in August 2011 of the Company's largest stockholder, Mr. Robert Lessin, the Company's continued low stock price and potential delisting from the NYSE MKT and the continued increase in competition in the party goods sector. Given the Company's performance during the 2011 Halloween season that was adversely impacted by a severe snowstorm, the Board determined that the timing of any strategic alternative initiative would likely be most beneficial to its stockholders if it involved 2012 Halloween results, its single most important season.

        In late 2011, the Estate of Robert H. Lessin (the "Lessin Estate") expressed to the Company a desire to sell its equity interests in iParty owned by Robert Lessin and an affiliated entity and Party City independently approached the Company to indicate its interest in speaking to the Lessin Estate about acquiring its equity interests in the Company. On December 7, 2011, representatives of the Company's management and an iParty Board member and representatives of Party City met to discuss the Company's financial condition. In late 2011 and early 2012, Party City and the Lessin Estate held preliminary discussions concerning a potential transaction in which Party City would acquire all of the Lessin Estate's equity interests in iParty, but the preliminary discussions did not lead to any transaction. In connection with Party City's review of the Lessin Estate's equity interests in iParty, the Company provided to Party City certain financial information from the Company pursuant to a confidentiality agreement.

        From January 2012 through June 2012, the Company continued to focus on improving its business operations following the Halloween season and reviewed a number of potential one to five store chain acquisitions in New England and Florida.

        On June 6, 2012, at the Board's regular annual meeting, the Board discussed, (i) recent concerns raised by certain stockholders regarding a potential reverse stock split authorized at the meeting (which has not been implemented to date) to address the Company's potential delisting from the NYSE MKT due to its low priced stock, (ii) the possible effect of Thomas H. Lee Partners' pending acquisition of Party City on the Company's business and the Company's periodic review of strategic alternatives and (iii) long-time stockholders' expressed desire for liquidity and concern over the Company's recent performance. At this meeting, the Board also discussed the Company's current performance, recent trends in the industry, growth initiatives and its continued increased competition. Following this discussion, the Board appointed a special committee consisting of Frank Haydu and Joseph Vassalluzzo (the "Special Committee"), both independent directors. The Board gave the Special Committee the authority to assess the Company's strategic alternatives including: (i) interviewing and engaging a financial advisor to advise the Board and the Special Committee with respect to strategic initiatives, on such terms and conditions as the Special Committee deemed appropriate, and (ii) making recommendations to the Board with respect to strategic alternatives.

        Over the course of the next month, the Special Committee met with representatives of three investment banks concerning a possible engagement to provide the Special Committee and the Board with advisory services in connection with the Company's exploration of strategic alternatives. The three investment banks were selected for their reputation, expertise in providing financial advisory services and their familiarity with the Company and its industry. The Special Committee met with each of the investment banks to discuss their qualifications, experience in the retail sector, capacity, and fee structure. On July 3, 2012, the Special Committee met to discuss the selection of a financial advisor. After reviewing and discussing the matter, the Special Committee selected Raymond James as the Company's financial advisor to assist the Company in exploring strategic alternatives due to its strong M&A experience, national reputation and experience in the retail sector. The Company began negotiating an engagement letter with Raymond James.

        In early July 2012, one of the Board members received an unsolicited indication of interest from an investment fund ("Party X") interested in discussing a potential transaction with the Company. Management reached out to Party X and set up a meeting with Party X for early August of 2012 to discuss the Company's business and its industry.

        During June and July 2012, in response to inquiries from the Lessin Estate and Boston Millennia Partners LP ("Boston Millennia"), each a large stockholder with a right to appoint a Board representative, representatives of each of the Company's management and Posternak Blankstein & Lund LLP ("Posternak"), the Company's outside counsel, held discussions with the Lessin Estate and Boston Millennia concerning whether each of these large stockholders would like to exercise its rights under the terms of its Preferred Stock to appoint a representative to the Board, and would like to enter into a confidentiality agreement under which the Company could discuss its review of strategic alternatives. Neither the Lessin Estate or Boston Millennia wanted to appoint a representative to the Board at that time nor did either want to enter into a confidentiality agreement on the terms proposed by the Company because each wanted to remain independent. Although they were not aware that the Company was in the process of engaging a financial advisor, they separately expressed that the Company should begin a process of reviewing strategic alternatives.

        On July 12, 2012, the Board met to receive an update from the Company's management and representatives of Posternak's on their discussions with the Lessin Estate and Boston Millennia.

        On July 24, 2012, the Company entered into an engagement letter with Raymond James.

        On July 30, 2012, the Board appointed Mr. DeWolf, the Board's other independent member, to the Special Committee.

        Also, on July 30, 2012, the Special Committee met with representatives of each of Raymond James and Posternak to discuss the strategic alternative process. At this meeting, Mr. Perisano reported that he had been contacted by a member of Party City to inquire whether iParty would be interested in meeting with certain of Party City's directors and officers to discuss a potential strategic transaction. Given Party City's expressed interest, its knowledge of the Company through a supply agreement between the Company and an affiliate of Party City, and the Company's belief of the high synergistic value to Party City of an iParty transaction, the Special Committee requested that the Company's management set up a meeting with Party City prior to the 2012 Halloween season and that Raymond James assist management in preparing presentation materials for such a meeting. Also, at this meeting, the Special Committee discussed with its advisors the unsolicited inquiry from Party X and the belief that Party X would need to review the results of the 2012 Halloween season before it would be in a position to discuss any potential transaction. Thus, the Special Committee agreed that the Company's management should meet with Party X but the Special Committee stressed that it was essential for management to remain focused on and execute through the 2012 Halloween season and not to be unduly distracted. Accordingly, the Special Committee concluded that the Company should promptly reach out to other potential strategic and financial buyers following the 2012 Halloween season.

        Party City's interest in a potential transaction involving iParty's equity was not unexpected, as management of the two companies spoke regularly to discuss their supply agreement and ordinary course business transactions. In August 2006, the Company purchased a party goods store in Massachusetts from Party City. In 2010, the Company also acquired another store previously operated by Party City in Connecticut. In connection with these acquisitions, the Company entered into (and then amended) (i) a non-competition agreement from Party City and its affiliates, which now extends through December 31, 2013, that covers Massachusetts, Maine, New Hampshire, Vermont, Rhode Island, Windsor and New London counties and a part of Hartford county in Connecticut, and (ii) a supply agreement with Party City's affiliate, Amscan, Inc. ("Amscan"), which now extends through December 31, 2013, that obligates the Company to purchase certain levels of merchandise from Amscan. Amscan currently is iParty's largest supplier of party goods as a consequence of the supply agreement. The 2006 store acquisition was partially financed by a Party City subordinated promissory note, which was paid in full in August 2010. Around the time of the 2006 store acquisition, iParty also converted certain payables owed to Amscan into a subordinated note, which was paid off in September 2009.

        On August 2, 2012, a representative of management met with Party X to discuss the Company's business in general.

        During August 2012, in preparation for its meeting with Party City, representatives of Raymond James assisted management in preparing a presentation for the Party City meeting and representatives of Posternak negotiated a confidentiality agreement with Party City's outside counsel. On August 17, 2012, Party City informed iParty that Party City viewed the meeting as an opportunity for the parties to meet and have a general business discussion and not share confidential information. Accordingly, the confidentiality agreement was not executed at this time.

        On August 20, 2012, the Special Committee met with members of the Company's management, and representatives of each of Raymond James and Posternak to discuss the upcoming meeting with certain of Party City's directors and officers. The Special Committee discussed with Raymond James the potential synergies and value to Party City of an iParty transaction.

        On August 28, 2012 representatives of the Company's management met with representatives of Party City to discuss iParty's and Party City's businesses and the related synergies to a potential transaction. At this meeting, Party City again inquired whether iParty would be interested in a potential transaction. Representatives of iParty reported that, at an appropriate valuation, the Company might be willing to entertain discussions with Party City.

        On August 29, 2012, the Special Committee met with members of the Company's management, and representatives of each of Raymond James and Posternak to discuss Party City's interest in engaging in a potential transaction. The Special Committee authorized management and Raymond James to continue to explore a transaction with Party City as well as to continue with preparations for reaching out to other interested strategic and financial buyers, including Party X, promptly following the 2012 Halloween season.

        On September 4, 2012, the Special Committee met with representatives of Raymond James to discuss the various synergies to Party City of an iParty transaction, the assumptions behind these synergies, and the strategies for any discussions with Party City on maximizing value for all of the Company's stockholders. Also present at the meeting were representatives of Posternak and the Company's management.

        On September 14, 2012, a representative of Party City called a member of the Company's management to discuss a potential transaction and terms of a confidentiality agreement. On September 24, 2012, Party City and iParty entered into a confidentiality agreement.

        On September 27, 2012, the Board met with representatives of Raymond James to discuss the strategic alternative process. At the meeting representatives of Raymond James informed the Board that they were still setting up a meeting with representatives of Party City. Representatives of Raymond James also discussed with the Board Party X's inquiry and it was determined that Party X, as a financial buyer, would not have the same synergies as Party City, a strategic buyer.

        Between September 29, 2012 and November 2, 2012 representatives of Raymond James met with representatives of Party City concerning a potential transaction, the synergies between the Company and Party City and the potential valuation of a transaction. At the Company's request, representatives of Raymond James also provided certain information from the Company to Party City, including forecasted 2012 results of operations.

        On October 4, 2012, representatives of the Company's management again spoke with Party X concerning a potential transaction. Between October 8 and October 22, 2013, Posternak and Party X discussed the terms of a confidentiality agreement, which was signed on October 23, 2012.

        Between October 23 and October 31, 2012, representatives of Raymond James discussed with Party X the Company's business, that the Company was undergoing a review of strategic alternatives and that the Company would be reaching out to strategic and financial buyers following the 2012 Halloween season, which would include Party X.

        On November 2, 2012, the Special Committee met to discuss the recent 2012 Halloween results, which were impacted by a major storm (Hurricane Sandy) for the second year in a row. The Halloween storm impacted sales leading up to the Company's single most important holiday and closed many of the stores on the day prior to Halloween. The Special Committee also discussed the benefits of publicly announcing that it had engaged a financial advisor to assist the Company in reviewing strategic alternatives. After reviewing the matter with its advisors, the Special Committee determined that the Company should make a public announcement that the Company had engaged Raymond James to assist the Company in reviewing strategic alternatives.

        On November 5, 2012, Raymond James received a non-binding letter of intent from Party City. The November 5th letter of intent offered a total estimated enterprise value of $22 million, which included the assumption of $6 million in debt and payment of an estimated $1 million in transaction expenses. After deducting the debt and transaction expenses, the November 5th letter of intent offered a total payment of $15 million for the Company's equity, which was insufficient to pay both the full liquidation value of the Preferred Stock and pay consideration for the Common Stock.

        On November 6, 2012, the Special Committee met with members of the Company's management, and representatives of each of Raymond James and Posternak to discuss Party City's November 5th letter of intent and potential valuations of the Company. After reviewing the matter with its advisors, the Special Committee determined that the best course of action to maximize stockholder value was to continue its process of exploring strategic alternatives and to reject the offer as inadequate. The Special Committee requested that representatives of Raymond James communicate its decision to Party City. The Special Committee also determined to move forward with the announcement that it had engaged Raymond James as its financial advisor and that the Company was exploring strategic alternatives.

        On November 7, 2012, the Company issued its Halloween press release which included the announcement that the Company had engaged Raymond James and was exploring financial and strategic alternatives.

        Following this announcement, Raymond James received two inbound inquiries from potential strategic buyers, Party Y ("Party Y") and Party Z ("Party Z"), each requesting that they be included in any strategic alternative process conducted by the Company. Representatives of Raymond James informed Party Y and Party Z that the Company was preparing a confidential memorandum that would be circulated upon completion to a number of potential buyers, which was expected to be in December 2012 or early January 2013, and that would include year-end numbers.

        Also following the 2012 Halloween press release on November 7th, representatives of Posternak reached out to counsel for the Lessin Estate to discuss the Company's announcement that it had engaged Raymond James and to inquire whether the Lessin Estate would be interested in appointing a director or entering into a confidentiality agreement at this time. On November 14, 2012, the Company and the Lessin Estate entered into a confidentiality agreement.

        On November 12, 2012, the Company received a request from Boston Millennia to have a representative appointed to the Board as the Series C Stock designee, pursuant to Boston Millennia's rights under the terms of its Preferred Stock ownership. Boston Millennia, as the beneficial owner of all of the outstanding Series C Stock, had not had a representative on the Board since December 2009.

        On November 20, 2012, at a regularly scheduled Board meeting, the Board met with representatives of each of Raymond James and Posternak. At the meeting, representatives of Raymond James updated the Board on Raymond James' valuation review and process and the parties agreed to set up a meeting on November 30th to continue this review. Also, at this meeting, representatives of Posternak updated the Board on its recent discussions with the Lessin Estate and Boston Millennia, reporting that the Lessin Estate agreed to enter into a confidentiality agreement and that Boston Millennia had requested that Mr. Hernon, a General Partner of Boston Millennia, join the Board.

        On November 30, 2012 the Board appointed Marty Hernon, a General Partner of Boston Millennia, as the Series C Stock designee.

        Also on November 30, 2012, the Special Committee met with members of the Company's management, and representatives of each of Posternak and Raymond James. During the meeting, representatives of Raymond James discussed with the Special Committee certain valuation metrics and financial analyses for both strategic and financial buyers, the identity of potential strategic and financial buyers, and an indicative time line for a potential transaction. The Special Committee also reviewed and discussed with representatives of Raymond James the financial assumptions underlying the Company's financial projections. Representatives of Raymond James also reported that they had not had any further communications with Party City in response to the Company's rejection of the November 5th letter of intent. After a lengthy discussion on the importance of maximizing stockholder value, the Special Committee requested that Raymond James assist the Company's management in finalizing the financial projections and as soon as possible engage with both strategic and financial buyers.

        On December 7, 2012, members of management, representatives of Posternak and representatives of Raymond James met with representatives of the Lessin Estate and its counsel to discuss the Company's review of strategic alternatives.

        In accordance with the Special Committee's request, during the months of November and December 2012, representatives of Raymond James assisted the Company's management in preparing a confidential information memorandum to present to interested parties, in setting up a virtual data room with confidential information to be used in connection with a potential transaction and launching a process to reach out to strategic and financial buyers that might be interested in a potential transaction.

        On December 28, 2012, Party Z signed a confidentiality agreement with iParty and was informed that it would receive a copy of a confidential information memorandum upon completion, which was expected to occur in the next week.

        On January 4, 2013, a representative of Raymond James received a call from a representative of Moelis & Company LLC ("Moelis"), who had been engaged to represent Party City in a potential transaction with iParty, informing Raymond James that Party City was still interested in a transaction with iParty and that a revised non-binding letter of intent would be sent to Raymond James on January 7, 2013.

        On January 7, 2013, Raymond James received a revised non-binding letter of intent from Party City. The January 7th letter of intent provided for a payment of $0.30 per share for the Common Stock, a 100% premium over the trading price of the Common Stock on January 4, 2013, and payment of the full liquidation preference to the holders of the Preferred Stock of approximately $17 million in the aggregate. The January 7th letter of intent assumed the Company's average debt of $6 million and payment of certain related transaction expenses for an estimated enterprise value of approximately $30 million, excluding expenses. This enterprise value represented an increase of $9 million in equity value over Party City's November 5th letter of intent. However, the January 7th letter of intent was explicitly contingent upon a process that would allow Party City to take ownership of iParty by the end of the first quarter of 2013, because of Party City's desire to close the transaction meaningfully in advance of the 2013 Halloween season, the Company's most important season. The January 7th letter of intent called for the parties to sign definitive agreements by February 15 and close by March 15. If Party City was unable to meet these objectives, the January 7th letter of intent stated that Party City would reduce the transaction price. The January 7th letter of intent also required that holders of at least 50% of the Company's voting power execute support agreements committing to approve the transaction and that iParty agree to an exclusivity period through February 15, 2013. The January 7th letter of intent did not include any type of market check or go-shop provision to assist iParty's directors in fulfilling their fiduciary duties.

        On January 8, 2013, the Special Committee met with members of the Company's management, and representatives of each of Raymond James and Posternak to discuss the January 7th letter of intent. Representatives of Raymond James discussed with the Special Committee certain valuation analyses and the potential synergies for Party City in this transaction. After discussing the matter with its advisors, the Special Committee directed Raymond James to inform Moelis that the Special Committee was rejecting the bid as inadequate and requested that representatives of Raymond James discuss with Moelis the Company's view on valuation. In connection with its view on maximizing stockholder value, the Special Committee also directed Raymond James to continue to actively solicit both strategic and financial buyers that might be interested in a transaction with the Company. Following the meeting, representatives of Raymond James contacted Moelis to reject the January 7th letter of intent and to discuss the Company's view on valuation.

        On January 9, 2013, the Company, with the assistance of Raymond James, finalized the confidential information memorandum and representatives of Raymond James began to contact various other financial and strategic buyers about a potential transaction with the Company. Also, on January 9, 2013, Party Y signed a confidentiality agreement and received the Company's confidential information memorandum, which included certain financial and business information about the Company. Each of Party X and Party Z also received a confidential information memorandum.

        On January 10, 2013, Raymond James received a revised non-binding letter of intent from Party City. The January 10th letter of intent increased the per share price for the Common Stock from $0.30 to $0.40, a 135% premium over the trading price of the Common Stock on January 4, 2013, provided for full payment of the Preferred Stock liquidation preference and added a twenty (20) day go-shop provision to allow the Company to conduct a market check to assist in satisfying the Board's fiduciary duties. The January 10th letter of intent continued to include an exclusivity period through February 15, 2013, and representatives of Party City indicated to Raymond James that a reasonable exclusivity period was a predicate to Party City's willingness to proceed with diligence and documentation of a potential transaction. The transaction price included the assumption of the Company's average debt of $6 million and included transaction expenses of no more than $1 million and severance obligations of no more than $2 million, which put the estimated enterprise value at approximately $33 million, excluding expenses. The January 10th letter of intent reiterated that the timing considerations were necessary to achieve the purchase price offered, otherwise the price would be reduced. Additionally, Party City lowered the support agreement requirements from 50% to 38% of the Company's voting power, in light of the previous feedback conveyed by representatives of Raymond James to representatives of Moelis. A representative of Raymond James communicated to representatives of Moelis that the Special Committee would discuss the January 10th letter of intent at the time of the next Board meeting scheduled for January 16, 2013.

        On January 14, 2013, representatives of the Company's management and representatives of Raymond James held a conference call with representatives of Party Z to discuss the Company's business, its confidential information memorandum and a potential transaction with iParty. Party Z informed the representatives of the Company's management and representatives of Raymond James that it needed additional time to review the material but expected to have a preliminary indication of interest within a week.

        On January 16, 2013, the Special Committee met to discuss the January 10th non-binding letter of intent. During the meeting, representatives of Raymond James discussed the level of interest from each of Party X, Party Y and Party Z, noting that Party Z was a more likely candidate of the three given the potential synergies in a transaction and its ability to finance the transaction. The Special Committee reviewed with representatives of Raymond James their analysis of Party City's bid and the other indications of interest from the parties contacted. Given the current levels of interest and potential synergies from such entities as Party Z, the Special Committee concluded that the bid was still too low to enter into exclusive negotiations with a single buyer. The Special Committee directed representatives of Raymond James to inform Moelis that Party City's bid was rejected. Representatives of Raymond James left the meeting to communicate that information. After calling representatives of Moelis, representatives of Raymond James rejoined the meeting to inform the Special Committee that representatives of Moelis informed them that if the transaction could not be completed in the timeline in the January 10th letter of intent, the price would be reduced and if the offer was not accepted it might not be available upon completion of the Company's strategic alternative process. The Special Committee discussed with representatives of Raymond James potential responses and requested that representatives of Raymond James set up an in person meeting between representatives of the Special Committee and certain of Party City's directors and officers.

        On January 22, 2013, at the request of the Special Committee, representatives of Raymond James shared financial information of the Company and spoke with representatives of Party Z concerning the Company's business and a potential transaction, including discussion on valuation. As a result of the discussion, Party Z continued to conduct its diligence on the Company.

        On January 23, 2013, the Special Committee met to discuss its upcoming meeting with certain of Party City's officers and directors and to receive an update on the strategic alternative process from representatives of Raymond James. Representatives of Raymond James informed the Special Committee that they had contacted 26 financial sponsors and 10 strategic buyers to date. In addition, the Company had sent out 11 confidentiality agreements, of which 6 had been executed, including with Party City, Party X, Party Y, Party Z and two other financial buyers. A representative of Raymond James then reported that it had further discussions with Party Z and Party Z determined not to put forth an offer at that time. Additionally, Party Y expressed that it was more interested in certain real estate of the Company than the synergies of the business. The Special Committee then discussed with representatives of Raymond James the ability of a financial buyer, such as Party X, to pay in the range that Party City was offering, and it was determined that a financial buyer was unlikely to be in the range offered by Party City, and if it were, there would be greater execution risk associated with a financial buyer bid. The Special Committee then discussed with Posternak the ability to conduct a further market check through a go-shop process following the execution of a definitive agreement.

        On January 24, 2013, representatives of the Special Committee and the Company's management met with certain of Party City's directors and officers. At the meeting, the parties discussed a potential transaction and agreed upon an increased share price of $0.45 per share for the Common Stock, full liquidation preference for shares of Series B Stock, Series C Stock, and Series D Stock and the common equivalent value for the shares of Series E Stock and Series F Stock as the Series E Stock's and Series F Stock's conversion values exceeded their liquidation preferences. This transaction price was subject to confirmatory due diligence and the negotiation of definitive agreements. The transaction price equaled an estimated enterprise value of $35 million, excluding expenses, and was an increase of $14 million in equity value from Party City's first offer, and was not contingent upon the timing set forth in the earlier letters of intent. The parties also agreed to proceed to negotiate definitive agreements. Subsequent to the meeting, representatives of Party City and Ropes & Gray LLP ("Ropes"), outside counsel to Party City, requested an exclusivity agreement to provide Party City with enough time to do confirmatory due diligence and negotiate definitive agreements.

        On January 25, 2013, representatives of Posternak received a revised non-binding letter of intent from representatives of Ropes that reflected the pricing terms discussed in the previous day's meeting, and included an exclusivity period through February 28, 2013. Representatives of Posternak informed representatives of Ropes that they had been instructed, based on understandings reached at the January 24, 2013 meeting, to proceed directly with the drafting and negotiation of a definitive Merger Agreement, but that they would discuss with the Special Committee an exclusivity agreement.

        On January 25, 2013, representatives of Posternak sent to the Special Committee a draft Merger Agreement along with a summary of the terms and conditions of the draft Merger Agreement. The draft Merger Agreement provided for a share price of $0.45 per share of Common Stock, full liquidation preference for the Series B Stock, Series C Stock and Series D Stock and the greater of full liquidation preference and conversion value for the Series E Stock and Series F Stock (as the Series E Stock's and Series F Stock's conversion values exceed their liquidation preferences), and included a thirty (30) day go shop period with a ten (10) day extension period to provide for an active market check post signing. From January 25, 2013 through January 28, 2013, representatives of Posternak and the Company's management discussed the terms of the drafts of the Merger Agreement and exclusivity agreement with the Special Committee.

        On January 28, 2013, Posternak provided representatives of Ropes the draft Merger Agreement as well as a draft exclusivity agreement that provided for exclusive negotiations through February 22, 2013.

        On January 29, 2013, representatives of Posternak and representatives of Ropes held a conference call to discuss the draft Merger Agreement and the exclusivity agreement, and exchanged drafts of the exclusivity agreement.

        Also, on January 29, 2013, representatives of Party City and of Ropes were given access to a virtual due diligence room to conduct confirmatory due diligence.

        On January 30, 2013, the parties agreed to and executed an exclusivity agreement that provided for an exclusivity period through February 27, 2013.

        On February 5, 2013, representatives of Ropes delivered a revised draft of the Merger Agreement and business issues memorandum to representatives of Posternak. The revised draft of the Merger Agreement contained changes to the scope of the representations and warranties and covenants regarding conduct of business between signing and closing, the go-shop and non-solicitation provisions, the timing and structure of the mailing of the proxy statement and calling and adjourning the special meeting, the closing conditions, including the requirement that certain consents be obtained prior to closing, changes to the termination conditions, substantially increased termination fees and uncapped reimbursement of expenses, and modifications to certain definitions, including Company material adverse effect and superior proposal.

        Also, on February 5, 2013, representatives of Ropes sent to representatives of Posternak an initial legal due diligence requests list for further due diligence. Over the next three weeks, representatives of each of management, Posternak and Raymond James provided requested diligence material to representatives of Party City and of Ropes and participated in a number of diligence calls.

        On February 8, 2013, representatives of each of management of the Company, Raymond James and Posternak met with representatives of Party City and of Ropes for a due diligence call.

        Also, on February 8, 2013, representatives of Posternak sent a revised markup of the Merger Agreement with a business issues memorandum to the Special Committee for its review and consideration. From February 9 to February 12, 2013, representatives of each of the Company's management and Posternak discussed with the Special Committee the revised markup of the Merger Agreement.

        On February 12, 2013, Posternak sent a revised draft Merger Agreement to representatives of Ropes, including the Company's responses on the scope of the representations and warranties, the scope of the covenants between signing and closing, the go-shop and non-solicitation provisions, the closing conditions, including termination fees and reimbursement of expenses, and the definitions of superior proposal and Company material adverse effect.

        On February 13, 2013, representatives of the Company's management, representatives of Posternak and representatives of Party City met to discuss the Company's stores and leases.

        On February 15, 2013, representatives of Ropes delivered a revised draft of the Merger Agreement to representatives of Posternak along with an open issues list.

        On February 17, 2013, representatives of the Company's management met with representatives of Party City to discuss the Company's business operations and other diligence matters.

        On February 19, 2013, representatives of Posternak met with representatives of Ropes to negotiate the terms of the revised Merger Agreement, including the scope of the representations and warranties and covenants and conduct of business between signing and closing, the timing and filing of the proxy statement and holding of the special meeting, the go shop and non-solicitation provisions, the termination conditions, including the Board's focus on satisfying its fiduciary duties, the amount of the termination fees and expense reimbursement in the event of certain possible termination events, and the definitions of superior proposal and Company material adverse effect. Following the meeting, representatives of Ropes agreed to discuss the Company's positions with Party City and to deliver a revised draft of the Merger Agreement to narrow any open issues.

        On February 20, 2013, representatives of Ropes sent to representatives of Posternak a draft form of voting agreement to be signed by certain of the directors and officers of the Company, Boston Millennia, the Lessin Estate, and Robert H. Lessin Venture Capital LLC. The directors and officers of the Company, Boston Millennia, the Lessin Estate, and Robert H. Lessin Venture Capital LLC hold in the aggregate approximately 35% of the voting power of the currently outstanding shares of Common Stock and currently outstanding shares of Preferred Stock (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis) voting as a single class. Posternak forwarded the draft form of voting agreements with its comments to the representatives of the Lessin Estate, Robert H. Lessin Venture Capital LLC and Boston Millennia.

        On February 21, 2013, representatives of Ropes delivered a revised draft of the Merger Agreement to representatives of Posternak and on February 22, 2013, representatives of each of Ropes and Posternak held a conference call to discuss the revised terms of the Merger Agreement.

        On February 25, 2013, representatives of Posternak sent a revised markup of the form of voting agreement to the Company's management and the Special Committee for their review. Additionally, on this date, representatives of Party City discussed with representatives of Posternak the third party consents that would be necessary under certain contracts to consummate the Merger.

        From February 25, 2013 through February 28, 2013, representatives of each of Posternak, the Lessin Estate, Boston Millennia and Ropes negotiated the terms and scope of the voting agreements, which were agreed to on February 28, 2013.

        On February 26, 2013 representatives of the Company's management and representatives of Posternak spoke with members of the Special Committee to discuss Party City's revised draft of the Merger Agreement and the open business issues, including, the go-shop provisions, the termination provisions, the amount of the termination fees and expense reimbursement in the event of certain possible termination events, and the definitions of superior proposal and Company material adverse effect. And, on this date, representatives of Posternak sent to representatives of Ropes a revised draft of the Merger Agreement with a proposed global compromise on all open business issues.

        On February 28, 2013, representatives of Ropes delivered a revised draft of the Merger Agreement stating Party City's final position on the ability of the Company to adjourn the special meeting, the termination fees and expense reimbursement in the event of certain possible termination events and the definitions of superior proposal and Company material adverse effect.

        Following receipt of the revised Merger Agreement, representatives of the Company's management, representatives of Posternak and a representative of the Special Committee met to discuss Party City's latest proposal. Posternak updated the representatives of the Special Committee on the status of the negotiation and outlined the key open issues. The representative of the Special Committee requested that Posternak negotiate certain proposed changes. Following this meeting, representatives of each of Posternak and Ropes held a conference call to go over certain proposed changes and representatives of Posternak delivered a revised markup of the Merger Agreement reflecting those proposed changes. Later in the day, representatives of Ropes returned with a final proposed draft of the Merger Agreement that resolved the open issues presented by the Company's requested changes.

        On Friday morning, March 1, 2013, the Special Committee and the Board held a meeting to consider the proposed transaction. Representatives of each of Posternak and Raymond James attended the meeting. Posternak reported that the definitive agreements for a transaction with Party City had been fully negotiated and were ready for execution, if and when the Board chose to proceed. Posternak reviewed the terms of the definitive Merger Agreement. Posternak then discussed with the Board the matters that they should consider in order to fulfill their fiduciary duties in connection with the proposed transaction. After discussion, the Board indicated it was prepared to proceed. At the Board's request, representatives of Raymond James reviewed with the Board the financial analysis of Raymond James of the Common Stock Merger Consideration of $0.45 in cash per share of Common Stock and rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated March 1, 2013, to the effect that, as of such date and based on and subject to various assumptions, qualifications and limitations described in its written opinion, the Common Stock Merger Consideration of $0.45 in cash per share of Common Stock to be received by the holders of Common Stock (other than the Excluded Persons) in the Merger pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders. Raymond James' opinion is included as Annex B to this proxy statement. Posternak also discussed with the Board that the payments to the holders of Preferred Stock were consistent with their contractual rights under the Company's certificate of incorporation.

        After further discussion, the Special Committee unanimously recommended to the Board that it approve the Merger Agreement and the other transactions contemplated thereby. Acting upon the recommendation of the Special Committee, the Board unanimously approved the execution, delivery and performance of the Merger Agreement (including the consummation of the Merger) and voted to unanimously recommend to our stockholders that they adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and adopted other resolutions to effect the Merger and other transactions contemplated thereby.

        Following the meeting, members of the Company management, representatives of Party City, representatives of Posternak, and representatives of Ropes held a conference call during which Party City completed its confirmatory due diligence and Party City and iParty exchanged signature pages on the Merger Agreement, and other related agreements.

        On March 1, 2013, iParty, and Party City issued a joint press release announcing the Merger Agreement.

        Under the terms of the Merger Agreement, iParty was entitled to actively solicit alternative acquisition proposals during a go-shop period which ended at 11:59 p.m. Eastern Daylight Savings Time on March 31, 2013 which could have been extended for an additional ten (10) calendar days to continue discussions with any Excluded Party. Under the Merger Agreement, the Company may under certain circumstances also consider unsolicited proposals at any time after the end of the go-shop period through the date of the special meeting of our stockholders. From and after the date that the definitive Merger Agreement was announced, representatives of Raymond James contacted 40 other parties that it identified as potential acquirers of our Company, including Party X, Party Y and Party Z. These parties were selected by the Board, in consultation with management and representatives of Raymond James, or had contacted Raymond James following the announcement of the Merger Agreement, and included both potential strategic and financial acquirers. As of the date of this proxy statement, none of the parties contacted have entered into confidentiality agreements or have reviewed nonpublic information regarding the Company during the go-shop period. Further, despite this solicitation, as of the date of this proxy statement, none of the contacted parties have submitted a written alternative acquisition proposal.

Reasons for the Merger

        Board of Directors.     After discussions with its legal and financial advisors and after careful consideration, our Board, acting upon recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable to and in the best interests of the Company, (2) determined that the Merger is fair to the Company's stockholders and (3) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, our Board recommends that stockholders vote "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" an advisory non-binding proposal to approve the Merger related compensation that may be paid or may become payable to our named executive officers in connection with the Merger, and "FOR" any adjournment proposal by the Board.

        Reasons for the Merger.     The material factors and potential benefits of the Merger considered by the Special Committee and the Board throughout the process, each of which support the determination and recommendation set forth above, include the following:

  •
  the recent and historical market prices of the Common Stock, including the market price of the Common Stock relative to those of other industry participants and general market indices, and the fact that the $0.45 per share cash consideration represents a premium of approximately 200% over the price of the Company's Common Stock on February 28, 2013;

  •
  the holders of the Series B Stock, Series C Stock, and Series D Stock will receive their full liquidation value for their shares and the holders of the Series E Stock and Series F Stock will receive their common equivalent value (which are greater than their liquidation value);

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  the lack of liquidity for the Company's shares, in particular with respect to the Company's long-standing major stockholders;

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  the continued sluggish economy, with continued levels of higher unemployment and rising prices for food and energy, affecting consumer demand;

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  the increasing and disproportionate costs of operating as a small public company;

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  the Company's historical performance relative to its operating plan and strategic goals;

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  the impact of the Company's capital structure and the Company's inability to raise growth capital to significantly grow the Company;

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  the geographical concentration of the Company's business in New England, and the effect of unseasonable weather on the Company's performance, including the past two years of Halloween storms;

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  increased competition to the Company's business from Dollar stores, temporary Halloween stores, and other retailers, including drug stores, who are large scale competitors rather than mom and pop party stores;

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  the Company's dependence on a single holiday, Halloween, for its profitability, and the risks associated with that dependence;

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  the cash consideration was the most favorable financial consideration that could be obtained from Party City;

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  the transaction consideration is all cash and not subject to a financing contingency, allowing the Company's stockholders to immediately realize at the closing of the Merger a fair value in cash for their investment and certainty of value for their shares;

  •
  the Board's belief that the Merger was more favorable to the Company's stockholders than the potential value that might result from other alternatives available to the Company, including continuing to operate in the ordinary course of business and pursuing other financing or strategic initiatives;

  •
  the fact that the Company had initiated a sell-side auction process that resulted in the receipt of a single proposal submitted by Party City, and its ability to solicit additional bids during a thirty (30) day go-shop period following the signing of the Merger Agreement and to continue negotiations with qualifying third parties for up to an additional ten (10) days thereafter;

  •
  the fact that if the Company determines to enter into an alterative transaction agreement with a party who makes a written superior proposal during the "go-shop" period or any extension thereof, the $1,000,000 termination fee associated with taking such action is 40% less than the $1,750,000 termination fee associated with other Company termination rights;

  •
  the terms and conditions of the Merger Agreement, including the Company's ability to solicit during the go-shop period and to consider and respond to, under certain circumstances specified in the Merger Agreement, a bona fide written proposal for an acquisition transaction from a third party prior to the Company stockholder vote at the special meeting, and the Board's right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee and expense reimbursement as specified in the Merger Agreement;

  •
  the financial analyses and oral opinion of Raymond James rendered to the Board, which opinion was subsequently confirmed in writing, as of March 1, 2013, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, as to the fairness, from a financial point of view, to the holders of Common Stock (other than the Excluded Persons) of the Common Stock Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. The full text of the written opinion of Raymond James, dated March 1, 2013, is attached as Annex B;

  •
  the availability of statutory appraisal rights to holders of shares who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery; and

  •
  the fact that the Special Committee was comprised of three independent directors who are not officers or employees of the Company or any of its subsidiaries and who have no material financial interest in the Merger that is different from that of our holders of Common Stock generally.

        The Board and the Special Committee also considered throughout the process certain material risks or potentially adverse factors in making its determination and recommendation, including the following:

  •
  the fact that the Merger Consideration will represent the maximum price per share receivable by the Company's stockholders unless the Merger Agreement is terminated in accordance with its terms, and that the Company will cease to be a public company and its stockholders will no longer participate in any future earnings or growth of the Company and therefore will not benefit from any appreciation in the Company's value, including any appreciation in value that could be realized as a result of improvements to operations;

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  the fact that gains from all-cash transactions are generally taxable to the Company's stockholders for U.S. federal income tax purposes in the years covered;

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  the fact that some of the Company's directors and executive officers, as stockholders and/or option holders, may have interests that may differ from those of the Company's other stockholders;

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  the restrictions on the conduct of the Company's business prior to the effective time of the Merger, requiring the Company to conduct business only in the ordinary course, subject to specific limitations, which could delay or prevent the Company from undertaking business opportunities that may arise and the length of time between signing and closing when these restrictions are in place;

  •
  the possibility of disruption to the Company's operations following the announcement of the Merger;

  •
  the restrictions on the Company's ability to consider strategic alternatives and the related costs of accepting an alternative strategic transaction; and

  •
  the fact that there can be no assurance that the conditions to the Merger will be satisfied, and that as a result, the transactions contemplated by the Merger Agreement may not be completed. If the transactions are not consummated, (i) the trading price of the Common Stock could be adversely affected, (ii) the Company will have incurred significant transaction and opportunity costs attempting to consummate the transactions contemplated by the Merger Agreement, (iii) the Company may have lost business partners and employees after the announcement of the transactions, (iv) the Company's business may be subject to disruption and (v) the market's perceptions of the Company's prospects could be adversely affected.

        The foregoing summarizes the material factors considered by the Board and Special Committee throughout the transaction process in its consideration of the Merger Agreement and the Merger. After considering these factors, the Board concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors. In view of the wide variety of factors considered by the Board and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. The Board adopted and approved and declared the advisability of the Merger Agreement based upon the totality of the information presented to and considered by it.

        Our Board recommends that you vote "FOR" the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, "FOR" the non-binding advisory vote to approve certain Merger related compensation that may be paid or become payable to our named executive officers in connection with the Merger and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to vote in favor of the Merger Agreement.

 Opinion of Raymond James

        iParty retained Raymond James as financial advisor on July 24, 2012 to assist it in reviewing strategic alternatives. Pursuant to that engagement, the Board requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of Common Stock (other than the Excluded Persons) of the Common Stock Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

        At the March 1, 2013 meeting of the Board, Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 1, 2013, as of such date and based upon and subject to various qualifications, assumptions and limitations set forth in its written opinion, as to the fairness, from a financial point of view, to the holders of Common Stock (other than the Excluded Persons) of the Common Stock Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

        The full text of the written opinion of Raymond James, dated March 1, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by Raymond James in connection with its opinion, is attached as Annex B to this proxy statement. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of such written opinion. Holders of our Common Stock are urged to carefully read the written opinion in its entirety.

        Raymond James provided its opinion for the information and assistance of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Merger and its opinion only addresses whether, as of the date of such written opinion, the Common Stock Merger Consideration to be received by the holders of Common Stock (other than the Excluded Persons) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and does not address any other term or aspect of the Merger Agreement or the Merger contemplated thereby. The Raymond James opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Merger or any related transaction. The opinion does not constitute a recommendation to the Board or any stockholder of the Company as to how the Board, such stockholder or any other person should vote or otherwise act with respect to the Merger or any other matter.

        In connection with rendering its opinion, Raymond James, among other things

  •
  reviewed the financial terms and conditions as stated in the draft sent to Raymond James on February 28, 2013 of the Merger Agreement, which we refer to in this section as the Draft Agreement;

  •
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Raymond James by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the years ending 2012 through 2016, which we refer to in this section as the "Projections;"

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  reviewed the Company's recent public filings and certain other publicly available information regarding the Company;

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  reviewed financial, operating and other information regarding the Company and the industry in which it operates;

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  reviewed the financial and operating performance of the Company and those of other public companies that Raymond James deemed to be relevant;

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  considered the publicly available financial terms of certain transactions that Raymond James deemed to be relevant;

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  reviewed the current and historical market prices and trading volume for the Common Stock, and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

  •
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate; and

  •
  discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

        With our consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James had not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and other estimates provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with our consent, assumed that the Projections and such other estimates were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James relied upon and assumed, without independent verification, that the final form of the Merger Agreement would be substantially similar to the Draft Agreement reviewed by Raymond James, and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver of any of the conditions of the Merger Agreement, and that the Merger would be consummated in a timely manner in accordance with the terms and conditions described in the Merger Agreement and other related documents and instruments, without any amendments or modifications thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct and that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement. Raymond James also relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an affect on the Merger or the Company that would be material to its analysis or opinion.

        Raymond James expressed no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger, or the availability or advisability of any alternatives to the Merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the Common Stock Merger Consideration to be received by the holders of Common Stock. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the Merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James in matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Board, on the fact that the Company was assisted by legal, accounting and tax advisors, and assumed that the assessments by the Company and its advisors, as to all legal, accounting and tax matters with respect to the Company and the Merger were correct. In formulating its opinion, Raymond James considered only the Common Stock Merger Consideration to be received by the holders of Common Stock, and Raymond James had not considered, and its opinion does not address, any other payments that may be made to employees or other stockholders of the Company in connection with the Merger. Raymond James had not been requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents).

        The following summarizes the material financial analyses presented by Raymond James to the Board at its meeting on March 1, 2013, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to iParty, Party City or the contemplated Merger.

        Selected Public Companies Analysis.     Raymond James analyzed the relative valuation multiples of 9 publicly-traded U.S. specialty hardline retail companies with enterprise values under $1 billion, including:

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  Big 5 Sporting Goods Corp.

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  Build-A-Bear Workshop Inc.

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  Hastings Entertainment Inc.

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  hhgregg, Inc.

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  Kirkland's, Inc.

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  Orchard Supply Hardware Stores Corporation

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  Sport Chalet Inc.

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  Tandy Leather Factory, Inc.

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  West Marine Inc.

Raymond James calculated various financial multiples for each company, including (i) enterprise value (market value plus debt, less cash) compared to both revenue and earnings before interest, taxes, depreciation or amortization, or EBITDA, for the most recent actual twelve months results, referred to as TTM, as well as to Wall Street research analysts' projected revenue and EBITDA for calendar years ending December 31, 2013 and 2014, referred to as CY13E and CY14E, and (ii) equity value per share compared to earnings per share, using the TTM results as well as Wall Street estimates for the selected companies for CY13E and CY14E. The estimates published by Wall Street research analysts were not prepared in connection with the Merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected companies and compared them to corresponding valuation multiples for the Company implied by the Common Stock Merger Consideration. The results of the selected public companies analysis are summarized below:

	Enterprise Value / Revenue			Enterprise Value / EBITDA			Equity Value / Adj. Net Income
	TTM	CY13E	CY14E	TTM	CY13E	CY14E	TTM	CY13E	CY14E
Mean	0.3x	0.2x	0.2x	6.3x	4.7x	4.2x	15.5x	12.7x	9.6x
Median	0.3x	0.2x	0.2x	5.9x	4.8x	4.1x	15.8x	13.1x	11.2x
Minimum	0.1x	0.1x	0.1x	3.3x	1.8x	2.6x	9.4x	7.2x	3.3x
Maximum	0.4x	0.4x	0.4x	9.5x	6.6x	6.0x	22.4x	17.1x	14.7x
Common Stock Merger Consideration	0.4x	0.4x	0.4x	81.8x	17.1x	13.3x	NM	37.6x	17.1x

Certain multiples are listed in this section as "NM," an abbreviation for "not meaningful," because the relevant multiple or dollar amount would be negative which would not make economic sense. To be able to compare the Company's projected net income to the projected net income for the selected public companies, Raymond James adjusted the Company's projected net income, referred to herein as Adj. Net Income, by applying the Company's statutory tax rate of 39.23% to the Company's projected net income.

Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to the Company's actual and projected financial results and determined the implied equity price per share of Common Stock and then compared those implied equity values per share to the Common Stock Merger Consideration of $0.45 per share of Common Stock. The results of this are summarized below:

	Enterprise Value / Revenue			Enterprise Value / EBITDA			Equity Value / Adj. Net Income
	TTM	CY13E	CY14E	TTM	CY13E	CY14E	TTM	CY13E	CY14E
Mean	NM	NM	NM	NM	NM	NM	NM	$0.19	$0.31
Median	NM	NM	NM	NM	NM	NM	NM	0.19	0.35
Minimum	NM	NM	NM	NM	NM	NM	NM	0.11	0.11
Maximum	$0.40	$0.40	$0.33	NM	NM	NM	NM	0.25	0.41
Common Stock Merger Consideration	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45

        Selected Transaction Analysis.     Raymond James analyzed publicly available information relating to selected acquisitions of U.S. hardline retail companies with enterprise values under $2 billion in the last 5 years (other than Thomas H. Lee Partners' acquisition of Party City and Amscan's acquisition of Party City, which were selected at our request because they each involved the acquisition of a party goods company) and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions, with respective closing dates, used in the analysis included:

  •
  Berkshire Hathaway Inc.'s acquisition of Oriental Trading Company Inc., November 27, 2012

  •
  Signet Jewelers Limited's acquisition of Ultra Stores Inc., November 2, 2012

  •
  Central National-Gottesman Inc.'s acquisition of Kelly Paper Company and Spicers Paper Inc., June 30, 2012

  •
  Thomas H. Lee's acquisition of Party City, July 27, 2012

  •
  Golf Town USA Holdings Inc. acquisition of Golfsmith International Holdings Inc., July 24, 2012

  •
  Bed Bath & Beyond Inc.'s acquisition of Cost Plus Inc., June 28, 2012

  •
  TBC Corporation's acquisition of Midas Inc., April 30, 2012

  •
  Ares Management LLC, Canada Pension Plan Investment Board's acquisition of 99 Cent Only Stores, Inc., January 13, 2012

  •
  SBAR'S Inc.'s acquisition of AC Moore Arts & Crafts Inc., November 16, 2011

  •
  AEA Investors LP's acquisition of Garden Ridge Corporation, October 31, 2011

  •
  Leonard Green & Partners, L.P.'s acquisition of Jo-Ann Stores, Inc., March 18, 2011

  •
  Monro Muffler Brake Inc.'s acquisition of Tire Warehouse Inc., October 4, 2009

  •
  Dufry AG's acquisition of Hudson Group, October 15, 2008

  •
  Amscan Holding Inc.'s acquisition of Party City, December 23, 2005

Raymond James examined valuation multiples of transaction enterprise value compared to the target companies' revenue and EBITDA, in each case for twelve months ended prior to announcement of the transaction, where such information was publicly available. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for iParty implied by the Common Stock Merger Consideration. Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to the Company's actual trailing twelve months revenue and EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the Common Stock Merger Consideration of $0.45 per share of Common Stock. The results of the selected transactions analysis are summarized below:

	Enterprise Value/Trailing Twelve Months Revenue	Implied Equity Price Per Common Stock
Mean	0.8x	$1.16
Median	0.7x	1.02
Minimum	0.1x	NM
Maximum	1.5x	2.49
Common Stock Merger Consideration	0.4x	$0.45

	Enterprise Value/Trailing Twelve Months EBITDA	Implied Equity Price Per Common Stock
Mean	9.8x	NM
Median	10.0x	NM
Minimum	6.8x	NM
Maximum	12.8x	NM
Common Stock Merger Consideration	81.8x	$0.45

        Transaction Premium Analysis.     Raymond James analyzed the stock price premiums paid in 48 Merger and acquisition transactions of over 50% or greater ownership stake announced since January 29, 2012 with enterprise value between $20 million and $500 million and market capitalization greater than $30 million. Raymond James measured each transaction price per share relative to each target's closing price per share one day, one week, one month and the 52-week high prior to announcement of the transaction. Raymond James compared the mean, median, minimum and maximum premiums paid from this set of transactions to the Common Stock Merger Consideration expressed as a premium relative to the closing Common Stock price on February 27, 2013, February 21, 2013, January 29, 2013 and June 29, 2012. The results of the transaction premium analysis are summarized below:

	Implied Premium
	1-day	1-week	1-month	52-Week High
Mean	36.8%	37.2%	41.3%	4.6%
Median	37.4%	36.2%	36.3%	9.0%
Minimum	4.2%	0.0%	5.2%	(52.0)%
Maximum	85.9%	90.6%	87.8%	61.0%
Common Stock Merger Consideration	$0.45	$0.45	$0.45	$0.45
Common Stock closing price	$0.15	$0.17	$0.14	$0.23
Implied Transaction premium	199.8%	170.1%	221.4%	95.7%

Furthermore, Raymond James applied the mean, median, minimum and maximum premiums for each of the metrics to the Company's actual corresponding closing stock prices to determine the implied equity price per Common Stock and then compared those implied equity values per share to the Common Stock Merger Consideration of $0.45 per share of Common Stock. The results of this are summarized below:

	Implied Equity Price Per Common Stock
	1-day	1-week	1-month	52 Week High
Mean	$0.21	$0.23	$0.20	$0.24
Median	0.21	0.23	0.19	0.25
Minimum	0.16	0.17	0.15	0.11
Maximum	0.28	0.32	0.26	0.37
Common Stock Merger Consideration	$0.45	$0.45	$0.45	$0.45

        Discounted Cash Flow Analysis.     Raymond James analyzed the discounted present value of the Company's projected free cash flows for the years ending December 31, 2013 through 2016 on a standalone basis. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

        The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used calendar year 2016 as the final year for the analysis and applied multiples, ranging from 6.0x to 8.0x, to calendar year 2016 EBITDA in order to derive a range of terminal values for the Company in 2016.

        The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 11.9% to 15.9%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing the Company's business plan. The resulting range of present enterprise values was adjusted by the Company's current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per Common Stock. Raymond James reviewed the range of per share Common Stock prices derived in the discounted cash flow analysis and compared them to the price per share of Common Stock for iParty implied by the Common Stock Merger Consideration. The results of the discounted cash flow analysis are summarized below:

Equity Value/Per Common Stock
Minimum	NM
Maximum	$0.20
Common Stock Merger Consideration	$0.45

        Historical Trading.     Solely for informational purposes, Raymond James reviewed historical closing prices of the Company and compared them to the value of the proposed Common Stock Merger Consideration. The results of this review are summarized below:

	Price Per Common Stock	Implied Premium
Common Stock Merger Consideration	$0.45	NM
iParty closing stock price as of February 28, 2013	0.15	194.1%
52-week high iParty stock price (June 29, 2012)	0.23	95.7%
52-week low iParty stock price (December 20, 2012)	0.13	246.2%

        Additional Considerations.     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James of the actual value of the Company.

        In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of iParty. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the holders of Common Stock (other than the Excluded Persons) of the Common Stock Merger Consideration to be received by such holders in connection with the proposed Merger pursuant to the Merger Agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into consideration by the Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the Board's or iParty management's opinion with respect to the value of iParty. iParty placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

        The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of February 28, 2013, and any material change in such circumstances and conditions may affect the Raymond James opinion, but Raymond James does not have any obligation to update, revise or reaffirm its opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

        The Company retained Raymond James based on its qualifications and experience in providing financial advice, on its reputation as a nationally recognized investment banking firm and its experience in the retail sector. During the two years preceding the date of Raymond James' written opinion, Raymond James has not been engaged by, performed any services for or received any compensation from the Company (other than any amounts that were paid to Raymond James under the engagement letter described in this proxy statement pursuant to which Raymond James was retained as a financial advisor to the Company to assist in reviewing strategic alternatives).

        For services rendered in connection with its engagement and the delivery of its opinion, the Company paid Raymond James $200,000 upon delivery of its opinion. The Company has agreed to pay Raymond James a fee of $600,000 at closing for its advisory services in connection with the Merger, which is contingent upon the closing of the Merger, with all fees previously paid to Raymond James credited towards such amount, including the $200,000 paid upon delivery of Raymond James's opinion, and a $25,000 retainer fee that was paid upon signing of the engagement letter. The Company also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, up to $50,000 to be paid at closing and will indemnify Raymond James against certain liabilities arising out of its engagement.

        Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company or Party City for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Party City or other participants in the Merger in the future, for which Raymond James may receive compensation.

Certain Company Forecasts

        The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results and is especially cautious of making financial forecasts for extended periods because of the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, we provided the Board, the Special Committee and certain of their advisors with certain non-public financial forecasts that were prepared by our management and were not prepared with a view toward public disclosure.

        A summary of these financial forecasts has been included in this proxy statement. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, but because these financial forecasts were made available to the Board, the Special Committee and certain of their advisors. The inclusion of this information should not be regarded as an indication that the Board, the Special Committee or any of their advisors or any other person considered, or now considers, these financial forecasts to be material or to be necessarily predictive of actual future results, and these financial forecasts should not be relied upon as such.

        Our management's internal financial forecasts, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year.

        The financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as "GAAP," the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        The financial forecasts reflect numerous estimates and assumptions made by us with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and may of which are beyond our control. The financial forecasts reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the financial forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such forecasts, including, but not limited to, our performance, industry performance, general business and economic conditions, consumer changes, unseasonable weather, competition, and the various risks set forth in our reports filed with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. In addition, the financial forecasts will be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change. The financial forecasts cannot, therefore, be considered a guarantee of future operating results, and these forecasts should not be relied on as such. The inclusion of these financial forecasts should not be regarded as an indication that we, the Board, the Special Committee, any of our or their advisors or anyone who received these forecasts then considered, or now considers, them to be necessarily predictive of actual future events, and these forecasts should not be relied upon as such. None of the Company, the Board, the Special Committee, or any of their advisors assumes any responsibility for the validity or completeness of the financial forecasts provided below. The Company does not intend, and disclaims any obligation, to update, revise or correct such financial forecasts if they are or become inaccurate (even in the short term).

        The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the Merger contemplated by the Merger Agreement. Further, the financial forecasts do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate or continuing in that context.

        The inclusion of the financial forecasts herein should not be deemed an admission or representation by us, the Board or the Special Committee that they are viewed by the foregoing parties as material information of the Company, and in fact we, the Board and the Special Committee, view the financial forecasts as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. The financial forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in our public filings with the SEC. The financial forecasts were reviewed by the Company's management with, and considered by, our Board and Special Committee in connection with its evaluation and approval of the Merger. In light of the foregoing factors and the uncertainties inherent in our financial forecasts, stockholders are cautioned not to place undue, if any, reliance on the financial forecasts included in this proxy statement.

	Fiscal Year Ended December 31
($000's)	2012A(1)	2013E	2014E	2015E	2016E
Total Revenue	$79,207.1	$83,654.3	$86,406.8	$87,892.7	$89,881.0
EBITDA	430.0	2,054.6	2,651.1	3,188.3	3,864.7
Net Income	(1,694.3)	613.2	1,236.4	1,680.3	2,308.7

(1)
Based on unaudited financials as of December 29, 2012.

Board of Directors and Management of Surviving Corporation Following Completion of the Merger

        Each member of the Board will resign effective immediately prior to the effective time of the Merger. Upon completion of the Merger, the current directors of Merger Sub and the officers of the Company are expected to continue as directors or officers, as the case may be, of the surviving corporation.

Public Trading Markets

        iParty Common Stock is quoted on NYSE MKT under the symbol "IPT." Upon completion of the Merger, our Common Stock will be delisted from the NYSE MKT and thereafter will be deregistered under the Exchange Act.

Appraisal Rights

        If you do not vote for the adoption of the Merger Agreement at the special meeting of stockholders, make a written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of our Common Stock and Preferred Stock must follow the steps summarized below properly and in a timely manner.

        Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 of the DGCL and this summary to "stockholder" are to the record holder of shares of our Common Stock and Preferred Stock. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

        Under the DGCL, holders of shares of our Common Stock and Preferred Stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value.

        Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our Common Stock and Preferred Stock and Section 262 of the DGCL is attached to this proxy statement as Annex C and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights in accordance with Section 262 of the DGCL, you must not vote for the adoption of the Merger Agreement and must deliver to the Company, before the vote on the proposal to adopt the Merger Agreement, a written demand for appraisal of your shares of our Common Stock and/or Preferred Stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of Common Stock and/or Preferred Stock be voted against the adoption of the Merger Agreement, you will effectively waive your appraisal rights with respect to shares represented by the proxy because such shares will be voted for the adoption of the Merger Agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Common Stock and/or Preferred Stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or submitting a proxy by telephone or the Internet in favor of the proposal to adopt the Merger Agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the Merger Agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of our Common Stock and/or Preferred Stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our Common Stock or Preferred Stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the Merger. Accordingly, a stockholder who is the record holder of shares of our Common Stock or Preferred Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the Merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of our Common Stock or Preferred Stock is entitled to assert appraisal rights for such shares of our Common Stock or Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates, or in the case of uncertificated shares, as the holder's name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company or other nominee, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

        A record holder such as a broker, dealer, commercial bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our Common Stock or Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of our Common Stock or Preferred Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares of our Common Stock or Preferred Stock must be mailed or delivered to: iParty Corp., Attn: Corporate Secretary, David Robertson, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the Merger Agreement.

        Within 10 days after the effective time, we will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the Merger Agreement of the effective time of the Merger. Within 120 days after the effective time of the Merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of Common Stock or Preferred Stock held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Common Stock and Preferred Stock not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of Common Stock or Preferred Stock held either in a broker, dealer, commercial bank, trust company or other nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph. If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of Common Stock and Preferred Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the applicable per share Merger Consideration you are entitled to receive pursuant to the Merger Agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the per share Common Stock Merger Consideration payable in the Merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Court of Chancery will direct the payment of the fair value of the shares of our Common Stock and Preferred Stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Common Stock and Preferred Stock have been appraised. The costs of the action (which do not include attorneys' fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses. Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the Merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Common Stock or Preferred Stock as of a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the Merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the

Merger Agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the applicable per share Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective time of the Merger.

        If you properly demand appraisal of your shares of our Common Stock and/or Preferred Stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of our Common Stock and/or Preferred Stock will be converted into the right to receive the applicable per share Merger Consideration. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the Merger, or if you deliver to us a written withdrawal of your demand for appraisal as described above. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time will require our written approval.

        If you desire to exercise your appraisal rights in accordance with Section 262 of the DGCL, you must not vote for adoption and approval of the Merger Agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

        In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Required Approvals and Consents

        iParty and Parent have agreed to use their respective commercially reasonable efforts to obtain any regulatory approvals that may be required to complete the Merger and the other transactions contemplated by the Merger Agreement. As of the date of this proxy statement, we do not have any reason to believe that any regulatory approvals are required to complete the Merger and the other transactions contemplated by the Merger Agreement.

Interests of Directors and Executive Officers in the Merger

  Certain Executive Officers May be Employed by Party City and/or the Surviving Corporation to the Merger Following the Merger

        While certain of our executive officers may be employed following the completion of the Merger by Party City and/or the surviving corporation following the Merger, as of the date of this proxy statement, neither we nor Parent, Merger Sub or, to our knowledge, any of their respective affiliates have entered into any employment agreements or agreement to purchase or participate in the equity of Party City or any of its affiliated companies with our management in connection with the Merger, nor amended or modified any existing employment agreements in connection with the Merger.

  Ownership of Common Stock, Preferred Stock and Stock Options

        Except as noted in the next sentence, our directors and executive officers own only our Common Stock and, like our other stockholders, will be entitled to receive the Merger Consideration for their Common Stock and options. See below under the caption "Security Ownership of Certain Beneficial Owners and Management." Mr. Hernon, who is the Series C Designee, is a General Partner of Boston Millennia, which beneficially owns all of our outstanding Series C Stock. Mr. Hernon does not directly beneficially own any shares of our Common Stock or Preferred Stock.

        In addition, our directors and executive officers, other than Mr. Hernon, hold stock options to purchase shares of our Common Stock. Like the other holders of our options to purchase our Common Stock, our directors and executive officers, who hold such options, will be entitled to receive cash in exchange for the cancellation of their vested and unexercised stock options pursuant to the terms of the Merger Agreement. Under the Company's existing Company Stock Option Plans, all options vest upon a change-in-control, which includes the Merger.

        Our directors would receive the following amounts upon consummation of the Merger in connection with the cancellation of (i) their Common Stock and (ii) their vested and unexercised stock options for Common Stock (assuming they do not exercise any such options prior to the effective time of the Merger):

Name	Common Stock	Number of Shares of Common Stock Subject to Vested Stock Options	Total Payment for Vested Stock Options	Total Payment for Common Stock and Vested Stock Options(2)
Daniel DeWolf(1)	85,000	400,000	$34,000	$72,250
Frank Haydu	65,000	375,000	33,500	62,750
Joseph Vassalluzzo	351,915	405,000	33,500	191,862
Marty Hernon(3)	0	0	0	0

(1)
The owner of record of 10,000 shares of Common Stock is Pine Street Ventures LLC, a Delaware limited liability company. The beneficial owners of Pine Street Ventures are Mr. DeWolf's children. The owner of record of the other 75,000 shares of Common Stock is Dawntreader Chestnut Advisors, LLC. The beneficial owners of Dawntreader Chestnut Advisors, LLC are Mr. DeWolf's spouse and a trust for the benefit of his spouse and children.

(2)
Assuming a transaction closing date of May 9, 2013, of the amounts reflected in the table above; (i) an aggregate of approximately $2,500 of the payments to be made to Mr. DeWolf will result from the accelerated vesting of stock options in connection with the Merger; (ii) an aggregate of approximately $2,500 of the payments to be made to Mr. Haydu will result from the accelerated vesting of stock options in connection with the Merger; and (iii) an aggregate of approximately $2,500 of the payments to be made to Mr. Vassalluzzo will result from the accelerated vesting of stock options in connection with the Merger.

(3)
Mr. Hernon is a General Partner of Boston Millennia, which is the beneficial owner of all of the outstanding Series C Stock. Boston Millennia will receive a payment of $2,000,000 for its Series C Stock, which is equal to its liquidation preference.

        Our named executive officers would receive the following amounts upon consummation of the Merger in connection with the cancellation of (i) their Common Stock and (ii) their vested and unexercised stock options (assuming they do not exercise any such options prior to the effective time of the Merger):

Name	Common Stock	Number of Shares of Common Stock Subject to Vested Stock Options	Total Payment for Vested Stock Options	Total Payment for Common Stock and Vested Stock Options(2)
Sal Perisano(1)	877,129	2,157,500	$343,715	$738,423
Dorice Dionne(1)	500,000	1,058,500	175,219	400,219
David Robertson	76,904	605,000	143,950	178,557

(1)
Mr. Perisano and Ms. Dionne are husband and wife. The Common Stock number for Mr. Perisano reflects 377,129 shares held jointly with Ms. Dionne and 500,000 shares held by Mr. Perisano. The Common Stock number for Ms. Dionne reflects the 500,000 shares held by Ms. Dionne but does not reflect the 377,129 shares held jointly with Mr. Perisano. Mr. Perisano holds options for 2,157,500 shares, which do not include options held by Ms. Dionne and Ms. Dionne holds options for 1,058,500 shares, which do not include options held by Mr. Perisano.

(2)
Assuming a transaction closing date of May 9, 2013, of the amounts reflected in the table above; (i) an aggregate of approximately $44,274 of the payments to be made to Mr. Perisano will result from the accelerated vesting of stock options in connection with the Merger; (ii) an aggregate of approximately $15,022 of the payments to be made to Ms. Dionne will result from the accelerated vesting of stock options in connection with the Merger; and (iii) an aggregate of approximately $14,872 of the payments to be made to Mr. Robertson will result from the accelerated vesting of stock options in connection with the Merger.

  Existing Employment Agreements.

  Employment Agreement with Sal Perisano, Chief Executive Officer

        On April 1, 2010, the Company entered into a three year employment agreement with Mr. Perisano, which employment agreement automatically renews for a one year period beginning on April 1, 2013, at a base salary of $369,062. Mr. Perisano will also participate in our annual bonus and fringe benefit plans for senior executives. Under the terms of his employment agreement, in the event of a termination by the Company not for cause or by Mr. Perisano for good reason (each as defined in his employment agreement), Mr. Perisano is entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. His employment agreement also provides that in the event of a termination by the Company not for cause or by Mr. Perisano for good reason (as defined in his employment agreement) that occurs within 13 months of a change in control, (as defined in his employment agreement), which includes the Merger, Mr. Perisano will be entitled to receive a severance payment equal to 2.5 times his annual salary rate then in effect, payable in a lump sum, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

  Employee Agreements with Dorice Dionne, Senior Vice President—Marketing

        On April 1, 2010, the Company entered into a three year employment agreement with Ms. Dionne, which automatically renews for a one year period beginning on April 1, 2013 at a base salary of $213,082. Ms. Dionne also participates in our annual bonus and fringe benefit plans for senior executives. Under the terms of her employment agreement, in the event of a termination by the Company not for cause or by Ms. Dionne for good reason (each as defined in her employment agreement), Ms. Dionne is entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. Her employment agreement also provides that in the event of a termination by the Company not for cause or by Ms. Dionne for good reason (as defined in her employment agreement) that occurs within 13 months of a change in control (as defined in her employment agreement), which includes the Merger, Ms. Dionne will be entitled to receive a severance payment equal to 18 months of her base salary, payable in a lump sum, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. The employment agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

   Employee Letter with Mr. Robertson

        On March 22, 2007, the Company entered into a letter agreement with David E. Robertson, which letter agreement was most recently amended on August 8, 2011. The letter agreement with Mr. Robertson entitles him to participate in the Company's executive incentive compensation plan and various additional employee benefits, including health, dental and life insurance and participation in our 401(k) defined contribution retirement savings plan. Under the terms of the letter agreement, in the event that the Company terminates his employment for any reason, other than as a result of death, disability or cause, or Mr. Robertson terminates his employment for good reason (each as defined in his employment letter, as amended), Mr. Robertson is entitled to receive 6 months of severance pay, payable in accordance with the normal payroll policies and procedures of the Company, as well as the continuation of health, dental and life insurance benefits on the Company's plans for a period of 6 months.

Material United States Federal Income Tax Consequences of the Merger

        The following is a discussion of certain material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of our Common Stock and Preferred Stock are converted into the right to receive the applicable per share Merger Consideration. This discussion is for general information only and is not tax advice. The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion applies only to stockholders who, on the date on which the Merger is completed, hold shares of our Common Stock or Preferred Stock as capital assets within the meaning of section 1221 of the Internal Revenue Code. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of our Common Stock upon the exercise of stock options, or otherwise as compensation for services or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If our Common Stock or Preferred Stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. It is recommended that partnerships that are holders of our Common Stock or Preferred Stock and partners in those partnerships consult their own tax advisors regarding the tax consequences to them of the Merger.

        The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of the Merger. All stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences of the disposition of their shares in the Merger.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of shares of our Common Stock or Preferred Stock, who or that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source;

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  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes; or

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  otherwise is subject to U.S. federal income taxation on a net income basis.

        Except with respect to the withholding discussion below, this discussion is confined to the tax consequences to a stockholder who or that, for U.S. federal income tax purposes, is a U.S. holder.

        For U.S. federal income tax purposes, the disposition of our Common Stock and Preferred Stock pursuant to the Merger generally will be treated as a sale of our Common Stock or Preferred Stock for cash by each of our stockholders. Accordingly, in general, the U.S. federal income tax consequences to a stockholder receiving cash in the Merger will be as follows:

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  The stockholder will generally recognize a capital gain or loss for U.S. federal income tax purposes upon the disposition of the stockholder's shares of our Common Stock or Preferred Stock pursuant to the Merger. In certain circumstances, all or a portion of any loss recognized under this disposition of shares will be disallowed if other shares of our Common Stock or Preferred Stock are purchased within 30 days before or after the disposition.

  •
  The amount of capital gain or loss recognized by each stockholder will be measured by the difference, if any, between the amount of cash received by the stockholder in the Merger (other than, in the case of a stockholder seeking appraisal rights (if available), amounts, if any, which are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the stockholder's adjusted tax basis in the shares of our Common Stock or Preferred Stock surrendered in the Merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the Merger.

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  The capital gain or loss, if any, will be long-term with respect to shares of our Common Stock or Preferred Stock that have a holding period for tax purposes in excess of one year at the effective time of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses. A stockholder seeking appraisal rights (if available) may be required to recognize any gain or loss in the year the Merger closes, irrespective of whether a stockholder seeking appraisal rights, if applicable, actually receives payment in that year.

        Cash payments made pursuant to the Merger will be reported to our stockholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations. Non-corporate stockholders may be subject to back-up withholding at a rate of 28% on any cash payments they receive. Stockholders who are U.S. holders generally will not be subject to backup withholding if they: (1) furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 included in the election form/letter of transmittal they are to receive or (2) are otherwise exempt from backup withholding and comply with other applicable rules and certification requirements. Stockholders who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid withholding tax or otherwise establish an exemption from withholding tax. Certain of our stockholders will be asked to provide additional tax information in the letter of transmittal for the shares of our Common Stock.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options to purchase shares of Common Stock.

 Indemnification and Insurance

        The Merger Agreement requires Parent and the surviving corporation to indemnity and hold harmless each current and former officer or director of the Company or the Company's subsidiary, and such persons serving prior to the effective time of the Merger serving at the request of the Company or the Company's subsidiary as a director, officer, employee, fiduciary or agent of any other corporation, partnership, trust, employee benefit plan or other enterprise to the fullest extent authorized or permitted by applicable law, in connection with any judgments, fines, penalties and amounts paid in settlement resulting therefrom, and to promptly pay on behalf of such persons, to the fullest extent authorized or permitted by applicable law any expenses incurred in defending, serving as a witness with respect to, or otherwise participating in any such claim in advance of the final disposition of such claim, including advancement of expense. The Merger Agreement also provides that we shall purchase, and following the effective time of the Merger the Parent and surviving corporation shall maintain in effect for a six year period after the effective time of the Merger without any lapse in coverage, a prepaid or "tail" directors' and officers' liability insurance coverage not materially less favorable than the directors' and officers' liability insurance coverage currently in effect. The maximum premium for such a policy is 250% of 2012's annual premium for our existing directors' and officers' liability insurance; provided, that if the premium exceeds such percentage we may modify the terms of coverage so long as the premium does not exceed such 250%.

Litigation Relating to the Merger

        On March 8, 2013, a putative shareholder class action lawsuit was filed against the Company, members of the Company's Board of Directors, Party City and Merger Sub in the Massachusetts Superior Court (Suffolk County) (Vincent Sean Halstead, individually and on behalf of all other similarly situated vs. iParty Corp. et al, B.L.S. 13-0842) (the "Halstead Complaint"). The action alleges that the members of the Company's Board of Directors violated their fiduciary duties by failing to maximize shareholder value when negotiating and entering into the Merger Agreement. The complaint alleges that Party City and Merger Sub aided and abetted those purported violations of fiduciary duties. The plaintiff seeks, among other things, to enjoin the acquisition of the Company by Party City and Merger Sub.

        On April 3, 2013, the Company, members of the Company's Board of Director's, Party City and Merger Sub served on plaintiff a motion to dismiss the Halstead Complaint on the grounds that the Halstead Complaint fails to state a claim on which relief can be granted.

        One of the conditions to the closing of the Merger is the absence of any (i) temporary, preliminary or permanent order, decree, injunction or ruling of a court of competent jurisdiction or any other governmental entity restraining or enjoining or otherwise prohibiting the Merger and (ii) any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any governmental entity prohibiting or making illegal the consummation of the Merger. As such, if the plaintiff is successful in obtaining an injunction prohibiting the defendants from completing the Merger on the agreed-upon terms, then such injunction may prevent the Merger from becoming effective, or from becoming effective within the expected timeframe.

        The Company and its directors believe that the claims in the Halstead Complaint are without merit, and they intend to vigorously defend the action.

 THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the Merger Agreement but it may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement in its entirety. The Merger Agreement is a document that establishes and governs the legal relations among us, Parent, and Merger Sub with respect to the transactions described in this proxy statement.

 Effective Time

        The effective time of the Merger will occur at the time that we file a certificate of merger with the Delaware Secretary of State on the closing date of the Merger or on such later date as may be mutually agreed to by Parent and us (or such later time as is provided in the certificate of merger). The closing date will occur no later than the second business day after all of the conditions to the consummation of the Merger set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied on the closing date), or on such other date as we and Parent mutually agree.

Structure of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, a direct wholly-owned subsidiary of Parent, will merge with and into iParty. The separate corporate existence of Merger Sub will cease, and iParty will continue as the surviving corporation, a wholly-owned subsidiary of Parent. The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation following the Merger. As a result of the Merger, our current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Treatment of Stock and Stock Options

  Common Stock

        At the effective time of the Merger, each share of our Common Stock issued and outstanding immediately prior to the effective time of the Merger will automatically be cancelled, will cease to exist and will be converted into the right to receive $0.45, without interest and less applicable withholding taxes, other than:

  •
  shares of our Common Stock owned immediately prior to the effective time of the Merger by Parent, Merger Sub, iParty or any subsidiary of iParty, Parent or Merger Sub, which shares will be cancelled without conversion or consideration; and

  •
  shares of our Common Stock held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law (if available), which stockholders will be entitled to obtain payment of the fair value of their shares as determined in accordance with Delaware law to the extent they are entitled to seek appraisal under Delaware law (if at all).

  Preferred Stock

        At the effective time of the Merger, each share of our Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will automatically be cancelled, will cease to exist and will be converted into the right to receive, with respect to (A) Series B Stock, Series C Stock and Series D Stock, its liquidation value of $20.00 per each Series B Share, Series C Share and Series D Share, (B) Series E Stock $0.45 per each Series E Common Equivalent Share, which is currently set at

10.369 and (C) Series F Stock, $0.45 per each Series F Common Equivalent Share, which is currently set at 10.367 shares of Common Stock, in all cases, without interest and less applicable withholding taxes, other than:

  •
  shares of our Preferred Stock owned immediately prior to the effective time of the Merger by Parent, Merger Sub, iParty or any subsidiary of iParty, Parent or Merger Sub, which shares will be cancelled without conversion or consideration; and

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  shares of our Preferred Stock held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law (if available), which stockholders will be entitled to obtain payment of the fair value of their shares as determined in accordance with Delaware law to the extent they are entitled to seek appraisal under Delaware law (if at all).

  Stock Options

        At the effective time of the Merger, each then outstanding option to purchase Common Stock shall become vested in full and automatically terminated and converted into the right to receive an amount, if any, equal to (i) the excess, if any, of (A) $0.45 over (B) the exercise price per share of the applicable option, multiplied by (ii) the number of shares of Common Stock subject to such option.

Exchange and Payment Procedures

        At or prior to the effective time of the Merger, Parent will designate a paying agent, which will act as the agent for payment of the Merger Consideration to the holders of Common Stock and Preferred Stock. At or promptly after the effective time of the Merger, Parent or Merger Sub will deposit, or cause to be deposited, with the paying agent for the benefit (as of the effective time of the Merger) of iParty's stockholders cash in an aggregate amount equal to the aggregate Merger Consideration.

        Instructions with regard to the surrender of certificates formerly representing shares of Common Stock or Preferred Stock, together with the letter of transmittal to be used for that purpose, will be mailed to our stockholders by the paying agent promptly after the effective time of the Merger. Upon the consummation of the Merger and after receipt from the stockholder of a duly executed letter of transmittal, together with the applicable certificate(s) representing Common Stock or Preferred Stock, as applicable, and any other items specified by the letter of transmittal, the paying agent will pay in cash to such stockholder an amount equal to the product of the number of shares of Common Stock or Preferred Stock, as applicable, represented by such certificates remitted by the stockholder and the applicable per share Merger Consideration, without interest and less any applicable withholding tax.

        No transfer of shares of Common Stock or Preferred Stock will be made on the stock transfer books of the surviving corporation after the effective time of the Merger. After the effective time of the Merger, previous stockholders will have no rights with respect to shares of Common Stock or Preferred Stock except to receive the Merger Consideration or statutory appraisal rights (if available) if they have properly demanded and not withdrawn or lost such rights.

        After one year following the effective time of the Merger, any amounts remaining in the payment fund may be refunded to the surviving corporation of the Merger, and any previous holders of certificates representing iParty stock who have not complied with the applicable provisions for payment summarized above will be entitled to payment of the Merger Consideration only from the surviving corporation, without interest.

        For the paying agent to pay some or all of a portion of a stockholder's Merger Consideration to someone other than the person in whose name the certificate is registered, the stockholder's certificate(s) must be properly endorsed or otherwise in proper form for transfer, and any transfer or other taxes payable by reason of the transfer must be paid or it must be established to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

        If a certificate has been lost, stolen, or destroyed, the paying agent will only issue the portion of the Merger Consideration applicable to such certificate if the person claiming the lost, stolen, or destroyed certificate makes an affidavit of that fact. The Parent or the paying agent may also require the delivery of a bond in an amount that it reasonably directs as indemnity against any claim that may be made against Parent, Merger Sub, the surviving corporation or the paying agent with respect to the lost, stolen or destroyed certificate.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Representations and Warranties

        We have made various representations and warranties in the Merger Agreement with respect to iParty and its subsidiary. These include representations and warranties regarding:

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  organization, good standing and qualification to do business;

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  capitalization, including the number of shares of Common Stock, Preferred Stock and stock options issued and outstanding;

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  ownership of iParty's subsidiary;

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  corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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  the applicability of the Rights Agreement, as amended through the date of the Merger Agreement;

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  the required consents, approvals, or notices of third parties in connection with the transactions contemplated by the Merger Agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

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  the absence of violations of or conflicts with governing documents, applicable laws or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

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  possession of permits and licenses necessary to conduct our business;

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  compliance with laws;

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  our SEC filings since January 1, 2010, including the financial statements contained therein, and compliance of such reports and documents with applicable requirements of federal securities laws and regulations;

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  preparation of financial statements in accordance with generally accepted accounting principles;

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  internal controls and procedures over financial reporting;

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  the absence of undisclosed liabilities;

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  the conduct of our business, and absence of certain changes or events, since September 29, 2012

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  matters relating to employee benefits;

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  employment and labor matters;

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  matters relating to material contracts;

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  pending and threatened litigation, investigations and administrative proceedings;

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  environmental laws and regulations;

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  intellectual property;

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  tax matters;

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  insurance;

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  personal property and assets;

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  real property;

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  the receipt by iParty of a fairness opinion from Raymond James;

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  the absence of undisclosed broker's fees;

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  affiliate and related party transactions;

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  suppliers;

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  inventory;

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  the applicability of state and federal anti-takeover statutes;

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  indebtedness; and

  •
  product liability.

        Many of our representations and warranties are qualified by the absence of a material adverse effect on iParty, or by the occurrence of any event which does not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on iParty, which means, for purposes of the Merger Agreement, any change, event, development, condition, occurrence or effect that, individually or in the aggregate, (i) has, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), assets, liabilities or results of operation of iParty and its subsidiary taken as a whole or (ii) prevents or materially delays the ability of iParty to consummate the transactions contemplated by, or to perform its material obligations under, the Merger Agreement, subject to a number of customary exceptions.

        Parent and Merger Sub made various representations and warranties in the Merger Agreement with respect to Parent and Merger Sub. These include representations and warranties regarding:

  •
  organization, good standing and qualification to do business;

  •
  corporate or other power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

  •
  the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

  •
  litigation;

  •
  financing relating to their consummation of the Merger;

  •
  the absence of any prior business activities of Merger Sub;

  •
  the absence of any undisclosed broker's fees;

  •
  ownership of our Common Stock or Preferred Stock; and

  •
  the absence of any arrangements between any executive officers, directors or affiliates of iParty and Parent, Merger Sub or any of their respective officers, directors or affiliates.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon the effective time of the Merger. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

Conduct of Our Business Pending the Merger

        We have undertaken certain customary covenants that place restrictions on iParty and its subsidiary until the effective time of the Merger. From the date of the Merger Agreement until the effective time of the Merger, we have agreed to (and to cause iParty's subsidiary to) conduct iParty's and its subsidiary's business in the ordinary and usual course of business consistent with past practice, to comply in all material respects with applicable law and to use commercially reasonable efforts to (i) preserve substantially intact iParty's and its subsidiary's business organization, (ii) to keep available the services of our key employees and officers and maintain the goodwill and current relationship with our existing customers, suppliers and other third parties with which we or our subsidiary has significant business relations, and (iii) to maintain iParty's and its subsidiary's books, accounts and records in the ordinary course of business consistent with past practice as used in the preparation of the Company's financial statements.

        In addition, we have agreed, with certain limited exceptions, not to do (and not to permit our subsidiary to do) any of the following, except as expressly contemplated by the Merger Agreement or agreed to in writing by Parent, which agreement shall not be unreasonably withheld, delayed or conditioned):

  •
  amend iParty's or its subsidiary's organizational documents;

  •
  issue, sell, pledge, dispose of, grant, transfer or encumber any shares of iParty's or its subsidiary's capital stock or other equity interests or any other securities;

  •
  sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any of iParty's or its subsidiary's material property or assets, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

  •
  declare, set aside, pay, or make any dividend or other distribution with respect to iParty's or its subsidiary's capital stock;

  •
  take any action that would trigger anti-dilution adjustments for the Series E Stock or Series F Stock, or reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of iParty's capital stock, other equity interests or any other securities;

  •
  merge or consolidate iParty or its subsidiary with any person, or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of iParty or its subsidiary;

  •
  acquire any interest in any person or any division thereof or any assets, other than purchases and orders for inventory in the ordinary course of business consistent with past practice;

  •
  incur any indebtedness, other than short-term borrowings in the ordinary course, borrowings under iParty's credit facility in the ordinary course or certain trade payables;

  •
  make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business;

  •
  terminate, cancel, renew, or request or agree to any material change in or waiver under any material contract of iParty or its subsidiary, or enter into or amend any contract that, if existing on the date of the Merger Agreement, would be a material contract of iParty or its subsidiary;

  •
  fail to make any filing, pay any fee, or take any other reasonable step to maintain the ownership, effectiveness, validity or enforceability of any of iParty's material intellectual property;

  •
  (A) increase the compensation or benefits payable or to become payable to iParty and its subsidiary's directors officers and certain employees outside the ordinary course of business consistent with past practice; (B) grant any rights to severance or termination pay to, or enter into any employment, change in control, retention, severance or similar agreement with, any director, officer or employee of iParty or its subsidiary, or establish, adopt, enter into or amend any plan, program, policy, agreement or other similar arrangement; (C) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company benefit plan; or (D) terminate the employment of, or hire, any officer, employee with annualized salary over $100,000 or other employees outside the ordinary course of business consistent with past practice;

  •
  enter into any collective bargaining agreement or other contract with a labor union;

  •
  waive, release, pay discharge or satisfy any claims, liabilities or obligations, except in the ordinary course of business consistent with past practice;

  •
  settle any litigation or other action, subject to certain exceptions;

  •
  implement or adopt any change in our accounting policies, principles, practices, methods or procedures, except to the extent required by generally accepted accounting principles or a governmental entity;

  •
  adopt or change an ay material respect its Tax accounting policies, practices, principles, methods or procedures, except to the extent required by generally accepted accounting principles or a governmental entity, make or change any material Tax election, settle or compromise any tax liability, or consent to any extension or wavier of any limitation period with respect to any claim or assessment for Taxes that are material in amount.

  •
  make any individual capital expenditure in excess of $100,000, or capital expenditures in the aggregate in excess of $300,000, subject to certain exceptions;

  •
  allow iParty's or its subsidiary's material insurance policies to be cancelled or terminated without entering into comparable replacement policies; or

  •
  enter into any formal or informal agreement to do any of the foregoing.

The Proxy Statement and Stockholders' Meeting

        We are required to use commercially reasonable efforts to solicit from our stockholders the requisite proxies in favor of the Merger prior to the Stockholders' meeting, unless our Board changes its recommendation to the extent permitted under the Merger Agreement. We are also required to hold the special meeting to adopt and approve the Merger Agreement within thirty-five (35) days of mailing the proxy statement. We may not postpone the special meeting without Parent's written consent, which consent will not be unreasonably withheld, conditioned or delayed, except (i) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company believes after consultation with outside legal counsel is necessary under applicable Law, and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the special meeting; (ii) if no quorum would be present at the special meeting; or (iii) if we have not received a sufficient number of proxies in favor of approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to approve and adopt the same. Additionally, we must hold the special meeting regardless of any Change of Board Recommendation or Company intervening event unless the Merger Agreement is terminated in accordance with its terms.

Further Information

        Prior to the effective time of the Merger, we are required to allow Parent and Merger Sub and their representatives reasonable access to iParty's and its subsidiary's officers, employees, properties, books and records, and to furnish promptly such information concerning iParty or its subsidiary's business, properties, contracts, assets, liabilities, personnel and other aspects as Parent, Merger Sub or their representatives may reasonably request, provided that such reasonable access and requests will be restricted to the extent required by any confidentiality agreement or similar agreement.

Alternative Acquisition Proposals by Third Parties

  The Go-Shop Period

        Until 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013 (the "Go-Shop Period End Date"), we had the right to:

  •
  initiate, solicit and encourage any alternative acquisition proposal to the Merger Agreement (an alternative acquisition proposal), including by way of providing non-public information relating to iParty pursuant to an "acceptable confidentiality agreement," provided that we must promptly make available to Parent any non-public information that we so provide to another person that was not previously delivered to Parent;

  •
  enter into, maintain, participate in or engage in any discussions or negotiations with one or more persons or entities with respect to any alternative acquisition proposal or otherwise cooperate with or assist in participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and

  •
  under certain circumstances, authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) any such alternative acquisition proposal.

        The Board could have extended this initial period until 11:59 p.m. Eastern Daylight Savings Time, on April 10, 2013, with respect to any person or entity that made a written alternative acquisition proposal during this initial period with whom we were then having ongoing discussions or negotiations regarding such alternative acquisition proposal (each, an "Excluded Party"), provided that, in each case, the Board believes in good faith that such alternative acquisition proposal constitutes or could reasonably be expected to result in a superior proposal to the transactions contemplated by the Merger Agreement; and, provided, further, that an "Excluded Party" will cease to be an "Excluded Party" at such time as it ceases to actively pursue efforts to acquire the Company. On the Go-Shop Period End Date, there were no Excluded Parties.

  The No-Shop Period

        From and after 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013 (or, with respect to an Excluded Party, if any, from and after 11:59 p.m. Eastern Daylight Savings Time, on April 10, 2013), we have agreed not to:

  •
  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that could constitute an alternative acquisition proposal, engage in, enter into,

    continue or otherwise participate in any discussions or negotiations that would reasonably be expected to lead to, or provide any non-public information or data concerning the Company or its subsidiary relating to, an alternate acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations;

  •
  approve, endorse or recommend, or resolve to or publicly propose to approve, endorse or recommend, an alternative acquisition proposal, or enter into any merger agreement, letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to an alternative acquisition proposal that would reasonably be expected to lead to consummate any such transaction; or

  •
  resolve to, or publicly announce an intention to, do any of the foregoing.

        Notwithstanding these restrictions, at all times during the period commencing as of 11:59 p.m., Eastern Daylight Savings Time, on March 31, 2013 and until the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders, we may furnish information about iParty to and participate in discussions or negotiations with:

  •
  any person or entity that makes an unsolicited bona fide written alternative acquisition proposal (other than a written alternative acquisition proposal that resulted from a material breach of the no-shop provisions of the Merger Agreement) that our Board, after consultation with its legal and financial advisors, believes and determines in good faith, that the failure to furnish information or participate in discussions with such person would be inconsistent with or in violation of the directors' fiduciary duty under applicable law, and that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal to the transactions contemplated by the Merger Agreement; provided, that we may not disclose or make available any non-public information to such person without first entering into an "acceptable confidentiality agreement," and we must promptly make available to Parent any nonpublic information concerning iParty provided or made available to such other entity or person that was not previously provided or made available to Parent.

        As used herein, "superior proposal" means a bona fide, written alternative acquisition proposal, for the acquisition of at least 75% of the stock of iParty or 75% of the consolidated assets, revenues or net income of iParty and its subsidiary, that is made by a third party that, in the good faith judgment of the Board, after consultation with the its financial advisors and legal counsel, is more favorable from a financial point of view to our stockholders, than the transactions contemplated by the Merger Agreement, taking into account (i) all financial considerations (including ability to finance) of such alternative acquisition proposal, (ii) the person making such alternative acquisition proposal, (iii) the timing and likelihood of consummation of the transactions contemplated by the alternative acquisition proposal, and (iv) all adjustments to the terms of the transactions contemplated by the Merger Agreement, which may be offered by Parent.

        We must notify Parent within 48 hours if we receive:

  •
  any bona fide alternative acquisition proposal;

  •
  any request by any person for non-public information relating to iParty other than requests in the ordinary course of business, consistent with past practices and unrelated to an alternative acquisition proposal; and

  •
  any inquiry or request for discussions or negotiations regarding any alternative acquisition proposal by any person.

        iParty is required to keep Parent reasonably informed as to the status of any material developments, modifications, discussions, negotiations concerning all alternative acquisition proposals from any such persons.

   Change of Board Recommendation

        Subject to the qualifications described below, our Board shall not:

  •
  approve or recommend, or propose publicly propose to approve or recommend, an alternative acquisition proposal;

  •
  fail to include in the proxy statement, withdraw, change, qualify or modify in a manner adverse to Parent or Merger Sub, publicly propose or resolve to withdraw, change, qualify or modify in a manner adverse to Parent or Merger Sub, its approval of the Merger (the "Board Recommendation");

  •
  enter into any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to any alternative acquisition proposal; or

  •
  publicly propose or formally resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses, a "Change in Board Recommendation");

provided, that at any time prior to obtaining the stockholder adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if we receive an alternative acquisition proposal and our Board concludes in good faith that such alternative acquisition proposal constitutes a superior proposal to the transactions contemplated by the Merger Agreement, after giving effect to all of the adjustments to the terms of the Merger Agreement which may be offered by Parent, our Board may effect a Change in Board Recommendation; provided, that we shall not terminate the Merger Agreement pursuant to the foregoing clause unless in advance of or concurrently with such termination we pay a termination fee equal to (i) $1,750,000 plus Parent's expenses reasonably incurred in the circumstances not to exceed $750,000 or (ii) $1,000,000 plus Parent's expenses reasonably incurred in the circumstances not to exceed $750,000 if the Merger Agreement is terminated during the Go-Shop Period and any extension thereof (except in the case of a Change in Board Recommendation due to an Intervening Event); provided, further, that we may not terminate the Merger Agreement and effect a Change in Board Recommendation unless we provide prior written notice to Parent, at least four business days in advance, of our intention to effect a Change in Board Recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal, which notice must include a written summary of the material terms and conditions of such superior proposal. During the four-day notice period, we are required to negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make adjustments in the terms and conditions of the Merger Agreement so that such alternative acquisition proposal ceases to constitute a superior proposal to the transactions contemplated by the Merger Agreement. Any amendment to the financial terms or other material terms of such superior proposal shall require a new written notice to Parent and a new notice period, except that such new notice period shall be two business days.

        Notwithstanding anything to the contrary indicated here, our Board may, prior to obtaining the stockholder adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and solely in response to a material change in the results or operations of iParty and its subsidiary that was unknown to our Board prior to March 1, 2013 (an "Intervening Event"), withdraw, change, amend, modify or qualify our Company Board Recommendation, if the Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the fulfillment of its fiduciary duties. Prior to taking such action:

  •
  our Board is required to have given Parent at least four business days' prior written notice of its intention to take such action and a description of the Intervening Event; and

  •
  we are required to negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make adjustments in the terms and conditions of the Merger Agreement; and

  •
  our Board is obligated to have determined in good faith that failure to withdraw, change, amend, modify or qualify our Company Board Recommendation in response to an Intervening Event would be inconsistent with the directors' fiduciary duties under applicable law.

Indemnification of Directors and Officers; Insurance

        The Merger Agreement requires Parent and the surviving corporation to indemnity and hold harmless each current and former officer or director of the Company or the Company's subsidiary, and such persons serving prior to the effective time of the Merger serving at the request of the Company or the Company's subsidiary as a directors, officer, employee, fiduciary or agent of any other corporation, partnership, trust, employee benefit plan or other enterprise to the fullest extent authorized or permitted by applicable law, in connection with any judgments, fines, penalties and amounts paid in settlement resulting therefrom, and to promptly pay on behalf of such persons, to the fullest extent authorized or permitted by applicable law any expenses incurred in defending, serving as a witness with respect to, or otherwise participating in any such claim in advance of the final disposition of such claim, including advancement of expense. The Merger Agreement also provides that we shall purchase, and following the effective time of the Merger the Parent and surviving corporation shall maintain in effect for a six year period after the effective time of the Merger without any lapse in coverage, a prepaid or "tail" directors' and officers' liability insurance coverage not materially less favorable than the directors' and officers' liability insurance coverage currently in effect. The maximum premium for such a policy is 250% of 2012's annual premium for our existing directors' and officers' liability insurance; provided, that if the premium exceeds such percentage we may modify the terms of coverage so long as the premium does not exceed such 250%.

Employee Matters

        For one year after the effective time of the Merger, Parent or the surviving corporation will:

  •
  provide each employee of iParty and its subsidiary who remains employed by the surviving corporation, Parent, or any affiliate of Parent as of the effective time of the Merger, with at least the same level of base salary and cash incentive compensation (on an aggregate basis) that was provided to each such continuing employees immediately prior to the effective time of the Merger; and

  •
  provide such continuing employees with employee benefits (other than equity-based compensation) that are no less favorable (determined in the aggregate) than those provided to such continuing employees immediately prior to the effective time of the Merger.

        Continuing employees will receive credit for purposes of (i) eligibility to participate under any employee benefit plan, program or arrangement established or maintained by Parent or the surviving corporation or any of their respective subsidiaries, (ii) vesting of any 401(k) plans and (iii) benefit accrual under vacation and PTO plans, in each case under which each continuing employee may be eligible to participate on or after the effective time of the Merger for service with iParty to the same extent recognized by iParty under comparable plans immediately prior to the effective time of the Merger.

Additional Agreements

  Mutual Agreements

        In addition to the other agreements described elsewhere in this section of the proxy statement, iParty, Parent and Merger Sub have agreed to the following:

  •
  to consult with one another in the preparation and dissemination of any public announcements relating to the Merger;

  •
  to use commercially reasonable efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement; and

  •
  to use commercially reasonable efforts to lift any injunctions or remove any other legal impediment to the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

  iParty Agreements

        In addition to the other agreements described elsewhere in this section of the proxy statement, we have agreed to:

  •
  provide Parent and Merger Sub and their agents and representatives access to certain information and personnel; and

  •
  to take all actions reasonably necessary to obtain a payoff letter for iParty's credit facility in connection with the Merger.

Conditions to the Merger

  Conditions to the Obligations of iParty, Parent and Merger Sub

        The obligations of each party to effect the Merger are subject to the fulfillment at or before the effective time of the Merger of the following conditions:

  •
  adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class; and

  •
  the absence of any (i) temporary, preliminary or permanent order, decree, injunction or ruling of a court of competent jurisdiction or any other governmental entity restraining or enjoining or otherwise prohibiting the Merger and (ii) any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any governmental entity prohibiting or making illegal the consummation of the Merger.

  Conditions to the Obligations of Parent and Merger Sub

        The obligations of Parent and Merger Sub to effect the Merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the Merger of the following conditions:

  •
  our representations and warranties with respect to our good standing, iParty's capitalization, iParty's organizational documents, authority to enter into the Merger Agreement and effect the Merger, required stockholder vote, absence of a material adverse effect on iParty between September 29, 2012 and March 1, 2013 indebtedness and the absence of undisclosed broker's fees must be true and correct in all respects at the effective time of the Merger as if made at the effective time of the Merger, except to the extent such representations or warranties relate to a specific date, in which case the representations and warranties shall be correct as of such specified date; provided, that our representations and warranties with respect to indebtedness and capitalization need not be true to the extent such inaccuracies cause the debt to be understated by up to $50,000 or cause the Merger Consideration to increase by up to $50,000;

  •
  all of our other representations and warranties shall be true and correct in all respects at the effective time of the Merger as if made at the effective time of the Merger, except to the extent such representations or warranties relate to a specific date, in which case the representations and warranties shall be correct as of such specified date, and except to the extent the failure of such warranties and representations to be true and correct would not reasonably be expected to have a material adverse effect on iParty or its subsidiary;

  •
  we must have performed in all material respects all of our obligations that are to be performed by us under the Merger Agreement prior to the consummation of the Merger;

  •
  no material adverse effect shall have occurred to and is continuing with respect to iParty since March 1, 2013; and

  •
  we must have delivered to Parent at closing (i) a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants, agreements and the non-occurrence of any material adverse effect on us, (ii) an affidavit stating that the Company is not and has not been a United States real property holding corporation and (iii) a customary payoff letter from Wells Fargo National Association.

  Conditions to the Obligations of iParty

        The obligations of iParty to effect the Merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the Merger of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub with respect to its good standing, authority to enter into the Merger Agreement and effect the Merger, the financing relating to their consummation of the Merger and the absence of undisclosed broker's fees must be true and correct in all material respects at the effective time of the Merger as if made at the effective time of the Merger, except to the extent such representations or warranties relate to a specific date, in which case the representations and warranties shall be correct in all material respects as of such specified date;

  •
  all of the other representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct as of the effective time of the Merger as if made at the effective time of the Merger, (except to the extent such representations or warranties relate to a specific date, in which case the representation shall be correct as of such specific date), except to the extent that the failure of such representation or warranty to be correct would not, individually or in the aggregate, be expected to have a material adverse effect on Parent;

  •
  Parent and Merger Sub must have performed in all material respects all of their obligations required to be performed by them under the Merger Agreement at or prior to the effective time of the Merger; and

  •
  Parent must have delivered to us at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

 Termination

  Termination by Mutual Consent

        iParty and Parent can agree by mutual written consent at any time prior to the effective time of the Merger to terminate the Merger Agreement and abandon the Merger, whether before or after the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by our stockholders.

  Termination by iParty or Parent

        iParty and Parent can decide individually, without the consent of the other, not to complete the Merger in the following situations:

  •
  the Merger is not consummated on or before August 1, 2013, provided, that this right of termination is not available to a party to the Merger Agreement whose failure to fulfill any material obligation under this Agreement has been a principal factor to the failure of the Merger to be consummated on or before that date;

  •
  any court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable order, decree or ruling or taken any other action permanently restraining or enjoining or otherwise prohibiting the Merger and the party seeking to terminate shall have used its commercially reasonable efforts to resist, resolve or lift such order, decree, ruling or other action; provided, that this right of termination is not available to a party if the imposition of such legal restraint is attributable to such party's failure to perform in any material respect any covenant contained in the Merger Agreement required to be performed at or prior to the effective time of the Merger; or

  •
  iParty's stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting; provided, that this right of termination is not available to any party whose material breach of a representation or warranty or failure to fulfill any material obligation under the Merger Agreement is the proximate cause of the failure to obtain stockholder approval.

  Termination by Parent

        In addition, Parent may terminate the Merger Agreement without our consent if:

  •
  our Board approves or recommends, or publicly proposes to approve or recommend, an alternative acquisition proposal; withdraws, changes, qualifies or modifies in a manner adverse to Parent or Merger Sub, or publicly proposes or resolves to withdraw, change, qualify or modify in a manner adverse to Parent or Merger Sub, its approval of the Merger; enters into any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to any alternative acquisition proposal; or publicly proposes or formally resolves or agrees to do any of the foregoing (collectively, a "Change of Board Recommendation");

  •
  within 10 business days of the date any alternative acquisition proposal is published, sent to or given our stockholders, or otherwise within 10 business days following Parent's written request, we fail to issue a press release that expressly affirms our Board's approval of the Merger Agreement and the Merger;

  •
  any tender offer or exchange offer is commenced that, if consummated, would result in any person or group becoming the beneficial owner of 20% or more of the voting power of iParty then outstanding, and our Board shall not have recommended that our stockholders reject such offer within 10 business days after commencement of such offer;

  •
  iParty or its subsidiary materially breaches the no-shop provisions contained in the Merger Agreement; or

  •
  iParty breaches or fails to perform any of its representations, warranties, or covenants contained in the Merger Agreement, in such a manner as would cause Parent's closing conditions to the Merger to be unsatisfied, and iParty has not cured such breach or failure to perform within 30 days after receipt of written notice thereof or such breach or failure to perform is incapable of being cured; provided, that this right of termination is not available to Parent if Parent is then in material breach of its obligations under the Merger Agreement.

  Termination by iParty

        iParty can terminate the Merger Agreement, without Parent or Merger Sub's consent:

  •
  at any time prior to our stockholders' adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, in order to concurrently enter into a definitive agreement with respect to a superior proposal to the transactions contemplated by the Merger Agreement, in accordance with and to the extent permitted by the terms of the Merger Agreement; or

  •
  if Parent or Merger Sub breaches or fails to perform any of their respective representations, warranties, or covenants contained in the Merger Agreement in such a manner as would cause iParty's closing conditions to the Merger to be unsatisfied, and Parent or Merger Sub has not cured such breach or failure to perform within 30 days after receipt of written notice thereof or such breach or failure to perform is incapable of being cured by Parent or Merger Sub; provided, that this right of termination is not available to iParty if iParty is then in material breach of its obligations under the Merger Agreement.

  Effect of Termination

        If the Merger Agreement is terminated as described above, then the Merger Agreement shall be of no further force or effect without liability of any party to the Merger Agreement to the other parties thereto except (i) with respect to any liabilities or damages incurred or suffered by another party as a result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants and other agreements set forth in the Merger Agreement and (i) as to the provisions regarding:

  •
  confidentiality;

  •
  public announcements by the parties regarding the transactions;

  •
  the effect of termination;

  •
  non-survival or representations and warranties;

  •
  expenses;

  •
  notices;

  •
  definitions;

  •
  headings, interpretation, consents and approvals;

  •
  severability;

  •
  entire agreement;

  •
  assignment;

  •
  parties in interest;

  •
  mutual drafting; interpretation;

  •
  governing law, consent to jurisdiction, waiver of trial by jury;

  •
  counterparts;

  •
  specific performance and remedies; and

  •
  non-recourse.

Termination Fee and Expenses

        If the Merger Agreement is terminated:

  •
  by Parent because iParty breaches or fails to perform any of our representations, warranties or covenants contained in the Merger Agreement;

  •
  by either iParty or Parent because our stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting; or

  •
  by either iParty or Parent because the Merger was not consummated on or before August 1, 2013,

and the termination fee is not otherwise payable (as described below), then iParty is required to reimburse Parent and Merger Sub for their documented out-of-pocket expenses incurred in an amount that is reasonable in the circumstances of this transaction and that in any event does not exceed $1,000,000.

        If the Merger Agreement is terminated:

  •
  by Parent because of any of the following:

  •
  our Board effects a Change of Board Recommendation;

  •
  within 10 business days of the date any alternative acquisition proposal is published, sent to or given to our stockholders, or otherwise within 10 business days following Parent's written request, we fail to issue a press release that expressly affirms the Company Board Recommendation (as defined below); or

  •
  iParty materially breaches the no-shop provisions contained in the Merger Agreement;

  •
  by iParty prior to receipt of our required stockholder vote at the special meeting in order to concurrently enter into a definitive agreement with respect to a superior proposal to the transactions, contemplated by the Merger Agreement, in accordance with and to the extent permitted by the terms of the Merger Agreement; or

  •
  by either iParty or Parent, as applicable, because (i) either (A) iParty breaches or fails to perform any of our representations, warranties or covenants contained in the Merger Agreement, (B) our stockholders fail to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the required vote at the special meeting or (C) the Merger was not consummated on or before August 1, 2013, and (ii) iParty has received an alternative acquisition proposal for more than 50% of its equity or assets prior to the termination date and enters into a definitive agreement with respect to an alternative acquisition proposal for, or consummate an alternative acquisition for, more than 50% of its equity or assets within nine (9) months of the termination date, then iParty is required to pay Parent and Merger Sub a termination fee of $1,750,000 (subject to the following proviso) and to reimburse Parent and Merger Sub's documented out-of-pocket expenses in an amount that is reasonable in the circumstances of this transaction and that in any event does not exceed $750,000, less any expenses paid as set forth immediately above; provided, that the termination fee will be $1,000,000, if the alternative acquisition proposal leading to a Change of Board Recommendation or termination is entered into with a party from which we received an alternative acquisition proposal on or before April 10, 2013 and with whom we are having ongoing discussions as of March 31, 2013 and the Merger Agreement is terminated during such period.

Amendment and Waiver

        The Merger Agreement may be amended by the parties at any time before or after adoption and approval by our stockholders of the matters presented in connection with the Merger by an instrument signed by each party. However, after adoption and approval by our stockholders of the Merger Agreement and the transactions contemplated thereby, including the Merger, no amendment may be adopted that would require further approval of our stockholders without obtaining such approval. Any party to the Merger Agreement may also:

  •
  extend time for performance of the obligations of the other parties to the Merger Agreement;

  •
  waive any inaccuracies in the representations and warranties made by the other parties to the Merger Agreement; and

  •
  waive compliance with any of the agreements or covenants under the Merger Agreement;

provided that, after adoption and approval by our stockholders of the Merger Agreement and the transactions contemplated thereby, including the Merger, there may not be any extension or waiver of the Merger Agreement which decreases the Merger Consideration or which adversely affects the rights of our stockholders without obtaining further stockholder approval.

Remedies; Specific Performance

        iParty, Parent and Merger Sub are each entitled to seek an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including the consummation of the Merger, in addition to any other legal or equitable remedy to which they are entitled.

 ADVISORY VOTE ON MERGER RELATED COMPENSATION (PROPOSAL 2)

Merger Related Compensation

        The following table sets forth, in the format prescribed by SEC rules and regulations, the information regarding the aggregate dollar value of the various elements of compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger. In preparing the table, the Company made the following assumptions:

  •
  the price per share to be paid to the holders of our Common Stock in the Merger is $0.45 per share;

  •
  the Merger were to close on April 5, 2013, the last practicable date prior to the filing of this proxy statement; and

  •
  the named executed officer will be terminated without "cause" or for "good reason" immediately following the Merger, assuming the Merger constitutes a "change in control" (each as defined in the executive's employment agreement or letter)

Named	Cash ($)(1)	Equity ($)(2)	Total ($)
Sal Perisano, CEO	$934,708	$343,715	$1,278,423
Dorice Dionne, SVP	331,650	175,219	506,869
David Robertson, CFO	99,933	143,950	243,883

(1)
Cash severance is payable if the executive is terminated without "cause" or leaves for "good reason" within thirteen months following a "change of control" for Mr. Perisano or Mr. Dionne, or at any time following a "change of control" for Mr. Robertson. For Mr. Perisano, the amount represents 250% of his base salary and the payment of his then current health, life and disability insurance benefits for up to 12 months; For Ms. Dionne, the amount represents 150% of her base salary and the payment of her then current health, life and disability insurance benefits for up to 12 months; and, for Mr. Robertson the amount represents 50% of his base salary and the payment of his then current health, life and disability insurance benefits for up to 6 months. Of the total amounts payable under this column, amounts attributable to health, life and disability insurance benefits total $12,053 for Mr. Perisano, $12,027 for Ms. Dionne, and $9,459 for Mr. Robertson.

(2)
Consists of the value of in-the-money vested options to be cancelled in connection with the Merger and in-the money unvested options which would accelerate in connection with the Merger. See discussion above for value of vested and unvested options for each of these named executive officers.

  Narrative Disclosure to Merger related Compensation Table

        Under the terms of Mr. Perisano's employment agreement, if he is terminated by the Company not for cause or by Mr. Perisano for good reason (as defined in his employment agreement) that occurs within 13 months of a "change in control" (as defined in his employment agreement), which includes the Merger, Mr. Perisano will be entitled to receive a severance payment equal to 2.5 times his annual salary rate then in effect, payable in a lump sum, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

        Under the terms of Ms. Dionne's employment agreement, if she is terminated by the Company not for cause or by Ms. Dionne for good reason (as defined in her employment agreement) that occurs within 13 months of a change in control (as defined in her employment agreement), which includes the Merger, Ms. Dionne will be entitled to receive a severance payment equal to 18 months of her base salary, payable in a lump sum, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable "COBRA" payments, for a period of 12 months. The employment agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

        Under the terms of Mr. Robertson's letter agreement, in the event that the Company terminates his employment for any reason, other than as a result of death, disability or "cause", or Mr. Robertson terminates his employment for "good reason" (each as defined in his employment letter), Mr. Robertson would be entitled to receive 6 months of severance pay, payable in accordance with the normal payroll policies and procedures of the Company, as well as the continuation of health, dental and life insurance benefits on the Company's plans for a period of 6 months.

Vote Required and Board of Directors Recommendation

        Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act requires that the Company seek an advisory (non-binding) vote from its stockholders to approve certain Merger related compensation that may be paid or become payable to its "named executive officers" in connection with the Merger. Approval requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, in person or represented by proxy and entitled to vote thereon voting "FOR" the proposal. Accordingly, the Company is asking you to approve the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation that are payable or may be payable to the named executive officers of iParty Corp. that are based on or otherwise relate to the Merger with Parent, as disclosed in the section of the Proxy Statement entitled "Advisory Vote on Merger Related Compensation (Proposal 2)."

        Approval of this proposal is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Parent. If the Merger Agreement is adopted by the stockholders and completed, the Merger related compensation may be paid to the Company's named executive officers even if stockholders fail to approve the Merger related compensation.

        The Board recommends that stockholders approve the advisory non-binding proposal on certain Merger related compensation that may be payable to our named executive officers in connection with the Merger by voting "FOR" the above proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

Adjournment of the Special Meeting

        In the event that the number of shares of our then outstanding shares of Common Stock and our then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, that are present in person or by proxy at the special meeting, and entitled to vote and voting "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, is insufficient to approve that proposal, the Company may move to adjourn the special meeting in order to enable the Board to solicit additional proxies in favor of the approval of that proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

        The approval of the proposal to adjourn the special meeting, if there are not sufficient votes to adopt the Merger proposal requires the holders of a majority of the votes cast of the then outstanding shares of Common Stock and then outstanding shares of Preferred Stock entitled to vote (with, for purposes of clarity, the shares of the Preferred Stock's voting power calculated on an as-converted basis), voting as a single class, that are present in person or by proxy at the special meeting and entitled to vote thereon voting "FOR" the proposal. The Board has approved the Merger Agreement, and recommends that you vote "FOR" the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and, if there are not sufficient votes to adopt that proposal, recommends that you vote "FOR" the proposal to adjourn the special meeting.

MARKET PRICE OF COMMON STOCK

        The NYSE MKT is the principal market for our Common Stock, where our shares are traded under the symbol "IPT". Our Preferred Stock is not listed on any market.

        The following table sets forth the range of high and low sale prices for our Common Stock for each of the fiscal quarters indicated. The sale prices set forth below are based on information provided by NYSE MKT.

Period	High	Low
2013
First fiscal quarter (through April 4)	$0.49	$0.13
2012
Fourth fiscal quarter	$0.25	$0.10
Third fiscal quarter	0.24	0.17
Second fiscal quarter	0.23	0.14
First fiscal quarter	0.19	0.12
2011
Fourth fiscal quarter	$0.21	$0.11
Third fiscal quarter	0.28	0.16
Second fiscal quarter	0.29	0.22
First fiscal quarter	0.31	0.25

        On February 28, 2013, which was the last trading day before we announced the execution of the Merger Agreement and the transactions contemplated thereby, including the Merger, the closing sales price for our Common Stock on NYSE MKT was $0.15 per share. On April 4, 2013, the last trading day before the record date of this proxy statement, the closing price of our Common Stock on the NYSE MKT was $0.45 per share. As of April 5, 2013, there were 24,431,204 shares of our Common Stock held by approximately 95 holders of record as reported by our transfer agent. As of April 5, 2013, there were 1,179,610 shares of our Preferred Stock held by approximately 75 holders of record as reported by our transfer agent, including 418,658 shares of our Series B Stock, 100,000 shares of our Series C Stock, 250,000 shares of our Series D Stock, 296,666 shares of our Series E Stock and 114,286 shares of our Series F Stock.

        We have never paid a cash dividend on our shares of Common Stock and have no expectation of doing so for the foreseeable future.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our Common Stock and each series of our Preferred stock beneficially owned as of April 5, 2013 by:

  •
  each person or entity that we believe beneficially owns more than 5% of our Common Stock or any series of our Preferred Stock,

  •
  each director,

  •
  each of our named executive officers, and

  •
  all executive officers and directors as a group.

	Common Stock			Preferred Stock
Name of Beneficial Owner(1)	Number of Shares(2)		Percent of Class	Series of Preferred Stock	Number of Shares	Percent of Series
5% Stockholders
Laurence W. Cohen
Philip M. Wharton c/o Eric Rosenthal, CPA Press Schonig Rosenthal & Company LLC 500 Bi County Road, Suite 201 Farmingdale NY 11735	3,766,100	(3)	14.6%	Series B	100,000	23.9%
Robert H. Lessin Venture Capital LLC	6,763,143	(4)	21.7%	Series B	37,500	9.0%
c/o Eric Rosenthal, CPA				Series D	250,000	100.0%
Press Schonig Rosenthal & Company LLC				Series E	266,666	89.9%
500 Bi-County Road, Suite 201
Farmingdale, NY 11735
Roccia Partners, L.P.	2,995,431	(5)	11.1%	Series B	179,610	42.9%
c/o Lorenzo Roccia				Series E	30,000	10.1%
220 East 67th Street
New York, NY 10021
Naida S. Wharton c/o Eric Rosenthal, CPA Press Schonig Rosenthal & Company LLC 500 Bi County Road, Suite 201 Farmingdale NY 11735	2,474,100	(6)	10.1%
Boston Millennia Partners, LP 30 Rowes Wharf, Suite 500 Boston, MA 02110	1,315,800	(7)	5.1%	Series C	100,000	100.0%
Peter S. Lynch 82 Devonshire Street, S4 Boston MA 02109	1,801,840	(8)	7.4%
Patriot Capital Limited c/o Stephen Rasch Loeb, Block and Partners LLP 505 Park Avenue New York, NY 10022	1,184,803	(9)	4.6%	Series F	114,286	100.0%
Directors and Executive Officers
Sal V. Perisano	4,360,792	(10)	15.9%
Dorice P. Dionne	4,360,792	(11)	15.9%
David Robertson	614,195	(12)	2.5%
Daniel I. DeWolf	475,000	(13)	1.9%
Joseph S. Vassalluzzo	746,915	(14)	3.0%
Frank W. Haydu III	430,000	(15)	1.7%
Martin Hernon(16)	—		—%
All executive officers and directors as a group (7 persons)	6,626,902		22.8%

(1)
Unless otherwise indicated, all addresses are c/o iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA 02026.

(2)
The number of shares beneficially owned by each entity, person, director, or named executive officer is determined under SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons and entities are also deemed under the same rules to beneficially own any shares that they have the right to acquire within sixty (60) days of April 5, 2013 (i.e., June 4, 2013) through the conversion of Preferred Stock, the exercise of stock options or warrants or other similar rights. This stock ownership information is based upon information furnished to us by the persons named in the table or as set forth in the Company's stock ledger. The percentage of class of Common Stock and Preferred Stock is calculated in accordance with Rule 13d-3 and (i) for the Common Stock is based on 24,431,204 shares of Common Stock outstanding as of April 5, 2013 plus, as to each holder thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 4, 2013, through the exercise of stock options or warrants or other similar rights and the conversion of Preferred Stock and (ii) for each series of Preferred Stock, is based on 418,658 shares of Series B Stock,100,000 shares of Series C Stock, 250,000 shares of Series D Stock, 296,666 shares of Series E Stock, and 114,286 shares of Series F Stock, in each case outstanding as of April 5, 2013, plus as to each holder of such series of Preferred Stock thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 4, 2013 of such series, through the exercise of options, warrants or other similar rights. Unless otherwise set forth herein, each holder has sole voting and investment power over such shares.

(3)
Common Stock beneficially owned consists of 2,474,100 shares of outstanding Common Stock and 1,292,000 shares that may be acquired upon conversion of 100,000 shares of presently convertible Series B Stock. The shares are held by the named individuals as co-trustees of three trusts, who share voting and dispositive power with respect to the shares.

(4)
Robert H. Lesssin Venture Capital LLC beneficially owns (1) 484,500 shares of Common Stock that may be acquired upon the conversion of 37,500 shares of presently convertible Series B Stock, (4) 3,516,250 shares of Common Stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D Stock, and (5) 2,762,393 shares of Common Stock which may be acquired upon the conversion of 266,666 shares of presently convertible Series E Stock. Eric Rosenthal is the manager of Robert H. Lessin Venture Capital LLC and possesses sole voting and dispositive power with respect to the shares.

(5)
The figure in the table for Roccia Partners, L.P. includes 2,320,561 shares of Common Stock, which may be acquired upon the conversion of 179,610 shares of presently convertible Series B Stock held in the name of Roccia Partners, L.P. The figure also includes (1) 364,100 shares of Common Stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of Common Stock, which may be acquired upon the conversion of 30,000 shares of presently convertible Series E Stock held in the name of Roccia Venture Partners, L.P.

(6)
Ms. Wharton has sole voting and dispositive power with respect to 2,474,100 shares of Common Stock.

(7)
The figure in the table for Boston Millennia Partners, LP includes 1,315,800 shares of Common Stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C Stock owned by Boston Millennia Partners, LP and an affiliated entity.

(8)
Mr. Lynch has the sole power to vote and dispose of 813,923 shares of our Common Stock and the shared power to vote and dispose of 987,917 shares of our Common Stock.

(9)
The figure in the table for Patriot Capital Limited includes 1,184,803 shares of Common Stock, which may be acquired upon the conversion of 114,286 shares of presently convertible Series F Stock.

(10)
Mr. Perisano beneficially owns 1,377,129 shares of Common Stock, of which 377,129 shares are jointly held with his wife, Ms. Dionne, 500,000 shares of which he holds in his own name, and 500,000 shares of which are held in Ms. Dionne's name. Mr. Perisano also holds options for 3,216,000 shares, of which 2,157,500 shares are granted to Mr. Perisano and 1,058,500 shares are granted to Ms. Dionne. Options for 2,983,663 shares of Common Stock are presently exercisable or will be exercisable within 60 days of April 5, 2013, of which 1,984,025 are exercisable by Mr. Perisano and 999,638 are exercisable by Ms. Dionne.

(11)
Ms. Dionne beneficially owns 1,377,129 shares of Common Stock, of which 377,129 shares are jointly held with her husband, Mr. Perisano, 500,000 shares of which she holds in her own name, and 500,000 shares of which are held in Mr. Perisano's name. Ms. Dionne also holds options for 3,216,000 shares, 1,058,500 shares of which are granted to Ms. Dionne and 2,157,500 shares are granted to Mr. Perisano. Options for 2,983,663 shares of Common Stock are presently exercisable or will be exercisable within 60 days of April 5, 2013, of which 999,638 are exercisable by Ms. Dionne and 1,984,025 are exercisable by Mr. Perisano.

(12)
Mr. Robertson beneficially owns 76,904 shares of Common Stock and holds options for 605,000 shares, 537,291 of which are presently exercisable or will be exercisable within 60 days of April 5, 2013.

(13)
Mr. DeWolf beneficially owns 85,000 shares of Common Stock. The owner of record of 10,000 shares of those shares of Common Stock is Pine Street Ventures LLC, a Delaware limited liability company. The beneficial owners of Pine Street Ventures are Mr. DeWolf's children. Mr. DeWolf controls sole voting power. The owner of record of the other 75,000 shares of Common Stock is Dawntreader Chestnut Advisors, LLC. The beneficial owners of Dawntreader Chestnut Advisors, LLC are Mr. DeWolf's spouse and a trust for the benefit of his spouse and children. Mr. DeWolf controls sole voting power. Mr. DeWolf also holds options for the purchase of 400,000 shares, 390,000 of which are presently exercisable or will be exercisable within 60 days of April 5, 2013.

(14)
Mr. Vassalluzzo beneficially owns 351,915 shares of Common Stock and holds options for 405,000 shares, 395,000 of which are presently exercisable or will be exercisable within 60 days of April 5, 2013.

(15)
Mr. Haydu beneficially owns 65,000 shares of Common Stock and holds options for 375,000 shares, of which 365,000 of are presently exercisable or will be exercisable within 60 days of April 5, 2013.

(16)
The figure for Mr. Hernon does not include any of the shares described in footnote (7) above with respect to Boston Millennia Partners, L.P.

OTHER MATTERS

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. iParty's stockholders may, however, be asked to vote on a proposal to adjourn the special meeting including, if necessary, to allow more time to solicit votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. If any other matters properly come before the iParty special meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of iParty.

SUBMISSION OF STOCKHOLDER PROPOSALS—2013 IPARTY ANNUAL MEETING

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of our stockholders. However, if the Merger is not completed or if we are otherwise required to do so under applicable law, we would hold our 2013 annual meeting of stockholders. The deadline of December 25, 2012, by which stockholder proposals were required to be submitted in order to be considered for inclusion in iParty's proxy statement and proxy card relating to that meeting, has passed. However, if the date of next year's annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of the 2012 annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials for such meeting.

STOCKHOLDERS SHARING AN ADDRESS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of iParty's proxy statement may have been sent to multiple stockholders in your household. iParty will promptly deliver a separate copy of the document to you if you write or call iParty at the following address or phone number: David Robertson, Vice President and Chief Financial Officer, iParty Corp., 270 Bridge Street, Suite 301, Dedham, Massachusetts 02026. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact iParty at the above address.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents iParty files with the SEC by going to the "Investors Relations" section of our website at www.iparty.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement, the reports, opinions or agreements attached to this proxy statement or other information concerning us, without charge, by written or telephonic request directed to David Robertson, Vice President and Chief Financial Officer, iParty Corp., 270 Bridge Street, Suite 301, Dedham, Massachusetts 02026, telephone (781) 355-3770, on our website at http://www.iparty.com, from the SEC through the SEC's website at the address provided above or from our proxy solicitor,

  Morrow & Co., LLC
  470 West Avenue—3rd Floor
  Stamford, CT 06902
  Stockholders may call toll free: (800) 279-6413
  Banks and Brokers may call toll free (800) 662-5200

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 11, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

Party City Holdings Inc.,

Confetti Merger Sub, Inc.

and

iParty Corp.

Dated as of March 1, 2013

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of March 1, 2013 (this "Agreement"), by and among Party City Holdings Inc., a Delaware corporation ("Parent"), Confetti Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (the "Merger Sub"), and iParty Corp., a Delaware corporation (the "Company"). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement.

RECITALS

        WHEREAS, the respective Boards of Directors of the Merger Sub and (upon unanimous recommendation of the Special Committee of the Board of Directors) the Company have each unanimously (i) determined that the Merger (as defined below) is advisable, is fair to its stockholders and is in the best interests of its stockholders and (ii) recommended that its stockholders approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, the respective Boards of Directors of Parent, the Merger Sub, and the Company have each unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, as an inducement to Parent's and the Merger Sub's willingness to enter into this Agreement, concurrently with the execution of this Agreement, certain stockholders of the Company will be entering into voting and support agreements with Parent and the Merger Sub dated as of the date hereof in the form attached hereto as Exhibit A (the "Support Agreements"); and

        WHEREAS, Parent, the Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1
THE MERGER

        1.1    The Merger.     Upon the terms, and subject to the satisfaction or valid waiver of the conditions, set forth in this Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the Merger Sub will merge with and into the Company (the "Merger"), the separate corporate existence of the Merger Sub will cease and the Company will continue its corporate existence as the surviving corporation in the Merger and as a direct or indirect wholly-owned subsidiary of Parent (the "Surviving Corporation").

        1.2    Closing.     The consummation of the Merger (the "Closing") will take place at a date and time to be specified by the parties, such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article 6 ("Conditions to Consummation of the Merger"), other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing (the "Closing Date"), at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, unless another time, date or place is agreed to in writing by the parties hereto.

        1.3    Effective Time.     On the Closing Date, the Merger Sub and the Company shall cause the Merger to be consummated by executing and filing a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings as required under the DGCL. The Merger shall become effective at the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as is mutually agreed in writing by the Company and Parent and specified in the Certificate of Merger, such date and time hereinafter referred to as the "Effective Time".

        1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing sentence, and subject thereto, from and after the Effective Time, all of the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and the Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        1.5    Certificate and Bylaws of the Surviving Corporation.     At the Effective Time, subject to Section 5.10 ("Indemnification of Directors and Officers"), the certificate of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended in accordance with the provisions thereof and of the DGCL; provided, however, that at the Effective Time, "Article I" of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety (i) to read as follows: "The name of the corporation is iParty Corp." or (ii) to include such other name as Parent shall choose prior to the Effective Time. At the Effective Time, the bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with the provisions thereof and of the DGCL.

        1.6    Directors and Officers of the Surviving Corporation.     The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

 ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        2.1    Treatment of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Merger Sub, the Company or any of the stockholders of the Company or of the Merger Sub:

          (a)    Company Common Stock.     Subject to the terms of this Agreement, including Section 2.1(e) ("Adjustments"), and other than shares to be cancelled and extinguished in accordance with Section 2.1(c) ("Company Treasury Stock and Company-Owned and Parent-Owned Stock"), and other than Dissenting Shares (as defined below), all shares of common stock, par value $0.001 per share, of the Company (the "Common Shares") that are issued and outstanding as of immediately prior the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive $0.45 per share, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Common Share Merger Consideration"), upon surrender of the certificates formerly representing such Common Shares, or affidavits of loss thereof, in accordance with Section 2.2 ("Payment for Securities; Surrender of Certificates").

          (b)    Company Preferred Stock.     Subject to the terms of this Agreement, including Section 2.1(e) ("Adjustments"), and other than shares to be cancelled and extinguished in accordance with Section 2.1(c) ("Company Treasury Stock and Company-Owned and Parent-Owned Stock"), and other than Dissenting Shares (as defined below), all shares of (i) Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series B Shares") that are issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive 100% of the Series B Shares liquidation preference of $20.00 per share, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Series B Share Merger Consideration"), (ii) Series C Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series C Shares") that are issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive 100% of the Series C Shares liquidation preference of $20.00 per share, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Series C Share Merger Consideration"), (iii) Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series D Shares") that are issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive 100% of the Series D Shares liquidation preference of $20.00 per share, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Series D Share Merger Consideration"), (iv) Series E Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series E Shares") that are issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive the greater of (A) 100% of the Series E Shares liquidation preference of $3.75 per share and (B) $0.45 per each Series E Common Equivalent Share, in either case, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Series E Share Merger Consideration") and (v) Series F Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series F Shares", and together with the Series B Shares, Series C Shares, Series D Shares and Series E Shares, the "Preferred Shares", and the Common Shares and Preferred Shares together, the "Shares") that are issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled, shall no longer be considered outstanding and shall be converted into the right to receive the greater of (A) 100% of the Series F Shares liquidation preference of $4.375 per share and (B) $0.45 per each Series F Common Equivalent Share, in either case, payable in cash, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights") (the "Series F Share Merger Consideration, and together with the Common Share Merger Consideration, the Series B Share Merger Consideration, the Series C Share Merger Consideration, the Series D Share Merger Consideration and the Series E Share Merger Consideration, the "Merger Consideration"), in each case, upon surrender of the certificates formerly representing such Series B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares, as applicable, or affidavits of loss thereof, in accordance with Section 2.2 ("Payment for Securities; Surrender of Certificates").

          (c)    Company Treasury Stock and Company, Parent, and Merger Sub-Owned Stock.     All Shares that are (i) held by the Company as treasury stock, (ii) otherwise owned by the Company or the Company Subsidiary or (iii) owned by Parent, the Merger Sub or any of their respective Subsidiaries, in each case, as of immediately prior the Effective Time (collectively, the "Treasury Shares"), shall be cancelled and extinguished, and shall cease to exist and no consideration will be delivered with respect thereto.

          (d)    Merger Sub Common Stock.     Each share of common stock, par value $0.01 per share, of the Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into one newly and validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of the Surviving Corporation. From and after the Effective Time, all stock certificates evidencing ownership of shares of the Merger Sub Common Stock as of immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (e)    Adjustments.     Without limiting the other provisions of this Agreement and other than as expressly permitted by this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares shall occur (other than the issuance of additional shares of capital stock of the Company as expressly permitted under this Agreement or the conversion of any Preferred Shares in accordance with the terms of the Certificate of Designation of any such series of Preferred Shares) as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change.

          (f)    Dissenting Shares.

                i.  Notwithstanding anything in this Agreement to the contrary, but subject to clause (ii) immediately below, no Shares issued and outstanding immediately prior to the Effective Time, the holder of which (A) has not voted in favor of the Merger or consented thereto in writing, (B) has demanded its rights to appraisal in accordance with Section 262 of the DGCL and (C) has not effectively withdrawn or lost its rights to appraisal (such Shares, the "Dissenting Shares") shall be converted into the right to receive the Merger Consideration. By virtue of the Merger, all Dissenting Shares shall be cancelled and extinguished, and shall represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder, member or equity owner of the Surviving Corporation. Any portion of the

    Merger Consideration made available to the Paying Agent (as defined below) pursuant to Section 2.2 ("Payment for Securities; Surrender of Certificates") to pay for Shares for which appraisal rights have been perfected and not withdrawn or lost will be returned to Parent upon demand.

               ii.  Notwithstanding clause (i) immediately above, if (A) any holder of Dissenting Shares fails to perfect, or otherwise waives, withdraws or loses the right to appraisal, under applicable provisions of the DGCL or (B) a court of competent jurisdiction determines that any holder of Dissenting Shares is not entitled to the appraisal relief provided by the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease, and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into, and shall become exchangeable solely for, the right to receive the applicable Merger Consideration in accordance with Section 2.1(a) ("Company Common Stock") and/or Section 2.1(b) ("Company Preferred Stock"), as applicable, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights").

              iii.  The Company shall give Parent (A) prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawals or attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company that relate to any demand for dissenters' rights and (B) the right to participate in and jointly direct all negotiations and proceedings with respect to demands for dissenters' rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands. Parent shall cause the Surviving Corporation to comply in all respects with Section 262 of the DGCL.

        2.2    Payment for Securities; Surrender of Certificates.

          (a)    Paying Agent.     At or prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as the paying agent for purposes of effecting the payment of the Merger Consideration in connection with the Merger (the "Paying Agent"). At or prior to the Effective Time, Parent or the Merger Sub shall deposit, or cause to be deposited, with the Paying Agent sufficient funds to pay the aggregate Merger Consideration to which holders of Shares (other than any Treasury Shares) outstanding as of immediately prior to the Effective Time shall be entitled at the Effective Time in accordance with the terms and conditions of this Agreement (the "Payment Fund"). Pending distribution of the cash deposited with the Paying Agent, such cash shall be held in trust for the benefit of the holders of the Shares, and shall not be used for any other purposes; provided, however, that Parent may direct the Paying Agent to invest such cash in (i) obligations of or guaranteed by the United States of America or any agency or instrumentality thereof or (ii) money market accounts, certificates of deposit, bank repurchase agreements or banker's acceptances of, or demand deposits with, commercial banks having a combined capital and surplus of at least $1,000,000,000 (based on the most recent financial statements of such bank that are publicly available); provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Shares under Section 2.1(a) ("Company Common Stock") and Section 2.1(b) ("Company Preferred Stock"). Any profit or loss resulting from, or interest and other income produced by, such investments shall be for the account of the Surviving Corporation. If for any reason (including losses) the Payment Fund, at any time, is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.1(a) ("Company Common Stock") and Section 2.1(b) ("Company Preferred Stock"), Parent shall, or shall cause the Surviving Corporation to, take all steps necessary to enable or cause to be deposited in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement.

          (b)    Procedures for Surrender.     As promptly as practicable after the Effective Time (and in any event no more than three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to promptly mail to each holder of Shares whose Shares were converted into the right to receive a portion of the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal in customary form as reasonably agreed to by Parent and the Company, which shall (A) specify that delivery shall be effected, and risk of loss and title to the certificates that formerly represented Shares (the "Certificates") shall pass, only upon delivery of the Certificates to the Paying Agent and (B) shall otherwise be in such form and have such other provisions as the Paying Agent may reasonably specify, and (ii) instructions for effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration. Upon surrender of the Certificates for cancellation (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with a letter of transmittal, duly executed and in proper form, with respect to such Certificates, and such other documents as may customarily be required thereby or by the Paying Agent, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, without interest thereon.

          (c)    Transfer Books; No Further Ownership Rights in Shares.     At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

          (d)    Termination of Payment Fund; Abandoned Property; No Liability.     At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any amounts in the Payment Fund (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates and compliance with the procedures in Section 2.2(b) ("Procedures for Surrender"), without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.2(e) ("Withholding Rights"). If, prior to six (6) years after the Effective Time (or otherwise immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws), any holder of Certificates has not complied with the procedures in Section 2.2(b) ("Procedures for Surrender") to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates, to the extent permitted by applicable Law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (e)    Withholding Rights.     Parent, the Merger Sub, the Company, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration and other amounts otherwise payable pursuant to this Agreement to any holder of Shares or Company Options (as defined below), as applicable, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Options, as applicable, in respect of whom such deduction and withholding was made.

          (f)    Lost, Stolen or Destroyed Certificates.     In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Sections 2.1(a) and 2.1(b) hereof; provided, however, that Parent or the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.3    Treatment of Options.     At the Effective Time, each unexpired and unexercised option to purchase Common Shares (the "Company Options"), under any stock option plan of the Company, including the Amended and Restated 1998 Incentive and Non-Qualified Stock Plan, the 2009 Stock Incentive Plan and any other similar plan, agreement or arrangement (the "Company Stock Option Plans"), whether or not then exercisable or vested, shall be fully vested and automatically (and without any action on the part of the holder thereof) be cancelled, cease to exist and no longer be exercisable or outstanding, and in exchange therefor, each such cancelled Company Option shall be converted into a vested right (the "Right") entitling the holder thereof to receive from the Surviving Corporation on the date of the first regularly-scheduled payroll run following the Effective Time, but in any event no later than seven (7) calendar days after the Effective Time, (and through the Surviving Corporation's payroll system with respect to Company Options issued in respect of a grantee's employment), in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.2(e) ("Withholding Rights")) of an amount equal to the product of (x) the total number of Common Shares subject to such Company Option as of immediately prior to the Effective Time and (y) the excess, if any, of the Common Share Merger Consideration over the exercise price per Common Share subject to such Company Option as of immediately prior to the Effective Time; provided, however, that if the exercise price per Common Share of any such Company Option is equal to or greater than the Common Share Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof (collectively, the "Stock Option Payment"). Prior to the Effective Time, the Company shall take all actions reasonably necessary (including amending the Company's Stock Option Plans) to effectuate the provisions of this Section 2.3 to the extent permitted by the terms of the Company's Stock Option Plans and any agreements governing the terms of any Company Option. Parent shall at all times from and after the Effective Time cause the Surviving Corporation to have (and the Surviving Corporation shall maintain) sufficient liquid funds to satisfy the Surviving Corporation's obligations to the holders of Company Options pursuant to this Section 2.3.

 ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in (i) the Company SEC Documents (as defined below) filed or furnished from January 1, 2011 through the date of this Agreement (excluding any exhibits filed pursuant to Section 10 of the Exhibit Table contained in Item 601 of Regulation S-K or any "risk factors" or similar statements that are cautionary, predictive or forward-looking in nature (but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements)) or (ii) the disclosure schedule delivered by the Company to Parent and the Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule") (with each item specifically disclosed in the Company Disclosure Schedule constituting an exception (A) to the representation, warranty, covenant or agreement contained in the correspondingly numbered Section or Subsection of this Agreement and (B) to all other representations, warranties, covenants and agreements in this Agreement to the extent that the relevance of the disclosed information to such representations, warranties, covenants and agreements is reasonably apparent from the text of such disclosure, notwithstanding the presence or absence of an appropriate Section or Subsection of the Disclosure Schedules with respect to such other representations, warranties, covenants and agreements, or an appropriate cross-reference thereto), the Company hereby represents and warrants to Parent as follows:

        3.1    Organization and Qualification; Subsidiaries.     Each of the Company and the Company Subsidiary is a corporation duly incorporated, validly existing and in corporate good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiary is duly qualified to do business and is in corporate good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in corporate good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company has made available to Parent and the Merger Sub true and complete copies of (i) the Restated Certificate of Incorporation of the Company, as amended, and including any Certificates of Designation for various series of Preferred Shares (together, the "Company Certificate"), (ii) the Amended and Restated By-Laws of the Company (the "Company Bylaws") and (iii) the certificate of incorporation and bylaws of the Company Subsidiary, in each case, as in effect on the date of this Agreement.

          (c)   Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of: (i) the jurisdictions in which the Company and the Company Subsidiary are qualified to do business as a foreign corporation and (ii) the directors and officers of each of the Company and the Company Subsidiary, as of the date of this Agreement.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 150,000,000 Common Shares and 10,000,000 Preferred Shares, of which Preferred Shares, 1,000,000 shares are designated as "Series A Preferred Stock", 1,150,000 shares are designated as "Series B Convertible Preferred Stock," 100,000 shares are designated as "Series C Convertible Preferred Stock," 250,000 shares are designated as "Series D Convertible Preferred Stock," 533,333 shares are designated as "Series E Convertible Preferred Stock", 114,286 shares are designated as "Series F Convertible Preferred Stock", 338,664 shares are designed as "Series G Junior Preferred Stock" and

  338,664 shares are designated as "Series H Junior Preferred Stock". Except as disclosed on Schedule 3.2 of the Company Disclosure Schedule:

                i.  as of the close of business on February 28, 2013, 24,431,204 Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable;

               ii.  as of the close of business on February 28, 2013, 1,179,610 Preferred Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and of which no shares of Series A Preferred Stock, Series G Junior Preferred Stock or Series H Junior Preferred Stock are outstanding, 418,658 of Series B Shares are issued and outstanding, 100,000 Series C Shares are issued and outstanding, 250,000 Series D Shares are issued and outstanding, 296,666 Series E Shares are issued and outstanding and 114,286 Series F Shares are issued and outstanding;

              iii.  as of the close of business on February 28, 2013, the Company has no Common Shares reserved for or otherwise subject to issuance, except for (A) 7,626,288 Common Shares reserved for issuance pursuant to the exercise of outstanding Company Options under the Company Stock Option Plans, (B) 1,824,961 Common Shares reserved for issuance with respect to issuable Company Options under the Company Stock Option Plans and (C) 14,499,077 Common Shares reserved for issuance upon conversion of the Preferred Shares. All Common Shares subject to issuance under the Company Stock Option Plans, upon issuance prior to the Effective Time subject to and on the terms and conditions specified in the instruments pursuant to which such Common Shares are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights. Section 3.2(a)(iii) of the Company Disclosure Schedule sets forth a true and complete list of (w) each holder of Company Options or Warrants, (x) the number of Company Options or Warrants held by such holder as of the date hereof, (y) the number of Common Shares subject to each such Company Option or Warrant (i.e., the original amount less exercises and any cancellations) and (z) the exercise price, expiration date and vesting start date of each such Company Option;

              iv.  except for Company Options to purchase not more than 7,626,288 Common Shares, the conversion rights of the Preferred Shares, and the rights issued under the Company Rights Agreement (as defined below), there are no options, warrants or other rights, agreements, arrangements or commitments of any character (i) relating to any Equity Interests of the Company or the Company Subsidiary or (ii) obligating the Company or the Company Subsidiary to issue, acquire, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or the Company Subsidiary, or of any securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by Contract right); and

               v.  except for the Support Agreements and the anti-dilution provisions as set forth in the Certificates of Designation of the Preferred Shares, there are no outstanding obligations of, and the execution, delivery, performance and announcement of this Agreement, the Support Agreements and any of the other agreements and instruments contemplated by this Agreement will result in no obligations of, the Company or the Company Subsidiary (i) restricting the transfer of (other than pursuant to federal securities Laws or Blue Sky Laws), (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive, participation or antidilutive rights with respect to, any Common Shares or Preferred Shares or other Equity Interests in the Company or the Company Subsidiary.

          (b)   Section 3.2(b) of the Company Disclosure Schedule sets forth for the Company Subsidiary: (i) its authorized capital stock or other Equity Interests, (ii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iii) the record owner(s) thereof. Except as set forth on Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly, all of the issued and outstanding shares of capital stock or other Equity Interests of the Company Subsidiary, free and clear of all Liens, and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive and antidilutive rights. Except for Equity Interests in the Company Subsidiary, neither the Company nor the Company Subsidiary owns, directly or indirectly, any Equity Interest in any Person, or has any obligation or has made any commitment to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, the Company Subsidiary or any other Person.

        3.3    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, and all other agreements and instruments contemplated by this Agreement to which the Company is a party, and, subject to the receipt of the Company Stockholder Approval (as defined below), to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement, and all other agreements and instruments contemplated by this Agreement to which the Company is a party, by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby other than, with respect to the Merger, the Company Stockholder Approval. This Agreement, and each other agreement or instrument contemplated by this Agreement to which the Company is a party, has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and the Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the "Bankruptcy and Equitable Exceptions").

          (b)   The Company has taken all necessary action to render the Rights Agreement dated as of October 7, 2011 (the "Company Rights Agreement") inapplicable to the Merger and the other transactions contemplated by this Agreement and by all other agreements and instruments contemplated by this Agreement to which the Company is a party, and to terminate the Company Rights Agreement immediately prior to the Effective Time (but subject to the occurrence of the Effective Time), including by amending the Company Rights Agreement to provide that: (i) none of Parent, the Merger Sub, any of their stockholders or any of their respective Affiliates or Associates (as such terms are defined in the Company Rights Agreement), shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement) as a result of (A) the approval, execution, delivery, performance or announcement of this Agreement, the Support Agreements or any of the other agreements and instruments contemplated by this Agreement or (B) the consummation of the Merger or the other transactions contemplated by this Agreement;

  (ii) neither a Stock Acquisition Date (as defined in the Company Rights Agreement) nor a Distribution Date (as defined in the Company Rights Agreement) shall be deemed to occur as a result of (A) the approval, execution, delivery, performance or announcement of this Agreement, the Support Agreements or any of the other agreements and instruments contemplated by this Agreement or (B) the consummation of the Merger or the other transactions contemplated by this Agreement; and (iii) the Rights (as defined in the Company Rights Agreement) will not separate from the Common Shares or the Preferred Shares as a result of (A) the approval, execution, delivery, performance or announcement of this Agreement, the Support Agreements or any of the other agreements and instruments contemplated by this Agreement or (B) the consummation of the Merger or the other transactions contemplated by this Agreement (such amendment to the Company Rights Agreement being referred to as the "Company Rights Agreement Amendment").

        3.4    Required Vote.     The affirmative votes of the holders of a majority of the then outstanding voting power of the Common Shares and the then outstanding Preferred Shares entitled to vote (with, for purposes of clarity, the Preferred Shares' voting power calculated on an as-converted basis), voting together as a single class, in favor of this Agreement, are the only votes required of the holders of any class or series of capital stock or other Equity Interests of the Company to approve and adopt this Agreement and to approve the transactions contemplated hereby, including the Merger (the "Company Stockholder Approval").

        3.5    Required Filings and Consents.     None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement or by any other agreement or instrument contemplated by this Agreement to which the Company is a party, or the compliance by the Company with any of the provisions of this Agreement, will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other Person, other than (a) the filing and recordation of the Certificate of Merger as required by the DGCL, (b) the Company Stockholder Approval, (c) compliance with the applicable requirements of the Exchange Act, (d) compliance with the applicable requirements of the Securities Act, (e) compliance with any applicable Blue Sky Laws, (f) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (g) such filings as may be required under the rules and regulations of the NYSE MKT and (h) such other consents, approvals, authorizations or permits of, or filings, registrations or notifications with or to any Governmental Entity or with or to any other Person set forth on Section 3.5 of the Company Disclosure Schedule or the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        3.6    No Conflict.     Except as set forth on Section 3.6 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement or by any other agreement or instrument contemplated by this Agreement to which the Company is a party, or the compliance by the Company with any of the provisions of this Agreement, will (with or without giving notice or lapse of time, or both): (a) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company Certificate or Company Bylaws or the equivalent governing documents of the Company Subsidiary; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made, conflict with or violate in any material respect any Law applicable to the Company or the Company Subsidiary or any of their respective properties or assets; or (c) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made, require any consent or approval under, violate, conflict with, result in any material breach of or any loss of any material benefit under, or constitute a change of control or default under, or result in termination or give to others any material benefit, any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company or the Company Subsidiary pursuant to, any Company Material Contract (as defined below) or Company Permit (as defined below), except with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens, which individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        3.7    Permits; Compliance With Law.     Each of the Company and the Company Subsidiary holds all material licenses and permits of any Governmental Entity necessary for the Company and the Company Subsidiary to own, lease and operate their respective properties and assets, and to carry on and operate their respective businesses as currently conducted (the "Company Permits"). Each of the Company and the Company Subsidiary is in material compliance with the terms of the Company Permits, and, to the knowledge of the Company, all of the Company Permits are valid and effective. Since January 1, 2010, no written notices have been received by the Company or the Company Subsidiary alleging the failure to hold any permit, or to the effect that the Company or the Company Subsidiary is not in compliance with any Company Permit. No Action is pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit.

          (b)   Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary is, nor has been since January 1, 2010, in conflict with, in infringement of, in default under or in violation of, any Law applicable to the Company, the Company Subsidiary or any product or service of the Company or the Company Subsidiary, or by which any property or asset of the Company or the Company Subsidiary is bound or affected, except for any conflicts, infringements, defaults or violations that, individually or in the aggregate, have not had, or would not reasonably be expected to have a Company Material Adverse Effect.

        3.8    SEC Filings; Financial Statements.

          (a)   Since January 1, 2010, the Company has timely filed or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, certifications, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder, as the case may be (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents"). The Company Subsidiary is not required to file any forms, reports or other documents with the SEC.

          (b)   As of their respective filing dates (or if amended or supplemented by a filing prior to the date hereof, on the date of the most recent amendment or supplement), the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates (and as of the date of any amendment, supplement or modification), the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, as the case may be. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents.

          (c)   Except as set forth on Section 3.8(c) of the Company Disclosure Schedule, the audited consolidated financial statements (including all related notes and schedules) and unaudited consolidated interim financial statements of the Company and the Company Subsidiary included in the Company SEC Documents (collectively, the "Company Financial Statements") (i) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiary in all material respects, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and the Company Subsidiary as of the dates and for the periods referred to therein except, in the case of the unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC.

        3.9    Internal Control; Sarbanes-Oxley Act.

          (a)   Each of the principal executive officer of the Company and the principal financial officer of the Company has made the certifications required of him by Rule 13a-14 or 15d-14 of the Exchange Act or Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate in all material respects as of the date such certifications were made. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required under Rules 13a-15(a) and 15d-15(a) of the Exchange Act to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

          (b)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents.

          (c)   The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company Board: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (d)   The Company is in compliance in all material respects with all effective and applicable provisions of the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 of the Exchange Act) or director of the Company or the Company Subsidiary in violation of Section 402 of the Sarbanes-Oxley Act. Further, as of the date hereof, there are no such outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 of the Exchange Act) or director of the Company or the Company Subsidiary.

          (e)   Since January 1, 2010, and as of the date of this Agreement, except as set forth on Section 3.9(e) of the Company Disclosure Schedule, (i) neither the Company nor the Company Subsidiary nor, to the knowledge of the Company, any director or officer of the Company or the Company Subsidiary has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, whether originally received in writing or reduced to writing by the Company or the Company Subsidiary, that the Company or the Company Subsidiary has engaged in improper accounting or auditing practices and (ii) no employee of the Company or the Company Subsidiary has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or the Company Subsidiary or their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof of or, to the knowledge of the Company, to any director or officer of the Company.

        3.10    No Undisclosed Liabilities.     Except as set forth in Section 3.10 of the Company Disclosure Schedule, and except for those liabilities and obligations (a) reflected, reserved against or otherwise disclosed in the most recent unaudited consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the period ended September 29, 2012, or in the notes thereto or (b) incurred in the ordinary course of business consistent with past practice since September 29, 2012 (none of which is a liability resulting from breach of contract, breach of warranty or violation of Law), neither the Company nor the Company Subsidiary has incurred any material liabilities or material obligations of any nature, whether or not accrued, absolute or contingent.

        3.11    Absence of Certain Changes or Events.     Except as set forth in Section 3.11 of the Company Disclosure Schedule, since September 29, 2012:

          (a)   through the date of this Agreement, the Company and the Company Subsidiary have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice;

          (b)   through the date of this Agreement, there have not occurred any changes or events affecting the Company or the Company Subsidiary that, individually or in the aggregate, constitute a Company Material Adverse Effect; and

          (c)   through the date of this Agreement, there has not been any action taken by the Company or the Company Subsidiary that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

        3.12    Employee Benefit Plans.

          (a)    List of Plans.     Section 3.12(a) of the Company Disclosure Schedule sets forth a complete list of each plan, program, policy, agreement or other arrangement, whether written or unwritten and whether covering a single individual or group of individuals, that is (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not subject to ERISA) or (ii) a bonus, stock option, stock appreciation right, stock purchase, restricted stock, stock unit, incentive, deferred compensation, retiree medical or life insurance, fringe benefit, supplemental retirement, severance, retention, change-in-control, employment, individual consulting or other similar plan, program, policy, agreement or other arrangement, in each case, that is maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any liability (each a "Company Benefit Plan"). For purposes of this Agreement "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is or, at any relevant time, was treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

          (b)    Documents Provided.     The Company has made available to Parent true and complete copies of the following for each Company Benefit Plan: (i) the plan document and all amendments thereto (or, if the Company Benefit Plan has not been reduced to writing, a written summary of all its material terms), (ii) any related trust agreements, custodial agreements and/or insurance policies or contracts, (iii) any summary plan descriptions, employee handbooks containing information about the Company Benefit Plan or similar employee communications and (iv) in the case of any plan that is intended to be qualified under Code Section 401(a), the most recent determination letter (and, if applicable, opinion letter from the IRS) and any pending request for determination with respect to the plan's qualification.

          (c)    General Compliance.     Each Company Benefit Plan has been administered and maintained in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected in accordance with GAAP on the most recent consolidated balance sheet filed or incorporated by reference in the Company Financial Statements prior to the date of this Agreement. With respect to each Company Benefit Plan, all material tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants. No Company Benefit Plan is subject to the Laws of any jurisdiction outside the United States.

          (d)    Tax Qualification of Plans.     Each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k) or Section 401(m) of the Code either (i) has received a favorable determination letter from the IRS as to its qualified status and that remains current, (ii) may rely upon a prototype opinion letter from the IRS or (iii) the remedial amendment period for such Company Benefit Plan has not yet expired; and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the knowledge of the Company no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Further, with respect to such Company Benefit Plans, there has been no partial termination as defined in Section 411(d) of the Code and the regulations thereunder.

          (e)    Prohibited Transactions, Legal Actions, Ability to Amend, and Deductibility.     (i) Except as set forth on Section 3.12(e) of the Company Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in any material liability to the Company or any ERISA affiliate, (ii) each Company Benefit Plan can be amended, terminated or otherwise discontinued at or after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) other than benefits reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement, adjusted for benefit accruals in the ordinary course prior to the date of termination), (iii) no Claim has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS, United States Department of Labor or any other Governmental Entity (other than routine benefits claims), (iv) neither the Company or any ERISA Affiliate has any material liability under ERISA Section 502, (v) all contributions and payments to such Company Benefit Plan are deductible under Code sections 162 or 404, (vi) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, (vii) no excise tax could be imposed upon the Company under Chapter 43 of the Code and (viii) no party has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any such Company Benefit Plan. There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or the Company Subsidiary relating to, or change in employee participation or coverage under, any Company Benefit Plan that would increase materially the expense of maintaining such Company Benefit Plan above the level of expense incurred in respect of such Company Benefit Plan for the most recent plan year.

          (f)    Title IV of ERISA.     (i) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or other pension plan subject to Title

  IV of ERISA or Section 412 of the Code and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code, (ii) no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a liability thereunder, (iii) none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412 of the Code.

          (g)    No Retiree Plans.     Except as required under Section 601 et seq. of ERISA, no Company Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

          (h)    Change in Control.     Except as set forth on Section 3.12(h) of the Company Disclosure Schedule, no amount that will or could be received (whether in cash or property or the vesting of property) as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event, including termination of employment), by any individual who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or the Company Subsidiary could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

          (i)    Deferred Compensation/Section 409A.     Each "nonqualified deferred compensation plan" (within the meaning of Code Section 409A(d)(1) and applicable regulations) with respect to any service provider to the Company: (i) complies, in all material respects, and has been operated in compliance, in all material respects, with the requirements of Code Section 409A and regulations promulgated thereunder or (ii) is exempt from compliance under the "grandfather" provisions of IRS Notice 2005-1 and applicable regulations and has not been "materially modified" (within the meaning of IRS Notice 2005-1 and Treasury Regulations §1.409A-6(a)(4)) subsequent to October 3, 2004.

          (j)    Employee Classification.     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiary, and the relevant plan administrator if other than the Company or the Company Subsidiary, have at all relevant times properly classified each provider of services to the Company or the Company Subsidiary as an employee or independent contractor, as the case may be, for all purposes relating to each Company Benefit Plan for which such classification could be relevant.

        3.13    Labor and Other Employment Matters.

          (a)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and the Company Subsidiary is in compliance in all material respects with all applicable Laws respecting employment and employment practices, including Laws concerning wages and hours, the classification and payment of employees and independent contractors, immigration, fair employment practices, workers' compensation, occupational safety, and plant closings, and are not and have not been engaged in any unfair labor practice as defined in the National Labor Relations Act. Neither the Company nor the Company Subsidiary is a party to any collective bargaining or other Contract with a labor union or other employee representative, and no such Contract is being negotiated by the Company or the Company Subsidiary. There currently is no labor dispute, picketing, strike, work slowdown, lockout or work stoppage against the Company or the Company Subsidiary pending and, to the knowledge of the Company, none are threatened. None of the employees of the Company or the Company Subsidiary are represented by a labor union. To the Company's knowledge, there is no effort by or on behalf of any labor union to organize any such employee, and there have been no such efforts for the past three (3) years. To the knowledge of the Company, no petition has been filed or proceedings instituted by any labor union or other labor organization with the National Labor Relations Board or other labor relations authority seeking recognition or certification as the bargaining representative of any employee or group of employees of the Company or the Company Subsidiary. To the knowledge of the Company, there is no unfair labor practice charge pending before the National Labor Relations Board or any other labor relations tribunal. To the Company's knowledge, no employee of the Company or the Company Subsidiary is in material violation of any employment Contract, non-disclosure agreement, noncompetition agreement, or restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or the Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

          (b)   Other than as disclosed in Section 3.13(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including termination of employment), will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any current or former director or employee of, or other service provider to, the Company or the Company Subsidiary, or to any Governmental Entity or other Person on behalf of any such director, employee or service provider, from the Company or the Company Subsidiary or any affiliate under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any benefits.

          (c)   Since January 1, 2012, neither the Company nor the Company Subsidiary has effectuated a 'plant closing' or 'mass layoff,' as defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101, et. seq., or any similar state Law (all such Laws, the "WARN Act"), affecting any one or more sites of employment or one or more facilities or operating units within any site of employment or facility of the Company or the Company Subsidiary, and neither the Company nor the Company Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state or local analog to the WARN Act. No arbitration, court decision or governmental order to which the Company or the Company Subsidiary is a party or is subject in any way limits or restricts the Company or the Company Subsidiary from relocating or closing any of the operations of the Company or the Company Subsidiary.

          (d)   True and complete information as to the name, current job title and compensation for the last three (3) fiscal years of all executive officers of the Company and the Company Subsidiary has been provided to Parent. As of the date hereof, to the knowledge of the Company, no current executive or key employee has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or the Company Subsidiary. No executive or key employee of the Company or the Company Subsidiary is employed under a non-immigrant work visa or other work authorization that is limited in duration.

          (e)   As of the date hereof, (i) there is no (A) lawsuit pending or (B) to the knowledge of the Company, lawsuit threatened or charge, investigation, audit or review pending or threatened, by or before a Governmental Entity naming the Company or the Company Subsidiary as a party concerning employment-related matters, and (ii) there are no outstanding orders, judgments or decrees of, or before, any Governmental Entity concerning employment related matters naming the Company or the Company Subsidiary as a party.

        3.14    Contracts.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of each currently effective Contract to which the Company or the Company Subsidiary is a party or which binds or affects their respective properties or assets, and which falls within any of the following categories (collectively, the "Company Material Contracts"):

                i.  any Contract that (A) limits the freedom of the Company or the Company Subsidiary to compete in any line of business or sell, supply or distribute any material product or service, or to hire any individual or group of individuals or (B) provides for indemnification by or to the Company or the Company Subsidiary (other than leases or customer or supplier Contracts in the ordinary course of business consistent with past practices);

               ii.  any material joint venture, alliance, limited liability company or partnership agreement;

              iii.  any Contract with a Significant Supplier (other than purchase orders entered into in the ordinary course of business consistent with past practice ("Purchase Orders"));

              iv.  any material Contract with a Governmental Entity;

               v.  any Contract (other than option agreements under the Company's Stock Option Plans) under which any benefits to any party will be materially increased, or the vesting of material benefits to any party will be accelerated, as a result of, the execution, delivery, performance or announcement of this Agreement, the Support Agreements or any of the other agreements and instruments contemplated by this Agreement, or the consummation of the Merger or the other transactions contemplated hereby and thereby;

              vi.  any Contract that involves future expenditures or receipts by the Company or the Company Subsidiary of more than $100,000 in any one (1)-year period (other than (A) Purchase Orders, (B) supply or fulfillment contracts that do not have any minimum purchase requirement or (C) Contracts terminable upon sixty (60) days' notice or less);

             vii.  any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or the Company Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

            viii.  any Contract for the acquisition of any material assets (other than the acquisition of inventory, equipment, store fixtures, supplies and raw materials in the ordinary course of business consistent with past practice) or of any business from any Person, or relating to the ownership of, investment in or loans and advances to any Person (other than advances or reimbursements to officers or directors in the ordinary course of business consistent with past practice, or loans, advances or reimbursements to other employees in the ordinary course of business consistent with past practice), including minority equity investments;

              ix.  any Contract for the sale, transfer, assignment, exclusive license, conveyance or other disposition of any assets worth greater than $100,000 of the Company or the Company Subsidiary, except in the ordinary course of business;

               x.  any Contract relating to Indebtedness in excess of $100,000 of the Company or the Company Subsidiary;

              xi.  any lease, sublease or other Contract with respect to the Company's use and occupancy of the Leased Real Property (as defined below) (the "Lease Agreements");

             xii.  any license or other agreement relating to Company Intellectual Property (other than standard form Contracts entered into in the ordinary course of business consistent with past practice granting rights to use readily available shrink wrap or click wrap software or standard non-exclusive licenses) ("License Agreements");

            xiii.  any employment, change of control, severance or other similar arrangement with any (w) director, (x) officer, (y) other key employee with annualized base compensation in excess of $100,000 or (z) other employees with employment terms outside of the ordinary course of business consistent with past practice;

            xiv.  any collective bargaining agreement or other Contract with a labor union;

             xv.  any Contract for the settlement or compromise of any Action resulting in payment of $100,000 or more by the Company or the Company Subsidiary in excess of any amount paid by insurance since January 1, 2012;

            xvi.  any Contract that grants any power of attorney or other similar agreement other than in the ordinary course of business consistent with past practice;

           xvii.  any Contract under which the Company or the Company Subsidiary has granted any Person registration rights; and

          xviii.  any other Contract that is required to be filed with the SEC under Item 601(b)(10) of Regulation S-K of the SEC or disclosed on a Current Report on Form 8-K.

          (b)   Each Company Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms (in each case, subject to the Bankruptcy and Equity Exception). Except as set forth on Section 3.14(b) of the Company Disclosure Schedule, each Company Material Contract (excluding any of the Lease Agreements that has expired at the end of its scheduled term) has not terminated, and each Company Material Contract is in full force and effect, except to the extent that termination or failure to be in full force and effect would not reasonably be expected to be material to the Company and the Company Subsidiary. Each of the Company and the Company Subsidiary has in all material respects performed all obligations required to be performed by it under, and is not in material breach of, each Company Material Contract and, to the knowledge of the Company, each other party to such Company Material Contract has in all material respects performed all obligations required to be performed by it under, and is not in material breach of, such Company Material Contract. Neither the Company nor the Company Subsidiary has knowledge of, or has received written notice of, any material violation or default under any Company Material Contract.

        3.15    Litigation.

          (a)   Except as set forth on Section 3.15(a) of the Company Disclosure Schedule, as of the date hereof, there is, and since January 1, 2010 has been, no Action, notice of violation or demand letter pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiary or affecting their respective assets or properties that involves a claim or potential claim of liability in excess of $100,000 (other than those settled for $100,000 or less) or for injunctive relief.

          (b)   To the knowledge of the Company, as of the date hereof, no director or officer of the Company or the Company Subsidiary is a defendant in any litigation to which the Company or the Company Subsidiary is not also a defendant, including as a nominal defendant, in connection with his or her status as a director or officer of the Company or the Company Subsidiary.

          (c)   As of the date hereof, (i) neither the Company nor the Company Subsidiary is party to any material outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding and (ii) to the knowledge of the Company, none of the Company, the Company Subsidiary or any of their products or services is subject to any pending or threatened investigation or review by or before any Governmental Entity naming the Company or the Company Subsidiary as a party nor has any Governmental Entity indicated an intention in writing to conduct any such investigation or review.

        3.16    Environmental Matters.     Except as set forth on Section 3.16(a) , the Company and the Company Subsidiary (i) have at all times been in material compliance with applicable Environmental Laws, (ii) have obtained all applicable Environmental Permits necessary for their business as currently conducted and (iii) have at all times complied with in all material respects the terms of such Environmental Permits. Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, (i) to the knowledge of the Company, there have been no Releases of any Hazardous Substances in violation of Environmental Laws that would reasonably be expected to give rise to any Environmental Claim against the Company or the Company Subsidiary, (ii) to the knowledge of the Company, there are no Environmental Claims pending or threatened against the Company or the Company Subsidiary and (iii) to the knowledge of the Company, neither the Company nor the Company Subsidiary is subject to any order judgment, decree, letter or memorandum by or with any Governmental Entity imposing any liability or obligation under any Environmental Law. Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to any Hazardous Substance, or owned or operated its business (or any property or facility which is or was contaminated by any Hazardous Substance) so as to give rise to any current or future material liabilities to the Company or the Company Subsidiary (including any investigatory, corrective or remedial obligations) pursuant to any Environmental Law. The Company has made available to Parent copies of all environmental audits, reports and assessments and all other documents bearing on material environmental, health or safety liabilities relating to the past or current properties, facilities or operations of the Company or the Company Subsidiary which are in the Company's possession or under its reasonable control.(b) The parties agree that the only representations and warranties of the Company and the Company Subsidiary as to matters pertaining to Environmental Laws or Hazardous Substances are those included in this Section 3.16. Without limiting the generality of the foregoing, the parties acknowledge that the representations and warranties included in Sections 3.7 ("Permits; Compliance With Law"), 3.15 ("Litigation") and 3.21 ("Real Property") do not relate to matters pertaining to Environmental Laws or Hazardous Substances.

        3.17    Intellectual Property.     Section 3.17(a) of the Company Disclosure Schedule sets forth a complete list of material patents, trademark registrations, copyright registrations, and domain name registrations ("Registered Intellectual Property") that are purported to be owned by the Company or the Company Subsidiary. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and the Company Subsidiary are the sole and exclusive owners of the Registered Intellectual Property have good title thereto.

          (b)   Section 3.17(b) to the Company Disclosure Schedule sets forth an accurate list, as of December 31, 2012, of (i) all material Intellectual Property other than Registered Intellectual Property that is purported to be owned by the Company or the Company Subsidiary, or is used or otherwise exploited by the Company, the Company Subsidiary or their products or services ("Other Intellectual Property", and together with the Registered Intellectual Property, the "Company Intellectual Property"), owned by the Company or the Company Subsidiary and (ii) all material agreements to which the Company or the Company Subsidiary is a party and pursuant to which the Company or the Company Subsidiary obtains the right to use any Company Intellectual Property (other than off-the-shelf software). Neither the Company nor the Company Subsidiary requires any material Intellectual Property Rights that the Company and the Company Subsidiary do not already own or license or are not able to purchase or license on commercial terms in order to conduct the business as presently conducted by the Company and the Company Subsidiary. The Company has no knowledge of any infringement or misappropriation by others of Intellectual Property Rights owned by the Company or the Company Subsidiary. To the knowledge of the Company, the conduct of the businesses of the Company and the Company Subsidiary does not infringe on or misappropriate any Intellectual Property Rights of others, except where such infringement or misappropriation, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Except as set forth on Section 3.17(c) of the Company Disclosure Schedule, the Company and the Company Subsidiary have taken reasonable steps to protect and maintain the confidential nature of all personally identifiable information ("PII") in their possession, custody or control, and, in any event, are in material compliance with all applicable Laws, contractual agreements and policies or statements published by the Company or the Company Subsidiary pertaining to PII.

        3.18    Tax Matters.

          (a)    Filing of Tax Returns.     Except as set forth on Section 3.18(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiary has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof. All such Tax Returns are complete and accurate in all material respects. All Taxes due and payable by the Company and the Company Subsidiary on or before the date hereof, whether or not shown on any Tax Return, have been paid. Neither the Company nor the Company Subsidiary has waived any statute of limitation or is the beneficiary of any extension of time within which to file any Tax Return.

          (b)    Payment of Taxes.     The unpaid Taxes of the Company and the Company Subsidiary (whether or not due and payable and whether or not shown on any Tax Return) did not, as of September 29, 2012, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the unaudited consolidated balance sheet of the Company and the Company Subsidiary, dated as of September 29, 2012 (rather than in any notes thereto). Since September 29, 2012, neither the Company nor the Company Subsidiary has incurred any liability for Taxes outside the ordinary course of business consistent with past practice. All amounts of Tax required to be withheld by the Company or the Company Subsidiary have been timely withheld and paid over to the appropriate Governmental Entity, other than such Taxes for which adequate reserves in the Company Financial Statements have been established.

          (c)    Audits, Investigations or Claims.     Neither the Company nor the Company Subsidiary has received written notice of a deficiency from any taxing or other Governmental Entity, whether or not in a jurisdiction in which the Company has filed a Tax Return, for any material Taxes owed by the Company or the Company Subsidiary that has not been settled or satisfied. To the knowledge of the Company and the Company Subsidiary, there are no pending, in progress or threatened audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (d)    Liens.     There are no Liens for Taxes other than Permitted Liens on any assets of any of the Company and the Company Subsidiary.

          (e)    Adjustments.     Neither the Company nor the Company Subsidiary has agreed, or is required, to include any material item of income in or exclude any material item of deduction from taxable income for any period after the Closing Date as a result of any (i) adjustment under Section 481(a) of the Code by reason of a change in accounting method for a taxable period ending on or prior to the Closing Date, (ii) closing agreement described in Section 7121 of the Code, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 (or a similar provision of state, local or foreign Law), (iv) installment sale made prior to the Closing Date or (v) prepaid amount received before the Closing Date.

          (f)    Tax Elections.     Neither the Company nor the Company Subsidiary (i) has made an election, or is required, to treat any of its assets (A) as owned by another Person pursuant to the provisions of Section 168(f) of the Internal Revenue Code of 1954 (or under any comparable provision of state, local or foreign law) or otherwise or (B) as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (ii) has acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (iii) has made or will make a consent dividend election under Section 565 of the Code; (iv) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

          (g)    Other Entity Liability.     Neither the Company nor the Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or the Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee, successor, by contract or otherwise.

          (h)    No Withholding.     Each of the Company and the Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid (unless otherwise not yet due) in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (i)    USRPHC.     Neither the Company nor the Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (j)    Spin-Offs.     Neither the Company nor the Company Subsidiary has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code, and neither the stock of the Company nor the stock of the Company Subsidiary has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

          (k)    Tax Shelters.     Neither the Company nor the Company Subsidiary has entered into, or is required to make any disclosure to the IRS with respect to, any transaction identified as a "listed transaction" for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

        3.19    Insurance.     Each of the Company and the Company Subsidiary maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for similarly sized companies engaged in businesses similar to that of the Company and the Company Subsidiary. Section 3.19 of the Company Disclosure Schedule contains a true and complete list of the all insurance policies (including property, casualty and directors' and officers' liability insurance policies) maintained by the Company and the Company Subsidiary ("Insurance Policies"). Each of the Insurance Policies is in full force and effect and the Company and the Company Subsidiary are in compliance in all material respects with the terms and conditions of such Insurance Policies. Since January 1, 2010, neither the Company nor the Company Subsidiary has received any notice of (a) cancellation of any Insurance Policy that has not been renewed in the ordinary course other than any such cancellation which did not result in any lapse in coverage, (b) invalidation of any Insurance Policy or (c) material reduction of coverage under or material increase in premiums for any Insurance Policy. As of the date hereof, except as set forth on Section 3.19 of the Company Disclosure Schedule, there is no material claim by the Company or the Company Subsidiary pending under any of the Insurance Policies.

        3.20    Properties and Assets.     Except as set forth on Section 3.20 of the Company Disclosure Schedule, the Company and the Company Subsidiary have good and valid title to their owned assets and properties, or in the case of assets and properties they lease, license, or have other rights in, good and valid rights by lease, license or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary to permit the Company and the Company Subsidiary to conduct their respective businesses in all material respects as currently conducted. The assets and properties (in each case, tangible or intangible) owned or used by the Company or the Company Subsidiary are adequate in all material respects for their current use.

        3.21    Real Property.

          (a)   Neither the Company nor the Company Subsidiary owns the fee interest in any real property.

          (b)   Section 3.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or the Company Subsidiary (collectively, the "Leased Real Property") and (ii) the address for each Leased Real Property and use thereof. Except as set forth on Section 3.21(b) of the Company Disclosure Schedule, the Company or the Company Subsidiary, as applicable, holds a valid leasehold or subleasehold interest in all of the Leased Real Property, in each case free and clear of all Liens, other than Permitted Liens.

          (c)   Neither the Company nor the Company Subsidiary has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending and neither the Company nor the Company Subsidiary has received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding relating to the ownership, lease, use, occupancy or operation by any Person of the Leased Real Property.

        3.22    Opinion of Financial Advisor.     The Company Board has received the written opinion (the "Fairness Opinion") of Raymond James & Associates, Inc. (the "Company Financial Advisor"), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Common Share Merger Consideration to be received by the holders of Common Shares of the Company is fair to the holders of Common Shares (other than Parent, Merger Sub and any of their respective Subsidiaries) from a financial point of view.

        3.23    Information in the Proxy Statement.     The proxy statement or information statement relating to the Merger and this Agreement (together with any amendments and supplements thereto and any other required proxy materials, the "Proxy Statement") for the special meeting of its stockholders for purposes of obtaining the Company Stockholder Approval (the "Special Meeting") will not, at the date mailed to the Company's stockholders and at the time of the Special Meeting (in each case after giving effect to any amendments or supplements to the Proxy Statement and any modifying or superseding statements filed, distributed or disseminated prior to such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or the Merger Sub for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities laws.

        3.24    Brokers.     Except for the Company's obligations to the Company Financial Advisor, the Company has not incurred and will not incur any brokerage, finders', advisory or similar fee or commission in connection with the transactions contemplated by this Agreement, including the consummation of the Merger.

        3.25    Related Party Transactions.     No transactions, agreements or arrangements between the Company or the Company Subsidiary, on the one hand, and any affiliate of the Company (other than the Company Subsidiary), on the other hand, that would be required to be disclosed in the Company SEC Documents in accordance with Item 404 of Regulation S-K under the Securities Act exist, except for such transactions, agreements or arrangements that have been so disclosed.

        3.26    Suppliers.     Section 3.26 of the Company Disclosure Schedule sets forth the ten (10) largest suppliers of the Company and the Company Subsidiary, taken as a whole, for the year ended December 31, 2012 based on aggregate payments made to such suppliers by the Company and the Company Subsidiary during such period (collectively, the "Significant Suppliers"). To the knowledge of the Company, since September 29, 2012 and through the date hereof, neither the Company nor the Company Subsidiary has received from any Significant Supplier any notice that such supplier will not continue as a supplier to the Company or the Company Subsidiary or that such supplier intends to terminate or materially adversely modify its contract or business relationship with the Company or the Company Subsidiary.

        3.27    Inventory.     Subject to any reserve therefor in the Company consolidated balance sheet dated as of September 29, 2012, all inventories (including inventory ordered but not yet received) consisted of items of a quality usable or saleable in the ordinary course of business consistent with past practice and were in quantities reasonably sufficient for the normal operation of the business of the Company and the Company Subsidiary in accordance with past practices. Since September 29, 2012, the Company has continued to replenish its inventory and to dispose of out-of-season and slow-moving inventory in a normal and customary manner consistent with past practices prevailing in the business of the Company and the Company Subsidiary.

        3.28    Takeover Statutes.     Assuming the accuracy of the representations and warranties of Parent and the Merger Sub set forth in Section 4.7 ("Ownership of Company Capital Stock"), no "fair price", "moratorium", "control share acquisition", "business combination" or similar antitakeover statute or regulation enacted under U.S. federal or state laws applicable to the Company shall apply with respect to or as a result of, the execution, delivery, performance or announcement of this Agreement, the Support Agreements or any of the other agreements and instruments contemplated by this Agreement, or the consummation of the Merger or the other transactions contemplated hereby and thereby.

        3.29    Indebtedness.     Section 3.29 of the Company Disclosure Schedule sets forth, as of the date of this Agreement or such other recent date set forth in such Section of the Company Disclosure Schedule, all of the Indebtedness of the Company and the Company Subsidiary. As of the date of this Agreement, there is no Indebtedness of the Company and the Company Subsidiary, except as set forth on Section 3.29 of the Company Disclosure Schedule.

        3.30    Product Liability.     To the Knowledge of the Company and except as would not be reasonably expected, individually or in the aggregate, to cause a Company Material Adverse Effect, the products and services of the Company and the Company Subsidiary either (i) are designed, manufactured, supplied and advertised by third parties who are liable for any defects therein or (ii) have been designed, manufactured, advertised and distributed by the Company or the Company Subsidiary in manner that is free of material defects.

        3.31    Disclaimer of Other Representations and Warranties.     Except for the representations and warranties expressly set forth in this Article 3 (including the Company Disclosure Schedule) (a) neither the Company nor the Company Subsidiary makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, (b) no Person has been authorized by the Company or the Company Subsidiary to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of the Parent Representatives (as defined below) shall not be relied upon as, and are not and shall not be deemed to be or include representations or warranties unless any such materials are or information is the subject of any express representation or warranty set forth in Article 3 of this Agreement (including the Company Disclosure Schedule).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

        Except as set forth in the disclosure schedule delivered by Parent and the Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), with each item specifically disclosed in the Parent Disclosure Schedule constituting an exception (i) to the representation, warranty, covenant or agreement contained in the correspondingly numbered Section or Subsection of this Agreement and (ii) to all other representations, warranties, covenants and agreements in this Agreement to the extent that the relevance of the disclosed information to such representations, warranties, covenants and agreements is reasonably apparent from the text of such disclosure, notwithstanding the presence or absence of an appropriate Section or Subsection of the Disclosure Schedules with respect to such other representations, warranties, covenants and agreements, or an appropriate cross-reference thereto, Parent and the Merger Sub hereby represent and warrant to the Company as follows:

        4.1    Organization and Qualification.     Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in corporate good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent and the Merger Sub is duly qualified to do business and is in corporate good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in corporate good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        4.2    Authority.     Each of Parent and the Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and all other agreements and instruments contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Merger. The execution and delivery of this Agreement, and all other agreements and instruments contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, by each of Parent and Merger Sub, as applicable, and the consummation by Parent and the Merger Sub of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly authorized by all necessary corporation action, and no other corporate proceedings on the part of Parent or the Merger Sub and no other stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement, and each other agreement or instrument contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, has been duly authorized and validly executed and delivered by Parent and the Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and the Merger Sub, enforceable against Parent and the Merger Sub in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.

        4.3    No Conflict.     None of the execution, delivery or performance of this Agreement by Parent or the Merger Sub, the consummation by Parent or the Merger Sub of the Merger or any other transaction contemplated by this Agreement or by any other agreement or instrument contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, or compliance by Parent or the Merger Sub with any of the provisions of this Agreement, or of any other agreement or instrument contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, will (whether upon lapse of time, or the occurrence of any act or event, or otherwise): (a) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or the Merger Sub, each as in effect; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made, conflict with or violate any Law applicable to Parent or the Merger Sub or any of their respective properties or assets or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of Parent, the Merger Sub or any Parent Subsidiary pursuant to, any Contract or permit to which Parent, the Merger Sub or any Parent Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        4.4    Required Filings and Consents.     None of the execution, delivery or performance of this Agreement by Parent and the Merger Sub, the consummation by Parent and the Merger Sub of the Merger or any other transaction contemplated by this Agreement or by any other agreement or instrument contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, or compliance by Parent or the Merger Sub with any of the provisions of this Agreement, or of any other agreement or instrument contemplated by this Agreement to which Parent or the Merger Sub, as applicable, is a party, will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other Person, other than (a) the filing and recordation of the Certificate of Merger as required by the DGCL and any other required filings in other states, (b) compliance with the applicable requirements of the Exchange Act, (c) compliance with the applicable requirements of the Securities Act, (d) compliance with any applicable Blue Sky Laws, (e) filings with the SEC as may be required by Parent or the Merger Sub in connection with this Agreement and the transactions contemplated hereby, (f) such filings as may be required under the rules and regulations of the NYSE MKT, and (g) such other consents, approvals, authorizations or permits of, or filings, registrations or notifications with or to any Governmental Entity or with or to any other Person where the failure of which to be obtained or made, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

        4.5    Litigation.

          (a)   As of the date hereof, there is no Action, notice of violation or demand letter pending or, to the knowledge of Parent, threatened against Parent or the Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, challenges the validity or propriety of the Merger, or otherwise seeks to prevent or delay consummation of the Merger.

          (b)   As of the date hereof, neither Parent nor the Merger Sub is subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        4.6    Information in the Proxy Statement.     The information supplied by Parent or the Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the holders of Shares and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        4.7    Ownership of Company Capital Stock.     Neither Parent nor the Merger Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company, as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). Except as set forth on Section 4.7 of the Parent Disclosure Schedule, neither Parent nor the Merger Sub nor any individual who would be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent if Parent were a public company, owns (directly or indirectly, beneficially or of record) any Common Shares or Preferred Shares or holds any rights to acquire or to direct the voting of any Common Shares or any series of Preferred Shares, except pursuant to the transactions contemplated by this Agreement and the Support Agreements.

        4.8    Sufficient Funds.     Parent and the Merger Sub have, and will have on the Closing Date, sufficient funds available to consummate the Merger upon the terms contemplated by this Agreement, to pay the Merger Consideration, to fund the Stock Option Payment and to perform their respective obligations under this Agreement without the need for any third party consents or approvals.

        4.9    Ownership of the Merger Sub; No Prior Activities.

          (a)   The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b)   Except for obligations or liabilities incurred in connection with the Merger Sub's incorporation or organization and the transactions contemplated by this Agreement, the Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        4.10    Management Arrangements.     As of the date of this Agreement, except for the Support Agreements and as previously disclosed to the Company Board, none of Parent or the Merger Sub, or their respective executive officers, directors or affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or affiliates of the Company that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

        4.11    Brokers.     Except as set forth on Section 4.11 of the Parent Disclosure Schedule, neither Parent, nor the Merger Sub, nor any of their respective stockholders, directors, officers, employees or affiliates, based on any arrangements made on or on behalf of Parent or the Merger Sub, has incurred or will incur on behalf of Parent, the Merger Sub or any Parent Subsidiary, any brokerage, finders', advisory or similar fee or commission in connection with the transactions contemplated by this Agreement.

        4.12    Vote/Approval.     No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, and all other agreements and instruments contemplated by this agreement to which Parent is a party, or the transactions contemplated hereby or thereby. The vote or consent of Parent as the sole shareholder of the Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of the Merger Sub necessary to approve this Agreement, and all other agreements or instruments contemplated by this agreement to which the Merger Sub is a party, or the transactions contemplated hereby or thereby.

        4.13    Disclaimer of Other Representations and Warranties.     Except for the representations and warranties expressly set forth in this Article 4 (including the Parent Disclosure Schedule) (a) neither Parent nor the Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, (b) no Person has been authorized by Parent or the Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity, and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to the Company or the Company Representatives (as defined below) shall not be relied upon as, and are not and shall not be deemed to be or include representations or warranties unless any such materials are or information is the subject of any express representation or warranty set forth in Article 4 of this Agreement (including the Parent Disclosure Schedule).

ARTICLE 5
COVENANTS

        5.1    Conduct of Business by the Company Pending the Closing.

          (a)   The Company agrees that, from the date of this Agreement through the earlier of the Effective Time and the date of the termination of this Agreement in accordance with Section 7.1 ("Termination"), except as set forth in Section 5.1(a) of the Company Disclosure Schedule or as expressly provided by any other provision of this Agreement, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), the Company will, and will cause the Company Subsidiary to, (i) conduct its operations only in the ordinary and usual course of business consistent with past practice, (ii) use commercially reasonable efforts to keep available the services of the current officers and key employees of the Company and the Company Subsidiary and maintain the goodwill and current relationships of the Company and the Company Subsidiary with customers, suppliers and other Persons with which the Company or the Company Subsidiary has significant business relations, (iii) use its commercially reasonable efforts to preserve substantially intact its business organization, (iv) use commercially reasonable efforts to maintain the Company's and the Company Subsidiary's books, accounts and records in the ordinary course of business consistent with past practice as used in the preparation of the Company Financial Statements and (v) comply in all material respects with all applicable Laws.

          (b)   Without limiting the foregoing, except as set forth in Section 5.1(b) of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, the Company shall not (except as required by applicable Law), and shall not permit the Company Subsidiary to (except as required by applicable Law), from the date of this Agreement through the earlier of the Effective Time and the date of the termination of this Agreement in accordance with Section 7.1 ("Termination"), directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

                i.  amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents as in effect on the date of this Agreement;

               ii.  issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other Equity Interests in, the Company or the Company Subsidiary of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by Contract right), of the Company or the Company Subsidiary, other than the issuance of Shares upon the conversion of any Preferred Shares or the exercise of Company Options and Warrants, in each case outstanding on the date hereof, in accordance with their respective terms; provided, however, that the amendment of any Company Stock Option Plan or Company Option in order to consummate the Merger in accordance with the terms of this Agreement, in a form reasonably acceptable to Parent, shall not require the consent of Parent;

              iii.  sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets of the Company or the Company Subsidiary, except pursuant to existing contracts or commitments or the sale or purchase of inventory in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between the Company Subsidiary and the Company;

              iv.  declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends or distributions paid by the Company Subsidiary to the Company) or enter into any agreement with respect to the voting or registration of its capital stock;

               v.  (A) take any action that would trigger the anti-dilution adjustment provisions in the Certificates of Designation for the Series E Shares and Series F Shares or (B) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or any other securities, except (x) for Shares repurchased from employees or former employees of the Company or the Company Subsidiary upon the exercise of repurchase rights pursuant to and in accordance with the terms of an agreement in effect on the date of this Agreement, (y) as a result of conversion of Preferred Shares or (z) the amendment of any Company Stock Option Plan or Company Option in order to consummate the Merger in accordance with the terms of this Agreement;

              vi.  merge or consolidate the Company or the Company Subsidiary with any Person, or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or the Company Subsidiary;

             vii.  acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than purchases and orders for inventory, equipment and supplies in the ordinary course of business consistent with past practice or as otherwise permitted under Section 5.1(b)(xviii) hereof;

            viii.  incur any Indebtedness, except for: (i) short-term borrowings incurred in the ordinary course of business made or incurred in connection with the purchase of equipment and supplies and on terms consistent with past practice; (ii) borrowings pursuant to the Company Credit Facility existing as of the date of this Agreement; and (iii) trade payables with extended payment terms that are incurred in the ordinary course of business consistent with past practices and that have extensions of no greater than one (1) year;

              ix.  make any loans, advances or capital contributions to, or investments in, any other Person (other than the Company Subsidiary), other than advances to employees in respect of travel and other expenses in the ordinary course of business consistent with past practice;

               x.  terminate, cancel, renew, or request or agree to any material change in or waiver under any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract (including, for the avoidance of doubt, entering into any new Lease Agreements or Contracts relating to the ownership of or title to any real property);

              xi.  fail to make any material or known filing required to be filed by the Company or the Company Subsidiary when due (subject to any extensions), pay any material or known fee required to be paid by the Company or the Company Subsidiary when due (subject to any extensions), or take any other reasonable step to maintain the ownership, effectiveness, validity or enforceability of any material Company Intellectual Property;

             xii.  except to the extent required by (i) applicable Law, (ii) the existing terms of any Company Benefit Plan described in Section 3.12(a) of the Company Disclosure Schedule or (iii)  contractual commitments with respect to compensation, severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.13(b) of the Company Disclosure Schedule: (A) increase the compensation or benefits payable or to become payable to its (w) directors, (x) officers, (y) employees with annualized base compensation in excess of $100,000 or (z) other employees with respect to increases outside the ordinary course of business consistent with past practice; (B) grant any rights to severance or termination pay to, or enter into any employment, change in control, retention, severance or similar agreement with, any director, officer or employee of the Company or the Company Subsidiary, or establish, adopt, enter into or amend any plan, program, policy, agreement or other arrangement that would be a Company Benefit Plan if in effect on the date hereof; (C) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan; or (D) terminate the employment of, or hire, any (x) officer, (y) employee with annualized base compensation in excess of $100,000 of the Company or the Company Subsidiary or (z) other employee outside the ordinary course of business consistent with past practice;

            xiii.  enter into any collective bargaining agreement or other Contract with a labor union;

            xiv.  waive, release, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

             xv.  compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or the Company Subsidiary;

            xvi.  make any change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity;

           xvii.  adopt or change in any material respect its Tax accounting policies, practices, principles, methods or procedures, or its annual accounting period, except as required by GAAP or applicable Law, in which case written notice shall be provided to Parent and Merger Sub, (ii) make or change any material Tax election, (iii) settle or compromise any Tax liability or enter into any closing agreement or similar agreement or arrangement with respect to Taxes that are material in amount, or (iv) consent to any extension or waiver of any limitation period with respect to any claim or assessment for Taxes that are material in amount;

          xviii.  make any individual capital expenditure in excess of $100,000, and capital expenditures in the aggregate in excess of $300,000, except as expressly contemplated by the capital expenditure budget previously provided to Parent and those capital expenditures for the repair or replacement of the Company's or Company Subsidiary's property that has been (A) damaged or destroyed and is funded by the proceeds of any casualty insurance covering such property or (B) failed and reasonably requires replacement in order for the Company or the Company Subsidiary, as applicable, to continue to conduct its business in the ordinary course consistent with past practice (such as an HVAC system failure);

            xix.  fail to use reasonable efforts to maintain in full force and effect the Company's or the Company Subsidiary's material current insurance (or reinsurance) policies or comparable replacement policies; or

             xx.  authorize or enter into any Contract, or otherwise make any commitment, whether orally or in writing, to do any of the foregoing.

        5.2    Filings.

          (a)   The Company shall, in accordance with and subject to the requirements of applicable Law, (i) as promptly as practicable (and, in any event, within ten (10) Business Days) after the date hereof, prepare and file with the SEC the Proxy Statement and (ii) as promptly as practicable following the later of (A) the clearance of all SEC comments on the Proxy Statement (the "Proxy Statement Clearance Date") or (B) the end of the Go-Shop Period, as may be extended by the Go-Shop Extension Period (or at any earlier time selected by the Company in its discretion), cause the Proxy Statement to be printed and mailed to the Company's stockholders.

          (b)   Each of Parent and the Merger Sub shall promptly furnish to the Company all information concerning Parent and the Merger Sub required by applicable Law, including the Exchange Act and the rules and regulations promulgated thereunder, to be set forth in the Proxy Statement so as to enable the Company to comply with the provisions of this Section 5.2. Parent, the Merger Sub and their counsel shall be given a reasonable opportunity to review the Proxy Statement, and any amendments or supplements thereto, before they are filed with the SEC, and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent, the Merger Sub and their counsel. The Company, on the one hand, and Parent and the Merger Sub, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement, if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law, and the Company agrees to cause the Proxy Statement, as so corrected (if applicable), to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement, mailed to the Company's stockholders, in each case as and to the extent required by the Exchange Act. The Company shall provide Parent, the Merger Sub and their counsel with copies of any written comments of the SEC, and shall inform them of any oral comments, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company's receipt of such comments, and any written or oral responses thereto. Parent, the Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on any such written or oral responses, and the Company shall include such additions, deletions or changes thereon suggested by the Parent or the Merger Sub that Company determines in good faith to be appropriate. Each of the Company, Parent and the Merger Sub shall use its respective reasonable best efforts to resolve all SEC comments on the Proxy Statement and any Other Filings as promptly as practicable after receipt thereof.

          (c)   As promptly as practicable following the Proxy Statement Clearance Date, the Company shall (i) take all action reasonably necessary in accordance with the DGCL and the Company Certificate and Company Bylaws to set a record date (the "Record Date"), duly call, give notice of, convene and hold the Special Meeting (including, except as provided in the following two sentences, holding the Special Meeting no later than thirty-five (35) days after the Proxy Statement mailing date, unless a later date is mutually agreed in writing by the Company and Parent),

  (ii) include in in the Proxy Statement the recommendation of the Company Board, that the Company's stockholders vote in favor of approving and adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement (the "Company Board Recommendation"); provided, however, that the Company Board may withdraw, change, amend or modify the Company Board Recommendation to the extent permitted in Section 5.5 ("Go-shop Period; No Solicitation of Transactions") (which, for the avoidance of doubt, will constitute a Change of Board Recommendation (as defined below) to the extent adverse to the Parent) and (iii) and unless the Board shall have made a Change of Board Recommendation to the extent permitted in Section 5.5 ("Go-shop Period; No Solicitation of Transactions"), use commercially reasonable efforts to solicit from the Company's stockholders proxies in favor of approving and adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement. In the event of a Change in Board Recommendation, the Parent and the Purchaser additionally may solicit proxies in favor of approving and adopting this agreement and approving the Merger and the other transactions contemplated by this Agreement. The Company may not adjourn or postpone the Special Meeting without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, except (i) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company believes, after consultation with outside legal counsel is necessary under applicable Law, and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior the Special Meeting, (ii) in the event that insufficient Shares are present in person or by proxy prior to the start of the Special Meeting to constitute a quorum or (iii) to allow the Company to solicit additional votes required to secure the Company Stockholder Approval.

          (d)   Notwithstanding anything contained in this Agreement to the contrary, unless this Agreement has been terminated in accordance with Section 7.1 ("Termination"), the Company shall take all actions specified in this Section 5.2 regardless of whether (i) a Change of Board Recommendation (as defined below) pursuant to Section 5.5(d)(i), (ii) or (iv) or (ii) a Company Intervening Event has occurred, and will submit this Agreement for adoption by the holders of Shares at the Special Meeting. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to hold the Special Meeting if this Agreement is earlier terminated in accordance with Section 7.1 ("Termination").

        5.3    Delivery of Audited Financial Statements.     The Company shall deliver or make available to Parent, the audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Company for the fiscal year ending December 29, 2012, promptly following the filing of the Company's Annual Report on Form 10-K for such fiscal year with the SEC.

        5.4    Access to Information; Confidentiality.

          (a)   Between the date of this Agreement and the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Section 7.1 ("Termination"), except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or the Company Subsidiary is a party (provided, that the Company shall use commercially reasonable efforts to obtain waivers to any confidentiality agreement or similar agreement or waiver as reasonably requested by Parent), the Company shall, and shall cause the Company Subsidiary and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives, (collectively, "Company Representatives") to: (i) provide to Parent and the Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the "Parent Representatives") access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company and the Company Subsidiary, and upon prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and the Company Subsidiary and to the books and records thereof (including Tax Returns); and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiary as Parent, the Merger Sub or the Parent Representatives may reasonably request.

          (b)   With respect to the information disclosed pursuant to Section 5.4(a), Parent shall comply with, and shall cause the Merger Sub and all Parent Representatives to comply with, all of its obligations under the Confidentiality Agreement effective September 24, 2012 by and between the Company and Parent (the "Confidentiality Agreement").

        5.5    Go-shop Period; No Solicitation of Transactions.

          (a)    Go-Shop Period.     Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern Time) on March 31, 2013 (the "Go-Shop Period"), which may be extended by the Go-Shop Extension Period (as defined below), the Company and the Company Subsidiary and the Company Representatives shall have the right to: (i) initiate, solicit and encourage any offers, proposals or other inquiries or expressions of interest with respect to an Acquisition Proposal, the request of any non-public information from, or the seeking of any initiation or continuation of discussions or negotiations with the Company or any Company Representative on or following the date hereof (any of the foregoing other than an Acquisition Proposal, an "Inquiry") or the making of any proposals or offers that could constitute Acquisition Proposals, including by way of providing access to non-public information to any Person pursuant to an Acceptable Confidentiality Agreement (it being understood that such confidentiality agreements need not prohibit the making or amendment of an Acquisition Proposal); provided, however, that the Company shall promptly make available to Parent and the Merger Sub any material non-public information concerning the Company or the Company Subsidiary that the Company provides to any Person given such access that was not previously made available to Parent or the Merger Sub, (ii) engage or enter into, continue or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, and (iii) having complied with Section 5.5(e), authorize, adopt, approve, recommend, or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) any such Acquisition Proposal. If the Company receives any Acquisition Proposals during the Go-Shop Period from any Excluded Parties, the Company may extend the Go-Shop Period for a period of time not to exceed ten (10) calendar days in order to continue discussions with such Excluded Parties (the "Go-Shop Extension Period"). "Excluded Parties" shall mean any Persons from whom the Company has received, after the date of this Agreement and prior to the end of the Go-Shop Period (without regard to any Go-Shop Extension Period), Acquisition Proposals that the Company Board determines in good faith, prior to or as of the end of the Go-Shop Period (without regard to any Go-Shop Extension Period), and after consultation with the Company's financial advisor and outside legal counsel, constitute or reasonably could be expected to lead to Superior Proposals; provided however, that, notwithstanding anything to the contrary contained in this Agreement such Persons shall cease to be "Excluded Parties" at 12:00 a.m. (Eastern Time) on April 1, 2013 unless prior to April 1, 2013, the Company has received from such Persons Acquisition Proposals that the Company Board determines, in good faith prior to April 1, 2013 and after consultation with the Company's financial advisor and outside legal counsel constitute Superior Proposals, and; provided, further, that any such Persons shall cease to be "Excluded Parties" at any such time as such Persons cease to actively pursue efforts to acquire the Company.

          (b)    No Solicitation or Negotiation.     The Company and the Company Subsidiary shall, and the Company shall cause its and the Company Representatives to, (i) immediately cease any discussions or negotiations with any Persons with respect to an Acquisition Proposal (1) if the Company does not exercise or is not entitled to exercise the Go-Shop Extension Period at 12:00 a.m (Eastern Time) on April 1, 2013 and (2) if the Company exercises the Go-Shop Extension Period at 12:00 a.m. (Eastern Time) on April 11, 2013 (but only with respect to Excluded Parties for such additional ten (10) calendar day period beyond the Go-Shop Period) (as applicable, the "No-Shop Period Start Date"); and (ii) from the No-Shop Period Start Date until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1 ("Termination"), not (A) initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that could constitute an Acquisition Proposal, (B) engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding or that would reasonably be expected to lead to, or provide any non-public information or data concerning the Company or the Company Subsidiary to any Person or group of Persons relating to, any Acquisition Proposal, (C) otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make an Acquisition Proposal, (D) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to any Acquisition Proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (E) resolve to propose, agree or publicly announce an intention to do any of the foregoing. Following the No-Shop Period Start Date, the Company shall promptly request each Person (other than an Excluded Party) that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Proposal to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of the Company.

          (c)    Conduct Following No-Shop Period Start Date.     Notwithstanding anything to the contrary contained in Section 5.5(b), if at any time following the No-Shop Period Start Date and prior to the Effective Time (i) the Company has received an unsolicited bona fide written Acquisition Proposal from a third party, (ii) the Company has not breached this Section 5.5, in any material respect with respect to such Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial and legal advisors, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (iv) the Company Board determines in good faith, after consultation with its financial and legal advisors, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company and the Company Representatives may (A) furnish nonpublic information with respect to the Company and the Company Subsidiary to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (x) will not, and will not allow the Company Subsidiary and the Company Representatives to, disclose any non-public information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) will promptly provide to Parent any information concerning the Company or the Company Subsidiary provided to such other Person which was not previously provided to Parent.

          (d)    No Change in Board Recommendation.     Subject to Section 5.5(e) , from and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7.1, the Company (including the Company Board or any committee thereof) shall not, and shall cause the Company Subsidiary not to, directly or indirectly: (i) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal, (ii) fail to include in the Proxy Statement, withdraw, change, amend, modify or qualify or publicly propose to fail to include in the Proxy Statement, withdraw, change, amend, modify or qualify, the Company Board Recommendation in a manner adverse to Parent or the Merger Sub, (iii) enter into any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement) (each, an "Alternative Acquisition Agreement"), or (iv) publicly propose, formally resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i), (ii), (iii) or (iv), a "Change of Board Recommendation").

          (e)    Change of Board Recommendation.     Notwithstanding anything to the contrary contained in Section 5.5(d), if the Company receives an Acquisition Proposal which the Company Board concludes in good faith, after consultation with its financial and legal advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent (including pursuant to clause (ii) below), the Company Board may at any time prior to the Company Stockholder Approval, if it determines in good faith, after consultation with its legal advisors, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, (x) effect a Change of Board Recommendation as provided by Section 5.5(d)(i), (ii) or (iv) with respect to such Superior Proposal or (y) effect a Change of Board Recommendation as provided by Section 5.5(d)(iii) and terminate this Agreement with respect to such Superior Proposal; provided, however, that the Company (including the Company Board or any committee thereof) may not take the actions specified in the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee and otherwise complies with the provisions of Section 7.1(d) ("Termination") and Section 7.2 ("Effect of Termination"), and; provided further that the Company (including the Company Board or any committee thereof) may not take the actions specified in the foregoing clause (x) or clause (y) unless (A) the Company shall not have breached this Section 5.5 in any material respect with respect to such Superior Proposal and (B):

                i.  the Company shall have provided prior written notice to Parent (such notice, including the attachments thereto, as described below, the "Superior Proposal Notice"), at least four (4) Business Days in advance (the "Notice Period"), of the Company's intention to take such action with respect to such Superior Proposal (it being understood that any determination to send to Parent, or actual delivery to Parent of, a Superior Proposal Notice shall not, in and of itself, constitute a Change of Board Recommendation), which Superior Proposal Notice shall (A) specify the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal) and (B) include copies of the Alternative Acquisition Agreement and any other material documents with respect to such Superior Proposal; and

               ii.  prior to (A) effecting such Change of Board Recommendation as provided by Section 5.5(d)(i), (ii) or (iv) or (B) effecting such Change of Board Recommendation as provided by Section 5.5(d)(iii) and terminating this Agreement, (x) the Company shall, and shall cause the Company Representatives to, during the entirety of the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (y) following the end of such Notice Period, the Company Board shall have considered in good faith any adjustments of or modifications to the terms and conditions of this Agreement proposed by Parent and continued to conclude that such Acquisition Proposal constitutes a Superior Proposal.

  In the event of any material revision to the Superior Proposal following commencement of the Notice Period, the Company shall be required to deliver to Parent a new Superior Proposal Notice consistent with the Superior Proposal Notice described in subparagraph (i) immediately above, and the Notice Period shall recommence, except that the Notice Period shall be two (2) Business Days from the date of Parent's receipt of such new Superior Proposal Notice (rather than four (4) Business Days as contemplated by subparagraph (i) immediately above), and the Company shall do likewise for each subsequent material revision to the Superior Proposal, with all such extensions to comply with all provisions of this Section 5.5(e).

          (f)    Notice.     The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in the event that the Company, the Company Subsidiary or any Company Representative receives (i) any bona fide Acquisition Proposal, (ii) any request for non-public information relating to the Company or the Company Subsidiary other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. Such notice shall include the identity of such Person and a reasonably detailed description of such Acquisition Proposal or request, including any modifications thereto. The Company shall keep Parent reasonably informed of the status of any Acquisition Proposal or request (including the terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Except to the extent necessary to engage in the activities permitted during the Go-Shop Period and any Go-Shop Extension Period, the Company shall not, and shall cause the Company Subsidiary not to, terminate, waive, amend or modify any provision of, or grant permission under, any "standstill" or confidentiality agreement to which the Company or the Company Subsidiary is a party, and the Company shall, and shall cause the Company Subsidiary to, use commercially reasonable efforts to enforce or cause to be enforced at the request of Parent the provisions of any such agreement; provided, however, that this provision shall not preclude the Company from responding to an unsolicited Acquisition Proposal submitted to the Company by a party that is bound by a "standstill" agreement and shall not require the Company to enforce or cause to be enforced its rights under such "standstill" agreement relating to the submission of such unsolicited Acquisition Proposal.

          (g)   Nothing contained in this Section 5.5 shall prohibit the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from otherwise making any disclosure to its stockholders that is required by applicable Law.

          (h)    Company Intervening Event.     Nothing contained in this Agreement shall prohibit or restrict the Company Board, in circumstances not involving or relating to any Acquisition Proposal, from effecting a Change of Board Recommendation (pursuant to clause (ii) of the definition of "Change of Board Recommendation") in response to the occurrence of a Company Intervening Event if (and only if): (i) the Company Board concludes in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; (ii) the Company provides Parent at least four (4) Business Days' prior written notice describing the Company Intervening Event and advising Parent that the Company Board intends to take such action and specifying the reasons therefor in reasonable detail; (iii) during the four (4) Business days following such written notice, the Company and the Company Representatives have negotiated with Parent in good faith (to the extent Parent desires to negotiate) regarding any revisions to the terms and conditions of this Agreement proposed by Parent in response to such Company Intervening Event; and (iv) at the end of the four (4) Business Day period described in the foregoing clause (iii), the Company Board concludes in good faith, after consultation with outside counsel (and taking into account any adjustment or modification of the terms and conditions of this Agreement proposed by Parent), that a Company Intervening Event continues to exist and that a Change of Board Recommendation (pursuant to clause (ii) of the definition of "Change of Board Recommendation") is necessary to comply with its fiduciary duties to the stockholders of the Company under applicable Law.

        5.6    Cooperation; Consents.     Between the date of this Agreement and the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Section 7.1 ("Termination") each of the Company, Parent and the Merger Sub shall cooperate with one another as set forth below.

          (a)   The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Proxy Statement and any Other Filings, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions are required to be taken under, or consents, approvals or waivers are required to be obtained from parties to, any Company Material Contracts, in connection with the Merger or the other transactions contemplated by this Agreement and (iii) timely taking any such actions, seeking any such consents, approvals or waivers or making any such filings or furnishing information required in connection therewith or with the Proxy Statement and any Other Filings.

          (b)   The Company and Parent shall use their commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated herein, (iii) lift any injunctions or remove any other legal impediment to the consummation or the Merger and the other transactions contemplated by this Agreement and (iv) in addition to, and not in modification or limitation of, the obligations set forth in Section 5.2 ("Filings"), as promptly as reasonably practicable after the date of this Agreement, make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities Laws, and (B) any other applicable Law; provided, however, that the Company and Parent shall cooperate with each other in connection with (x) preparing and filing the Proxy Statement, as set forth in Section 5.2 ("Filings"), (y) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and (z) seeking any such actions, consents, approvals or waivers or making any such filings. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Merger and the other transactions contemplated by this Agreement.

          (c)   The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, (i) necessary, proper or advisable on the part of the Company or Parent (or their respective Subsidiaries), as applicable, to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, or (iii) required to prevent a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, from occurring prior to or after the Effective Time; provided, however that the Company and Parent shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Merger and the other transactions contemplated by this Agreement, and in seeking any such actions, consents, approvals or waivers. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 5.5(c), such party shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

          (d)   Without limiting the generality of anything contained in this Section 5.5, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties of any communication to or from any Governmental Entity regarding the Merger and the other transactions contemplated by this Agreement. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

          (e)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person with respect to the Merger or the other transactions contemplated by this Agreement, (i) except as required by the terms of existing agreements, without the prior written consent of Parent, neither the Company nor the Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration (other than non-material amounts), make any commitment or incur any liability or other obligation due to such Person, and (ii) neither Parent nor the Merger Sub shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

          (f)    The Company shall take all actions reasonably necessary to furnish Parent, as soon as practicable prior to the Closing Date, with a customary payoff letter from Wells Fargo National Association as administrative agent for the Company Credit Facility that: (i) indicates the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and/or other obligations related to such Company Credit Facility as of the Closing Date (the "Payoff Amount"), (ii) states that all Liens relating thereto shall be, upon the payment of the Payoff Amount on the Closing Date, released by any such Person and (iii) states that such Person shall, or authorizes Parent to, file Uniform Commercial Code Termination Statements releasing such Person's Liens on the assets and properties of the Company or the Company Subsidiary, as applicable (the "Payoff Letter").

        5.7    Certain Notices.     From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would reasonably be likely to cause any condition to the obligations of such first party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied.

        5.8    Public Announcements.     Each of the Company, Parent and the Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. The Company, Parent and the Merger Sub agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent.

        5.9    Employee Benefit Matters.

          (a)   Parent hereby agrees that, for a period of one year immediately following the Effective Time, it shall, or it shall cause the Surviving Corporation to, (i) provide each employee of the Company and the Company Subsidiary who remains employed with the Surviving Corporation, Parent or any other affiliate of Parent (the "Continuing Employees") as of the Effective Time with at least the same level of base salary and cash incentive compensation in the aggregate as was provided to the Continuing Employees immediately prior to the Effective Time, and (ii) provide the Continuing Employees with employee benefits (other than equity-based compensation) that are no less favorable, determined in the aggregate, than those provided to such Continuing Employees immediately prior to the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor and pay, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and its Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company.

          (b)   Continuing Employees shall receive credit for purposes of (i) eligibility to participate under any employee benefit plans, programs or arrangements (including vacation plans, programs and arrangements) established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries, (ii) vesting for purposes of any 401(k) plans (but not for purposes of any other plan, program or arrangement), and (iii) benefit accrual under vacation and PTO plans, in each case, under which each Continuing Employee may be eligible to participate on or after the Effective Time for service with the Company and the Company Subsidiary through the Effective Time to the same extent recognized by the Company and the Company Subsidiary under comparable Plans immediately prior to the Effective Time.

          (c)   With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation ("Parent Welfare Benefit Plans") in which a Continuing Employee may be eligible to participate on or after the Effective Time, Parent shall, subject to applicable Law, use, or cause the Surviving Corporation to use, commercially reasonable efforts to (a) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Continuing Employee under any Parent Welfare Benefit Plan to the same extent waived under a comparable Company Benefit Plan, and (b) provide credit to each Continuing Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Continuing Employee under the Company Benefit Plans during the relevant plan year, up to and including the Effective Time.

          (d)   This Section 5.9 shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and nothing in this Section 5.9, express or implied, is intended to confer upon any other Person (including, for the avoidance of doubt, any current or former directors, officers, employees, contractors or consultants of any of the Company, the Company Subsidiary, Parent or any of its Subsidiaries, or, on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 5.9 or is intended to be, shall constitute or be construed as (i) prohibiting the Surviving Corporation or any of its Subsidiaries from amending or terminating any Company Benefit Plan, (ii) establishing, amending or modifying any employee benefit plan, program, policy, agreement or arrangement of Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or (iii) prohibiting Parent, the Surviving Corporation or any of their respective Subsidiaries from terminating the employment of any Continuing Employee following the Effective Time.

        5.10    Indemnification of Directors and Officers.

          (a)   Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the respective certificates of incorporation or bylaws (or comparable organizational documents) of the Company or the Company Subsidiary, from and after the Effective Time, Parent and the Surviving Corporation shall: (i) indemnify and hold harmless each current and former officer or director of the Company or the Company Subsidiary, and each such Person prior to the Effective Time serving at the request of the Company or the Company Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust, employee benefit plan or other enterprise, as provided in the respective certificates or articles of incorporation or bylaws (or comparable organizational documents) of the Company or the Company Subsidiary (collectively, the "Indemnified Persons") to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of each of the Indemnified Persons, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to, or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Person of any Expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent's or the Surviving Corporation's, as applicable, receipt of an undertaking by or on behalf of such Indemnified Person to repay such Expenses if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to be indemnified. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 5.10(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto). All rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or the Company Subsidiary after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. For purposes of this Section 5.10(a): (x) the term "Claim" means any threatened, asserted, pending or completed claim, proceeding, investigation or inquiry, whether instituted by any party hereto, Governmental Entity or any other party, that any Indemnified Person in good faith believes might lead to the institution of any such claim, proceeding, investigation or inquiry, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Person's duties or service as a director or officer of the Company or the Company Subsidiary, at or prior to the Effective Time; and (y) the term "Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including, without limitation, experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 5.10(a), including any action relating to a claim for indemnification or advancement brought by an Indemnified Person. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Person hereunder unless: (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Person from all liability arising out of such Claim, (ii) such Indemnified Person otherwise consents thereto or (iii) Parent or the Surviving Corporation acknowledges that such Claim is subject to this Section 5.10.

          (b)   Prior to the Effective Time, the Company shall purchase, and following the Effective Time, Parent and the Surviving Corporation shall maintain in effect for a term of six (6) years after the Effective Time, without any lapse in coverage, one or more so called "tail" or "run-off" directors and officers liability insurance policies with respect to wrongful acts and/or omissions committed or allegedly committed by the Indemnified Persons at or prior to the Effective Time (including, but not limited to, any acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) ("D&O Insurance"). Such D&O Insurance shall have a maximum premium of 250% of last year's annual premium for the Company's existing directors and officers liability insurance policy (the "Premium Limit"), an aggregate coverage limit over the term of such policy at least as great as the aggregate annual coverage limit under the Company's existing directors' and officers' liability insurance policy, with a term of at least six (6) years and shall also be on the same or more favorable terms in all material respects to such existing policy; provided, however, that if the premium for six (6) years of D&O Insurance on such terms will exceed the Premium Limit, the Company may modify the term or coverage amounts so long as the premium does not exceed the Premium Limit.

          (c)   Parent shall cause the Surviving Corporation to possess sufficient assets in order for the Surviving Corporation to fulfill its obligations under this Section 5.10, provided, however, that to the extent the Surviving Corporation is unable to fulfill its obligations hereunder, Parent shall assume such obligations. The provisions of this Section 5.10 shall survive the consummation of the Merger for a period of six (6) years and are expressly intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification set forth in this Section 5.10 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.10. The rights under this Section 5.10 shall be in addition to any rights provided for under the Surviving Corporation's certificate of incorporation or any other agreements with such Indemnified Persons.

          (d)   The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of individuals who were directors and officers prior to the Effective Time than are presently set forth in the Company Certificate and the Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would adversely affect the rights thereunder of any such individuals. The written indemnification agreements, if any, in existence on the date of this Agreement with any of the directors or officers of the Company shall continue in full force and effect in accordance with their terms following the Effective Time.

          (e)   The obligations under this Section 5.10 shall not be terminated or modified in such a manner as to adversely affect in any material respect any indemnitee to whom this Section 5.10 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.10 applies shall be third party beneficiaries of this Section 5.10).

        5.11    State Takeover Laws.     If any "control share acquisition", "fair price", "business combination" or other anti-takeover Laws becomes or is deemed to be applicable to the Company, Parent or the Merger Sub with respect to the Merger, including the acquisition of Shares pursuant thereto, or the Support Agreements or any other transaction contemplated by this Agreement, then each of the Company, Parent, the Merger Sub and their respective boards of directors shall take all action necessary to render such Law inapplicable to the foregoing.

        5.12    Parent Agreement Concerning Merger Sub.     Parent agrees to cause the Merger Sub to comply with its obligations under this Agreement.

        5.13    Section 16 Matters.     Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Shares or Company Options pursuant to this Agreement in the Merger shall be an exempt transaction for purposes of Section 16.

        5.14    Tax Matters.     Any Tax Returns that must be filed in connection with any federal, state, local or foreign excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed on the Company, the Merger Sub or Parent as a result of the Merger, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"), shall be prepared and paid by the party primarily or customarily responsible therefor under applicable Law when due, and each such party will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and will use commercially reasonable efforts to provide such Tax Returns to the other party at least ten (10) Business Days prior to the date such Tax Returns are due to be filed. The parties shall cooperate in the timely completion and filing of all such Tax Returns.

 ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER

        6.1    Conditions to Obligations of Each Party Under This Agreement.     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained; and

          (b)   The consummation of the Merger shall not then be restrained, enjoined or prohibited by any order, decree, injunction or ruling (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity, and there shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

        6.2    Conditions to Obligations of Parent and the Merger Sub Under This Agreement.     The obligations of each of Parent and the Merger Sub to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a)   (i) The representations and warranties of the Company contained in Section 3.1 (a) ("Organization and Qualification; Subsidiaries") (first sentence only), Section 3.2(a) ("Capitalization"), Section 3.3 ("Authority"), Section 3.4 ("Required Vote"), Section 3.11(b) ("Absence of Certain Changes or Events"), Section 3.24 ("Brokers") and Section 3.29 ("Indebtedness") of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time); provided, however, that the representations and warranties of the Company contained in Section 3.2(a) ("Capitalization") need be true and correct except with respect to such inaccuracies as would not, in the aggregate, increase the Merger Consideration by greater than $50,000, and; provided, further, that the representations and warranties of the Company contained in Section 3.29 ("Indebtedness") need be true and correct except with respect to such inaccuracies as would not, in the aggregate, cause the amount of Indebtedness set forth in Section 3.29 of the Company Disclosure Schedule to be understated by more than $50,000 and (ii) all other representations and warranties of the Company contained in this Agreement (ignoring and disregarding all materiality and Company Material Adverse Effect qualifications set forth therein) shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time), except where the failure of such representations and warranties to be true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect;

          (b)   The Company shall have performed and complied in all material respects with all agreements and covenants to be performed or complied with by it prior to the Effective Time under this Agreement;

          (c)   Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and is continuing;

          (d)   Parent and the Merger Sub shall have received:

                i.  a certificate of the Company, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied; and

               ii.  an affidavit, dated as of the Closing Date, by an executive officer of the Company, sworn under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, as described in Treasury Regulations §1.897-2(h) and §1.1445-2(c); and

              iii.  the Payoff Letter.

        6.3    Conditions to Obligations of the Company Under This Agreement.     The obligation of the Parent to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

          (a)   (i) The representations and warranties of Parent and the Merger Sub contained in Section 4.1 ("Organization and Qualification") (first sentence only), Section 4.2 ("Authority"), Section 4.8 ("Sufficient Funds") and Section 4.11 ("Brokers"), of this Agreement, shall be true and correct in all material respects, as of the date of this Agreement or as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), or (ii) any other representation or warranty of Parent and the Merger Sub contained in this Agreement (ignoring and disregarding all materiality and Parent Material Adverse Effect qualifications set forth therein), shall be true and correct in all respects as of the date of this Agreement or as of the Closing Date with the same force and effect as if made on and as of such date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time), except when the failure of such representation and warranties do not, individually or in the aggregate, constitute a Parent Material Adverse Effect;

          (b)   Parent and the Merger Sub shall have performed and complied in all material respects with all agreements and covenants to be performed or complied with by each of them prior to the Effective Time under this Agreement; and

          (c)   The Company shall have received a certificate of Parent and the Merger Sub, executed by an officer of each of them, dated as of the Closing Date, certifying to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.     This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, whether before or after approval of the Merger by the stockholders of the Company:

          (a)   By mutual written consent of Parent and the Company;

          (b)   By either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the Merger, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the party seeking to terminate this Agreement shall have used its commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with the provisions of Section 5.6); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the existence of the order, decree, ruling or other action is attributable to the failure of such party (or any affiliate of such party) to perform in any material respect any covenant in this Agreement required to be performed by such party (or any affiliate of such party) at or prior to the Effective Time;

          (c)   By Parent, if (i) if a Change of Board Recommendation shall have occurred under any clause of the definition thereof, (ii) within ten (10) Business Days of the date any Acquisition Proposal or any material modification thereto is first published, sent or given to the stockholders of the Company, or otherwise within ten (10) Business Days following Parent's written request, the Company fails to issue a press release that expressly reaffirms the Company Board Recommendation (or, for the avoidance of doubt, with respect to any Acquisition Proposal that is a tender or exchange offer, the Company fails to recommend that the Company's stockholders reject, and not tender their Shares into, such offer within ten (10) Business Days of such offer's commencement) or (iii) the Company or the Company Subsidiary shall have materially breached the provisions of Section 5.5(b) ("No Solicitation or Negotiation") or Section 5.5(c) ("Conduct Following No-Shop Period Start Date");

          (d)   By the Company, at any time prior to the Company Stockholder Approval, to concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, but only if the Company has complied in all material respects with its obligations under Section 5.5 ("Go-shop Period; No Solicitation of Transactions") with respect to such Superior Proposal (and any Acquisition Proposal that was a precursor thereto); provided, however, that the Company shall concurrently with any such termination by it pay the Termination Fee to Parent, as applicable;

          (e)   By Parent, if neither Parent nor the Merger Sub is then in material breach of its obligations under this Agreement, at any time prior to the Effective Time if: (i) there is any inaccuracy in, or breach of, or failure to perform any of the representations, warranties or covenants made by the Company under this Agreement, such as would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) ("Conditions to Obligations of Parent and the Merger Sub Under This Agreement") from being satisfied, (ii) Parent shall have delivered to the Company written notice of such inaccuracy, breach or failure to perform, and (iii) either such inaccuracy, breach or failure to perform is not capable of cure or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and such inaccuracy or breach shall not have been cured in all material respects;

          (f)    By the Company, if the Company is not then in material breach of its obligations under this Agreement, at any time prior to the Effective Time if: (i) there is any inaccuracy in, or breach of, or failure to perform any of the representations, warranties or covenants made by Parent or the Merger Sub under this Agreement, such as would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) ("Conditions to Obligations of Company Under This Agreement") from being satisfied (ii) the Company shall have delivered to Parent written notice of such inaccuracy, breach or failure to perform, and (iii) either such inaccuracy, breach or failure to perform is not capable of cure or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and such inaccuracy or breach or failure to perform shall not have been cured in all material respects;

          (g)   by either Parent or the Company, if the Merger shall not have been consummated on or before the date that is five (5) months from the date of this Agreement (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(g) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a principal factor to the failure of any condition to the Merger to have been satisfied on or before such date; or

          (h)   by either Parent or the Company if the Special Meeting (including any adjournments thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to any party whose material breach of a representation or warranty or failure to fulfill any material obligation under this Agreement is the proximate cause of the failure to obtain such stockholder approval.

        7.2    Effect of Termination.

          (a)   In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1 ("Termination"), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Merger Sub or the Company or their respective Subsidiaries, officers, directors or Representatives, except (i) with respect to or under Section 5.4(b) ("Access to Information; Confidentiality"), Section 5.8 ("Public Announcements"), this Section 7.2 and Article 8 ("General Provisions") and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

          (b)   In the event that (i) this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(d) ("Termination") or (ii) both (A) this Agreement is terminated pursuant to Section 7.1(e), Section 7.1(g) or Section 7.1(h) ("Termination") and (B) the Company has received an Acquisition Proposal after the date hereof but prior to the date of such termination and within nine (9) months after the date of such termination the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal; provided, however, that for purposes of clause (B) of this Section 7.2(b)(ii)(B), the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "50%", then the Company (x) in the event of clause (i), shall pay to Parent immediately prior to or concurrently with such termination, in the case of a termination by the Company pursuant to Section 7.1(d) , or within two (2) Business Days thereafter in the case of termination by Parent pursuant to Section 7.1(c), or (y) in the case of (ii), shall pay to Parent concurrently with the earlier of the entry into a definitive agreement with respect to the Acquisition Proposal or the consummation of the Acquisition Proposal, a termination fee of $1,750,000 (subject to adjustment as described in the following proviso, the "Termination Fee"); provided, however, if this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(d) during the Go-Shop Period or the Go-Shop Extension Period (unless such termination is due to a Change of Board Recommendation due to a Company Intervening Event), then the Termination Fee shall be $1,000,000; provided, however, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (c)   In the event that (i) Parent terminates this Agreement pursuant to Section 7.1(c) or Section 7.1(e), (ii) the Company terminates this Agreement pursuant to Section 7.1(d) or (iii) Parent or Company terminates pursuant to Section 7.1(g) or Section 7.1(h), then the Company shall pay, within five (5) Business Days following receipt of a reasonable detailed invoice thereof, all of the out-of-pocket fees and expenses that are set forth on such reasonably detailed invoice and that have been actually incurred by or on behalf of Parent or Merger Sub on or prior to such termination of this Agreement in connection with the Merger and the other transactions contemplated hereby (the "Parent Expenses"), in an amount that is reasonable in the circumstances of this transaction, and that, in any event, does not exceed the amount set forth in Exhibit B.

          (d)   All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

          (e)   Each of the Company, Parent and the Merger Sub acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent, the Merger Sub and the Company would not enter into this Agreement and (iii) the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parent, the Merger Sub and their respective affiliates, as the case may be, in the circumstances in which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

          (f)    In the event that the Company shall fail to pay the Termination Fee or reimburse expenses when due, the Company shall reimburse Parent and the Merger Sub for all reasonable costs and expenses actually incurred or accrued by Parent and the Merger Sub (including reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 7.2, together with interest on the amount due pursuant to Section 7.2 from the date such payment was required to be made until the date of payment at the prime rate published in the Money Rates section of the Wall Street Journal in effect on the date such payment was to be paid or, if lower, the maximum rate permitted to be charged by applicable Law.

        7.3    Amendment.     The Agreement may be amended by Parent and the Company, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval is obtained; provided however, that after the Company Stockholder Approval is obtained, this Agreement may not be amended in an manner that would require further approval of the stockholders of the Company under applicable Law, without obtaining such further stockholder approval. This Agreement may not be amended except by written instrument signed on behalf of each of the parties hereto.

        7.4    Waiver.     At any time prior to the Effective Time, Parent and the Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies or breaches in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company's stockholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without further obtaining stockholder approval. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8
GENERAL PROVISIONS

        8.1    Non-Survival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

        8.2    Fees and Expenses.     Except as set forth in Sections 7.2(c) ("Effect of Termination"), all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

        8.3    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date delivered if delivered in Person, (ii) on the date sent (or, if such date is not a Business Day, on the next following Business Day), if sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (iii) on the fifth (5th) Business Day after dispatch by registered or certified mail, postage prepaid, (iv) one (1) Business Day after the date transmitted (or, if not a Business Day, on the next following Business Day), if transmitted by national overnight courier, postage prepaid, return receipt requested or (v) on the date delivered (or, if not a Business Day, on the next following Business Day), if delivered by email (provided confirmation of email receipt is obtained), in each case as follows:

        If to Parent or the Merger Sub, addressed to it at:

    Party City Holdings Inc.
    80 Grasslands Road
    Elmsford, NY 10523
    Attention: Joseph J. Zepf, Esq.
    Tel: 914-784-4188
    Fax: 914-784-4339
    Email: jzepf@amscan.com

        with a copy to (for information purposes only):

    Ropes & Gray LLP
    Prudential Tower, 800 Boylston Street
    Boston, MA 02199-3600
    Attention: Julie H. Jones
    Tel: 617-951-7294
    Fax: 617-235-0433
    Email: julie.jones@ropesgray.com

        If to the Company, addressed to it at:

    iParty Corp.
    270 Bridge Street, Suite 301
    Dedham, Boston 02026
    Attn: Sal Perisano, Chief Executive Officer
    Fax: 781-326-7143
    email: sperisano@iparty.com

        with a copy to (for information purposes only):

    Posternak Blankstein & Lund LLP
    800 Boylston Street
    Boston, MA 02199
    Tel: 617-973-6147
    Fax: 617-722-4954
    Attention: Donald H. Siegel, P.C.
    Email: dsiegel@pbl.com

        8.4    Certain Definitions.     For purposes of this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "Acquisition Proposal" means any offer or proposal relating to (a) merger, consolidation, other business combination or similar transaction involving the Company or the Company Subsidiary, pursuant to which such Person would own 20% or more of the consolidated assets, revenues or net income of the Company and the Company Subsidiary, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including Equity Interests of the Company Subsidiary) or the Company Subsidiary representing 20% or more of the consolidated assets, revenues or net income of the Company and the Company Subsidiary, (c) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Equity Interests representing 20% or more of the voting power of the Company then outstanding, (d) tender offer or exchange offer that if consummated would result in any Person acquiring beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Equity Interests representing 20% or more of the voting power of the Company then outstanding or (e) any combination of the foregoing (in each case, other than the Merger).

        "Action" means any claim, action, complaint, charge, suit, litigation, arbitration, mediation, investigation or other proceeding, whether civil, criminal or administrative, by or before a Governmental Entity or arbitrator.

        "affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Blue Sky Laws" means any state securities, "blue sky" or takeover law.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

        "Company Credit Facility" means that certain Second Amended and Restated Credit Agreement among iParty Corp. and its wholly owned subsidiary iParty Retail Stores Corp., as borrowers, and Wells Fargo Retail Finance, LLC, as Administrative Agent, Swing Line Lender and Lender, dated July 1, 2009 as amended by that certain First Amendment dated October 14, 2011 among iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

        "Company Intervening Event" means an event or circumstance material to the Company and the Company Subsidiary, taken as a whole (other than any event or circumstance resulting from a material breach of this Agreement by the Company or the Company Subsidiary), that was unknown to the Company Board on the date of this Agreement, which event or circumstance becomes known to the Company Board prior to the Effective Time; provided, however, that (i) in no event shall the receipt, existence or terms of any Acquisition Proposal, or any inquiry or matter relating thereto or consequence thereof, constitute a Company Intervening Event and (ii) in no event shall events or circumstances arising from the announcement or the existence of, or any action taken by either party pursuant to and in compliance with the terms of, this Agreement constitute a Company Intervening Event.

        "Company Material Adverse Effect" means any change, event, development, condition, occurrence or effect that, individually or in the aggregate, (i) has, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), assets, liabilities or results of operation of the Company and the Company Subsidiary, taken as a whole or (ii) prevents or materially delays the ability of the Company to consummate the transactions contemplated by, or to perform its material obligations under, this Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) general changes, factors or developments in the industry in which the Company and the

Company Subsidiary operate, except, in each case, to the extent those changes, factors or developments disproportionately impact (relative to similarly situated businesses) the business, results of operations, properties or financial condition of the Company and the Company Subsidiary taken as a whole; (b) changes, after the date of this Agreement, in Laws of general applicability or interpretations thereof by courts or other Governmental Entities; (c) changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (d) any act or omission by the Company or any the Company Subsidiary taken with the prior written consent of Parent in contemplation of the Merger; (e) changes to the United States economy in general or global economic conditions, except, to the extent those changes disproportionately impact (relative to similarly situated businesses) the business, results of operations, properties or financial condition of the Company and the Company Subsidiary taken as a whole; (f) the announcement of the transactions contemplated hereby including, without limitation, the identity of Parent and the Merger Sub; (g) the execution, delivery or performance of this Agreement, including, without limitation, in any such case, the impact thereof on relationships with customers, employees or suppliers; (h) any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions relating to revenues, earnings or losses for any period ending on or after the date of this Agreement and prior to the Closing (it being understood and agreed that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (i) the delisting of the Company Common Shares from the NYSE MKT; (j) any earthquake, hurricane, tropical storm, nor'easter, flood, or other natural disaster; or (k) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including an act of terrorism.

        "Company Subsidiary" means iParty Retail Stores Corp., a Delaware corporation.

        "Contracts" means any of the agreements, arrangements, commitments, understandings, contracts, leases (whether for real or personal property), notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, to which a Person is a party or to which any of the assets of such Person or its Subsidiaries are subject, whether oral or written.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

        "Environmental Claim" means a notice from any Person (i) that the Company or the Company Subsidiary has been identified by the United States Environmental Protection Agency or similar state authority as a potentially responsible party under CERCLA or any comparable State law with respect to a site listed or proposed to be listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that Hazardous Substances which the Company or the Company Subsidiary has generated, transported, or disposed of has been found at any site at which a Person has conducted, is in the process of conducting or has ordered that the Company or the Company Subsidiary conduct a remedial investigation, removal, or other response action pursuant to any Environmental Laws; or (iii) that the Company or the Company Subsidiary is or has been in violation of any Environmental Laws.

        "Environmental Laws" means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, rules, judgments, orders, writs, injunctions, and consent decrees, which (a) regulate the protection or clean-up of the environment (including air, surface water, ground water, land surface and subsurface strata); the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

        "Equity Interest" means any share, capital stock, partnership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Governmental Entity" means any national, federal, state, county municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

        "group" has the meaning ascribed to such term in the Exchange Act, except where the context otherwise explicitly requires.

        "Hazardous Substance" means (i) any "hazardous substance", "pollutant" or "contaminant", as the terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act (Title 42 United States Code §9601 et seq.) or Title 40 Code of Federal Regulations Part 302, (ii) any toxic or hazardous substance, material or waste, whether solid, liquid or gaseous, (iii) petroleum, or any fraction thereof, or (iv) any other material, substance or waste that is regulated, or for which Liability or standards of conduct may be imposed, under any applicable Environmental Law, including with respect to its collection, storage, transportation for disposal, treatment or disposal.

        "Indebtedness" means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money (or issued in substitution for or exchange of indebtedness for borrowed money), including all principal, interest, premiums, fees, expenses, overdrafts and, to the extent required to be carried on a balance sheet prepared in accordance with GAAP, penalties with respect thereto, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind (other than, in the case of the Company and the Company Subsidiary, deposits and advances of any Person relating to the purchase of products or services from the Company or the Company Subsidiary in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than the financing of ordinary course trade payables consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business consistent with past practices), (vi) all guarantees, whether direct or indirect, primary or secondary, by such Person of Indebtedness of others or Indebtedness of any other Person secured by any assets of such Person (other than, in the case of the Company, guarantees by the Company of a liability of the Company Subsidiary that is made in the ordinary course of business consistent with past practice), (vii) all capitalized lease obligations of such Person, (viii) all obligations in respect of outstanding letters of credit, bankers' acceptances or similar credit transactions and (ix) all obligations under Contracts relating to interest rate protection, swap agreements and collar agreements.

        "Intellectual Property Rights" means intellectual property rights of any type or nature, however denominated, throughout the world, including patents of all types; trademarks, service marks, trade dress, domain names, logos, trade names and corporate names; proprietary works of authorship, including copyrights and proprietary designs; rights of publicity; trade secrets and other proprietary rights in data, know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information) and all applications for the registration, issuance or perfection of any of the foregoing, and all claims and causes of action arising therefrom or relating thereto.

        "IRS" means the United States Internal Revenue Service.

        "knowledge" of a Person means actual knowledge of any senior executive officer or any member of the Board of Directors of such Person. The "senior executive officers" of the Company for these purposes are deemed to be: (i) Sal Perisano, Chief Executive Officer; (ii) David Robertson, Vice President and Chief Financial Officer; (iii) Dorice Dionne, Senior Vice President of Merchandising and Marketing and (iv) Rick Stockellburg, Vice President Operations. The "senior executive officers" of Parent and the Merger Sub for these purposes are deemed to be: (i) Jerry Rittenberg, Chief Executive Officer, (ii) Jim Harrison, President and Chief Operating Officer, (iii) Gregg Melnick, President of Parent, (iv) Michael Correale, Chief Financial Officer and (v) Joseph Zepf, General Counsel.

        "Law" means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, legal duty or obligation, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding, of any type or nature, whether civil or criminal, however enacted, issued, or otherwise established.

        "Lien" means any lien, mortgage, pledge, encumbrance, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Other Filings" means any filings required to be made under the Exchange Act, any other applicable federal securities Laws and any applicable Blue Sky Laws, in connection with the Merger and the other transactions contemplated by this Agreement, other than the Proxy Statement.

        "Parent Material Adverse Effect" means any change, event, development, condition, occurrence or effect that, individually or in the aggregate, prevents or materially delays the ability of the Parent or the Merger Sub to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

        "Permitted Liens" means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the appropriate financial statements, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or other encumbrances arising by operation of Law, (c) with respect to real property only, zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person's owned or leased real property, which are not violated by the current use and operation of such real property, (d) with respect to real property only, covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person's owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (e) Liens existing with respect to, or created on or behalf of, any owner of any Leased Real Property or any predecessor in interest, (f) with respect to real property only, any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, and (g) Liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "Release" means any actual or threatened releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment, including, without limitation, ambient air (indoor and outdoor), surface, water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Series E Common Equivalent Share" means 10.359 shares of Common Stock issuable upon conversion of a Series E Share, which number of shares was calculated after giving effect to all anti-dilution adjustments through the date of this Agreement as required by the Certificate of Designation for the Series E Shares, as such number may be required to be adjusted (if at all), following the date hereof, pursuant to the anti-dilution adjustment provisions in the Certificate of Designation for the Series E Shares, as in effect on the date hereof.

        "Series F Common Equivalent Share" means 10.367 shares of Common Stock issuable upon conversion of a Series F Share, per the Certificate of Designation for the Series F Shares, which number of shares was calculated after giving effect to all anti-dilution adjustments through the date of this Agreement as required by the Certificate of Designation for the Series F Shares, as such number may be required to be adjusted (if at all), following the date hereof, pursuant to the anti-dilution adjustment provisions in the Certificate of Designation for the Series F Shares, as in effect on the date hereof.

        "Subsidiary" of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act.

        "Superior Proposal" means a bona fide, written Acquisition Proposal (except the references therein to "20% or more" shall be replaced by "more than 75%") that is made by a third party and, in the good faith judgment of the Company Board, is more favorable from a financial point of view to the stockholders of the Company, than the transactions contemplated by this Agreement, taking into account (i) all financial considerations (including ability to finance) of such Acquisition Proposal, (ii) the Person making such Acquisition Proposal, (iii) the timing and likelihood of consummation of the transactions contemplated by the Acquisition Proposal and (iv) all adjustments to the terms of the transactions contemplated by this Agreement, which may be offered by Parent (including pursuant to Section 5.6(e)(ii)).

        "Tax Return" means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be supplied to any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

        "Taxes" means (i) any and all taxes, fees, levies, duties, tariffs, assessments, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), whether disputed or not, imposed by any Governmental Entity or taxing authority domestic or foreign, including income, franchise, windfall or other profits, premium, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, recording, transfer, value-added, escheat or unclaimed property, environmental, gains tax and license, registration and documentation fees and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person's taxes as a transferee or successor, by contract or otherwise.

        8.5    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section
"Agreement"	Preamble
"Alternative Acquisition Agreement"	Section 5.5(d)
"Bankruptcy and Equitable Exceptions"	Section 3.3(a)
"Certificate of Merger"	Section 1.3
"Certificates"	Section 2.2(b)
"Change of Board Recommendation"	Section 5.5(d)
"Claim"	Section 5.10(a)
"Closing"	Section 1.2
"Closing Date"	Section 1.2
"Common Shares"	Section 2.1(a)
"Common Share Merger Consideration"	Section 2.1(a)
"Company"	Preamble
"Company Benefit Plan"	Section 3.12(a)
"Company Board"	Section 3.3(b)
"Company Board Recommendation"	Section 5.2(c)
"Company Bylaws"	Section 3.1(b)
"Company Certificate"	Section 3.1(b)
"Company Disclosure Schedule"	Article 3
"Company Financial Advisor"	Section 3.22
"Company Financial Statements"	Section 3.8(c)
"Company Intellectual Property"	Section 3.17(b)
"Company Material Contract"	Section 3.14(a)
"Company Options"	Section 2.3
"Company Permits"	Section 3.7(a)
"Company Representatives"	Section 5.4(a)
"Company Rights Agreement"	Section 3.3(b)
"Company Rights Agreement Amendment"	Section 3.3(b)
"Company SEC Documents"	Section 3.8(a)
"Company Stock Option Plans"	Section 2.3
"Company Stockholder Approval"	Section 3.4
"Confidentiality Agreement"	Section 5.4(b)
"Continuing Employees"	Section 5.9(a)
"D&O Insurance"	Section 5.10(b)
"DGCL"	Section 1.1
"Dissenting Shares"	Section 2.1(f)(i)
"Effective Time"	Section 1.3
"ERISA"	Section 3.12(a)
"ERISA Affiliate"	Section 3.12(a)
"Excluded Parties"	Section 5.5(a)
"Expenses"	Section 5.10(a)
"Fairness Opinion"	Section 3.22
"Go-Shop Extension Period"	Section 5.5(a)
"Go-Shop Period"	Section 5.5(a)
"Indemnified Persons"	Section 5.10(a)
"Inquiry"	Section 5.6(a)
"Insurance Policies"	Section 3.19
"Lease Agreements"	Section 3.14(a)(xi)
"Leased Real Property"	Section 3.21(b)(i)
"License Agreements"	Section 3.14(a)(xii)

Defined Term	Section
"Merger"	Section 1.1
"Merger Consideration"	Section 2.1(b)
"Merger Sub"	Preamble
"Merger Sub Common Stock"	Section 2.1(d)
"Multiemployer Plan"	Section 3.12(e)
"No-Shop Period Start Date"	Section 5.5(b)
"Notice Period"	Section 5.5(e)(B)(i)
"Other Intellectual Property"	Section 3.17(b)
"Outside Date"	Section 7.1(g)
"Parent"	Preamble
"Parent Welfare Benefit Plans"	Section 5.9(c)
"Parent Disclosure Schedule"	Article 4
"Parent Representatives"	Section 5.4(a)
"Paying Agent"	Section 2.2(a)
"Payment Fund"	Section 2.2(a)
"Payoff Amount"	Section 5.6(f)
"Payoff Letter"	Section 5.6(f)
"PII"	Section 3.17(c)
"Preferred Shares"	Section 2.1(b)
"Premium Limit"	Section 5.10(b)
"Proxy Statement"	Section 3.23
"Proxy Statement Clearance Date"	Section 5.2(a)
"Purchase Orders"	Section 3.14(a)(iii)
"Record Date"	Section 5.2(c)
"Registered Intellectual Property"	Section 3.17(a)
"Right"	Section 2.3
"Sarbanes-Oxley Act"	Section 3.9(a)
"Section 16"	Section 5.13
"Series B Shares"	Section 2.1(b)
"Series B Share Merger Consideration"	Section 2.1(b)
"Series C Shares"	Section 2.1(b)
"Series C Share Merger Consideration"	Section 2.1(b)
"Series D Shares"	Section 2.1(b)
"Series D Share Merger Consideration"	Section 2.1(b)
"Series E Shares"	Section 2.1(b)
"Series E Share Merger Consideration"	Section 2.1(b)
"Series F Shares"	Section 2.1(b)
"Series F Share Merger Consideration"	Section 2.1(b)
"Shares"	Section 2.1(b)
"Significant Suppliers"	Section 3.26
"Special Meeting"	Section 3.23
"Stock Option Payment"	Section 2.3
"Support Agreements"	Recitals
"Surviving Corporation"	Section 1.1
"Termination Fee"	Section 7.2(b)
"Transfer Taxes"	Section 5.14
"Treasury Shares"	Section 2.1(c)
"WARN Act"	Section 3.13(c)
"Warrants"	Section 3.2(a)(iii)

        8.6    Headings; Interpretation; Consents and Approvals.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of or an Exhibit or a Schedule to this Agreement unless otherwise explicitly stated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter and the Parent Disclosure Letter. All references in this Agreement to "$" are intended to refer to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, Material Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such contract, Material Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. For any matter under this Agreement requiring the consent or approval of any party hereto to be valid and binding on the parties hereto, such consent or approval must be in writing.

        8.7    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        8.8    Entire Agreement.     This Agreement (together with the Parent Disclosure Schedule and Company Disclosure Schedule and the other documents delivered pursuant hereto), the Confidentiality Agreement and the other agreements contemplated by this Agreement, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder. Notwithstanding the preceding sentence, each holder of Shares immediately prior to the Effective Time shall be entitled to enforce the provisions hereof to the extent necessary to receive the consideration to which such holder is entitled to pursuant to this Agreement.

        8.9    Assignment.     Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by any party by operation of Law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void; provided that Parent or the Merger Sub, upon prior written notice to the Company, may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or the Merger Sub, as the case may be, of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective assigns.

        8.10    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.10 ("Indemnification of Directors and Officers"), is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        8.11    Mutual Drafting; Interpretation.     Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

        8.12    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

  OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

        8.13    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        8.14    Specific Performance.     The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), this being in addition to any other remedy to which they are entitled at Law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party agrees that it will not oppose the granting of specific performance relief on the basis that a party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

        8.15    Non-Recourse.     Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Company, Parent or the Merger Sub or any of their respective affiliates shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or the Merger Sub under this Agreement or of or for any Action based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on Contract, tort, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise.

[Signatures Appear on Following Page]

        IN WITNESS WHEREOF, the Company, Parent and the Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

iPARTY CORP.
By:	/s/ SAL PERISANO
	Name:	Sal Perisano
	Title:	A duly authorized signatory
PARTY CITY HOLDINGS INC.
By:	/s/ JAMES HARRISON
	Name:	James Harrison
	Title:	A duly authorized signatory
CONFETTI MERGER SUB, INC.
By:	/s/ JAMES HARRISON
	Name:	James Harrison
	Title:	A duly authorized signatory

 EXHIBIT A

FORM OF SUPPORT AGREEMENT

Execution Copy

VOTING AGREEMENT

by and between

PARTY CITY HOLDINGS INC.

and

THE STOCKHOLDER PARTY HERETO

 Dated as of March 1, 2013

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VOTING AGREEMENT

        VOTING AGREEMENT, dated as of March 1, 2013 (this "Agreement"), by and between Party City Holdings Inc., a Delaware corporation ("Parent"), and the undersigned (the "Stockholder").

RECITALS

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Confetti Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and iParty Corp., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as same may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, as of the date of this Agreement, the Stockholder is the Beneficial Owner (as defined below) of the number of outstanding shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") and/or the number of outstanding shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock", and together with the Common Stock, the "Company Stock") set forth on Schedule 1 hereto; and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and of the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

        Section 1.1    Defined Terms.     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

          (a)   "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person.

          (b)   "Agreement" has the meaning set forth in the Preamble.

          (c)   "Beneficial Ownership" (and related terms, such as "Beneficially Owned" or "Beneficial Owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

          (d)   "Common Stock" has the meaning set forth in the Recitals.

          (e)   "Company" has the meaning set forth in the Recitals.

          (f)    "Company Stock" has the meaning set forth in the Recitals.

          (g)   "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

          (h)   "Covered Shares" means all Existing Shares that are Beneficially Owned by the Stockholder, together with any other shares of Company Stock or other voting capital stock of the

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  Company of which the Stockholder acquires Beneficial Ownership after the date of this Agreement.

          (i)    "Existing Shares" means the number of shares of Common Stock and Preferred Stock set forth on Schedule 1 hereto.

          (j)    "Merger" has the meaning set forth in the Recitals.

          (k)   "Merger Agreement" has the meaning set forth in the Recitals.

          (l)    "Merger Sub" has the meaning set forth in the Recitals.

          (m)  "Parent" has the meaning set forth in the Preamble.

          (n)   "Permitted Transfer" means a Transfer (i) by will or operation or law, in which case the Agreement will bind the transferee, (ii) by a Stockholder of Covered Shares to an Affiliate of the Stockholder, including without limitation any partner (general or limited) of a Stockholder, and (iii) to any family member, trust for the benefit of any family member or charitable organization; provided, that in the case of (ii) and (iii) such transferee agrees in writing to assume all of such transferring Stockholder's obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Stockholder is bound hereunder.

          (o)   "Preferred Stock" has the meaning set forth in the Recitals.

          (p)   "Stockholder" has the meaning set forth in the Preamble.

          (q)   "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger or by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, option or other agreement with respect to any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

ARTICLE II

VOTING

        Section 2.1    Agreement to Vote.     The Stockholder hereby agrees that during the term of this Agreement (as described in Section 5.2), at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the stockholders of the Company, it shall, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares (i) in favor of approving the Merger and approving and adopting the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof, (ii) against any Acquisition Proposal and (iii) against any action, proposal, transaction or agreement, including any amendment to the Company Certificate or the Company Bylaws (other than the amendments to the Company Certificate and the Company Bylaws resulting from the Merger as provided in Section 1.5 of the Merger Agreement or any such amendments required by applicable Law), that would impede, interfere with, delay, adversely affect or inhibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or change in any manner

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  the voting rights of any class or series of the Company Stock. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing. Notwithstanding anything to the contrary in the immediately preceding two sentences, the Stockholder will not be required to vote or consent (or cause any Affiliate to vote or consent) in favor of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement to the extent that the Merger Agreement has been amended to decrease the amount of any of the Common Share Merger Consideration, the Series B Share Merger Consideration, the Series C Share Merger Consideration, the Series D Share Merger Consideration, the Series E Share Merger Consideration or the Series F Share Merger Consideration, or to change the form or per share amounts of any of the Series B Share Merger Consideration, the Series C Share Merger Consideration, the Series D Share Merger Consideration, the Series E Share Merger Consideration, the Series F Share Merger Consideration payable to the Stockholder, without the Stockholder's prior written consent.

        Section 2.2    Irrevocable Proxy.     The Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as the Stockholder's proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares entitled to vote thereon or consent thereto in accordance with above. This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the Covered Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney, and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        Section 3.1    Representations and Warranties of Parent.     Parent represents and warrants that neither Parent nor Merger Sub has entered into a Support Agreement with any other holder of Company Stock that provides such other holder with rights and benefits that are more favorable in any material respect to such other holder than the rights and benefits established in favor of the Stockholder under this Agreement.

        Section 3.2    Representations and Warranties of the Stockholder.     The Stockholder represents and warrants to Parent as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.     The Stockholder, if not a natural person, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the requisite power and authority to execute and deliver this Agreement and each other document required to be executed and delivered by the Stockholder in connection with this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Stockholder of this Agreement and each other document required to be executed and delivered by the Stockholder in connection with this Agreement, the performance by the Stockholder of its obligations hereunder and thereunder and the consummation by the Stockholder of the transactions contemplated by hereby and thereby have been duly and validly authorized by the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize such execution, delivery, performance or consummation. This

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  Agreement has been duly executed and delivered by the Stockholder, and assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.

          (b)    Ownership.     The Stockholder is the owner of record (or the controlling Person of the owner of record) and/or Beneficial Owner of the Stockholder's Existing Shares, free and clear of any Liens, other than (i) any Liens pursuant to this Agreement, (ii) any transfer restrictions of general applicability as may be provided under the Securities Act and the Blue Sky Laws and (iii) any Liens granted in connection with a general pledge of Covered Shares to the Stockholder's prime broker, which do and will not affect the Stockholder's Beneficial Ownership of the Covered Shares. As of the date of this Agreement, the Stockholder's Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, and except as disclosed in the Company's most recent definitive proxy statement or its Schedule 13D filed with the SEC, the Stockholder is the sole Beneficial Owner and has and will have at all times through the Closing Date sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and with respect to all of the Covered Shares Beneficially Owned by the Stockholder at all times through the Closing Date.

          (c)    Non-Contravention.     The execution, delivery and performance of this Agreement, and of each other document required to be executed and delivered by the Stockholder in connection with this Agreement, by the Stockholder do not and will not: (i) if the Stockholder is not a natural person, contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of the Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any Law applicable to the Stockholder or by which any of its assets or properties is bound, (iii) conflict with or result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of the Stockholder other than such Liens created hereunder, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations hereunder.

          (d)    Consents and Approvals.     The execution and delivery of this Agreement, and of each other document required to be executed and delivered by the Stockholder in connection with this Agreement, by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by the Stockholder of the transactions contemplated by this Agreement will not, require the Stockholder to obtain any consent, approval, order, waiver, authorization or permit of, or any filing with or notification to, any Governmental Entity or other Person, other than as required under the Exchange Act.

          (e)    No Inconsistent Agreements.     Except for this Agreement, the Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares, (ii) granted any proxy, consent or power of attorney (other than any power of attorney granted to another party to this Agreement) with respect to any of the Covered Shares (other than as contemplated by Section 2.1) or (iii) taken any action that would constitute a breach hereof, make any representation or warranty of the Stockholder set forth in this Article III untrue

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  or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

          (f)    Acknowledgement.     The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

          (g)    No Finder's Fees.     No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby that may be owed by the Company or the Company Subsidiary based upon arrangements made by or on behalf of the Stockholder, in his or her capacity as a Stockholder.

ARTICLE IV

OTHER COVENANTS

        Section 4.1    Prohibition on Transfers.     During the term of this Agreement, the Stockholder agrees not to Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer. Notwithstanding the foregoing, nothing contained herein shall limit the ability of the Stockholder to convert any such Covered Shares into shares of Common Stock pursuant to the terms of such Covered Shares.

        Section 4.2    Stock Dividends, etc.     In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. The Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of Company Stock with respect to which Beneficial Ownership is acquired by the Stockholder, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Stockholder as of the date hereof. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require the Stockholder to exercise any option and/or other right to purchase any Common Stock or shares of any other class or series of capital stock of the Company, nor to convert any shares of Preferred Stock into shares of Common Stock.

        Section 4.3    No Solicitation.     The Stockholder acknowledges and agrees that it has reviewed and understands Section 5.5 of the Merger Agreement and hereby agrees from the date hereof until the termination of this Agreement in accordance with its terms that the Stockholder shall be bound by Section 5.5 of the Merger Agreement (to the same extent solely with respect to Stockholder's actions) as if the Stockholder were bound by the Company's obligations thereunder; provided, however, that this Section 4.3 shall not apply if the Stockholder is an officer or director of the Company.

        Section 4.4    No Inconsistent Agreements.     During the term of this Agreement the Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Covered Shares that would prevent the Stockholder from complying with the terms of Section 2.1 of this Agreement, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Covered Shares (other than as contemplated by Section 2.1 or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of the Stockholder set forth in Article III untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing any of the Stockholder's obligations under this Agreement.

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        Section 4.5    Appraisal Rights.     The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have (including under Section 262 of the DGCL). Notwithstanding the foregoing, nothing contained in this Section 4.5 shall constitute, or be deemed to constitute, a waiver or release by the Stockholder of any claim or cause of action against Parent or Merger Sub to the extent arising out of a breach of this Agreement or the Merger Agreement by Parent or Merger Sub.

        Section 4.6    Further Assurances.     From time to time at the request of Parent, and without further consideration, the Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to effect the matters contemplated by this Agreement.

        Section 4.7    Amendments.     During the term of this Agreement, Parent agrees that neither Parent nor Merger Sub will amend, or enter into, any other Support Agreement to the extent that such amendment or entry would cause Parent to violate the representations and warranties made by it in Section 3.1 of this Agreement.

ARTICLE V

MISCELLANEOUS

        Section 5.1    Interpretation.     Unless the express context otherwise requires:

          (a)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b)   terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

          (c)   the terms "Dollars" and "$" mean U.S. dollars;

          (d)   references herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

          (e)   wherever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

          (f)    references herein to any gender shall include each other gender;

          (g)   references herein to any Person shall include such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 5.1 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

          (h)   references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

          (i)    the word "or" shall be disjunctive but not exclusive;

          (j)    references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

          (k)   references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;

          (l)    the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

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          (m)  with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence;

          (n)   if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

          (o)   references herein to "as of the date hereof," "as of the date of this Agreement" or words of similar import shall be deemed to mean "as of immediately prior to the execution and delivery of this Agreement".

        Section 5.2    Termination.     This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) 12:00 a.m. (Eastern Time) on September 1, 2013, and, upon the occurrence of any such applicable event, this Agreement shall terminate and be of no further force; provided, that the provisions of Article V shall survive any termination of this Agreement.

        Section 5.3    Governing Law.     This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

        Section 5.4    Submission to Jurisdiction; Service.     Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), in any action or proceeding arising out of or relating to this Agreement or the documents delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

        Section 5.5    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS

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AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

        Section 5.6    Notices.     All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

    If to Parent to:

      Party City Holdings Inc.
      80 Grasslands Road
      Elmsford, NY 10523
      Attention: Joseph J. Zepf, Esq.
      Tel: 914-784-4188
      Fax: 914-784-4339
      Email: jzepf@amscan.com

    with a copy (which shall not constitute notice) to:

      c/o Ropes & Gray LLP
      Prudential Tower
      800 Boylston Street
      Boston, MA 02199
      Attention: Julie H. Jones
      Tel: 617-951-7294
      Fax: 617-235-0433
      Email: julie.jones@ropesgray.com

    If to the Stockholder: to the Stockholder and the Stockholder's counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

        All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if delivered by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if delivered by certified or registered mail (return receipt requested), on the fifth (5th) Business Day after the mailing thereof or (d) if delivered by reputable overnight delivery service, on the next Business Day after the sending thereof.

        Section 5.7    Amendment.     This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder.

        Section 5.8    Extension; Waiver.     At any time before the termination of this Agreement, Parent, on the one hand, and the Stockholder, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

        Section 5.9    Entire Agreement.     This Agreement (including any exhibits and schedules hereto) and the Merger Agreement (to the extent referred to herein) contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement

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and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

        Section 5.10    No Third-Party Beneficiaries.     Parent and the Stockholder hereby agrees that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        Section 5.11    Severability.     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 5.12    Rules of Construction.     Each party hereby waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 5.13    Assignment.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

        Section 5.14    Specific Performance.     The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties acknowledge and agree that each party hereto shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

        Section 5.15    Stockholder Capacity.     The Stockholder is entering into this Agreement solely in the Stockholder's capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect in any way any actions taken by any officer or director of the Company (or the Company

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Subsidiary) in his or her capacity as a director or officer of the Company (or the Company Subsidiary) or voting or consenting, in his or her capacity as a director or officer of the Company (or the Company Subsidiary) on any matter, including, without limitation, actions taken in accordance with Section 7.1 of the Merger Agreement. Nothing contained herein, and no action taken by the Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

        Section 5.16    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        Section 5.17    Fees and Expenses.     All costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

        Section 5.18    Counterparts; Effectiveness.     This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Signature page follows]

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Party City Holdings Inc.
By:
Name:
Title:

[Signature Page to Voting Agreement]

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 [STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]

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 SCHEDULE 1

STOCKHOLDER INFORMATION

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 EXHIBIT B

PARENT EXPENSES

        Parent Expenses may not exceed:

          (1)   $750,000 with respect to any termination of this Agreement pursuant to Section 7.1(c), Section 7.1(d), Section 7.1(e), Section 7.1(g) or Section 7.1(h) in which the Termination Fee is payable; or

          (2)   $1,000,000 with respect to any termination of this Agreement pursuant to Section 7.1(e), Section 7.1(g) or Section 7.1(h) in which the Termination Fee is not payable.

 ANNEX B

March 1, 2013

Board of Directors
iParty Corp.
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026

Members of the Board of Directors:

        We understand that Party City Holdings Inc. ("Parent"), Confetti Merger Sub, Inc., a wholly-owned subsidiary of Parent (the "Merger Sub"), and iParty Corp. (the "Company"), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Merger Sub will be merged with and into the Company (the "Merger") and that, in connection with the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company ("Common Shares") will be converted into the right to receive $0.45 in cash (the "Common Share Merger Consideration"). "Excluded Persons" shall be defined as Parent, Merger Sub or any of their respective subsidiaries. The Board of Directors of the Company (the "Board") has requested that Raymond James & Associates, Inc. ("Raymond James") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Common Share Merger Consideration to be received by the holders of Common Shares (other than the Excluded Persons) in the Merger pursuant to the Agreement is fair from a financial point of view to such holders.

        In connection with our review of the terms and conditions of the Merger and the preparation of this Opinion, we have, among other things:

  1.
  reviewed the financial terms and conditions as stated in the draft sent to us on February 28, 2013 of the Agreement and Plan of Merger by and among Parent, the Merger Sub and the Company to be dated as of March 1, 2013 (the "Agreement");

  2.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the years ending 2012 through 2016 (the "Projections");

  3.
  reviewed the Company's recent public filings and certain other publicly available information regarding the Company;

  4.
  reviewed financial, operating and other information regarding the Company and the industry in which it operates;

  5.
  reviewed the financial and operating performance of the Company and those of other public companies that we deemed to be relevant;

  6.
  considered the publicly available financial terms of certain transactions that we deemed to be relevant;

  7.
  reviewed the current and historical market prices and trading volume for the Common Shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

  9.
  discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

        With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, on otherwise reviewed by us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and other estimates provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that the final form of the Agreement will be Substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any conditions thereof, and that the Merger will be consummated in a timely manner in accordance with the terms and conditions described in the Agreement and other related documents and instruments, without any amendments or modifications thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion.

        Our Opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of February 28, 2013 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

        We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger or the availability or advisability of any alternatives to the Merger. Our Opinion is limited to the fairness, from a financial point of view, of the Common Share Merger Consideration to be received by the holders of Common Shares. We express no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the Merger. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have assumed that the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Merger are correct. In formulating our Opinion, we have considered only the Common Share Merger Consideration to be received by the holders of Common Shares, and we have not considered, and this Opinion does not address, any other payments that may be made to employees or other stockholders of the Company in connection with the Merger. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-á-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents).

        The delivery of this Opinion was approved by our fairness opinion committee.

        Raymond James has been engaged to render financial advisory services to the Company in connection with, and has participated in certain of the negotiations leading to, the Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business, Raymond James may trade in the securities of the Company and/or Parent for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Parent or other participants in the Merger in the future, for which Raymond James may receive compensation.

        It is understood that this letter is for the information of the Board (in its capacity as such) in evaluating the Merger and may not be used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Merger that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement, and does not constitute a recommendation to the Board, any holder of Common Shares or any holder any preferred stock of the Company regarding how to act or vote or make any election with respect to any matter relating to, the Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any party.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Share Merger Consideration to be received by the holders of the Common Shares (other than the Excluded Persons) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW APPRAISAL RIGHTS

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided as soon as possible. iParty Corp. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE OR OR As a stockholder of iParty Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 8, 2013. Signature Signature Date , 2013. Print and sign your name below exactly as it appears on the records of iParty Corp. and date this card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: 1 The adoption and approval of the Agreement and Plan of Merger, dated as of March 1, 2013, among Party City Holdings Inc., a Delaware corporation (“Parent”), Confetti Merger Sub, Inc., a Delaware corporation and whollyowned subsidiary of Parent (“Merger Sub”), and iParty Corp., pursuant to which Merger Sub will merge with and into iParty Corp. (the “Merger”), and the transactions contemplated thereby, including the Merger. 2 The approval, on an advisory non-binding basis, of the Merger related compensation that may be paid or become payable to our Named Executive Officers in connection with the Merger. Please check the box at right if you plan to attend the special meeting on May 9, 2013 3 The approval of the adjournment of the special meeting, if necessary, to permit iParty Corp. to solicit additional proxies if there are insufficient votes to adopt and approve the Agreement and Plan of Merger and the transactions contemplated thereby, including the Merger. Mark box at right if an address change or comment has been noted on the top portion of the reverse side of this card. Your Board Unanimously Recommends That You Vote “FOR” Proposals 1, 2 And 3. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Please be sure to date and sign this proxy card on the line below.

iParty Corp. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MAY 9, 2013 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of iParty Corp. (the “Company”), hereby appoint(s) Sal Perisano and David Robertson, or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the special meeting of stockholders of the Company to be held at Posternak Blankstein & Lund LLP, Prudential Tower, 800 Boylston Street, 33rd Floor, Boston, Massachusetts, 02199 at 10:00 A.M. on May 9, 2013 and at any adjournment or postponement thereof, and thereat, to vote and act in regard to all matters which may properly come before said meeting upon and in respect of all shares of Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated hereon. The above signed hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the special meeting. Attendance of the above signed at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the above signed shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the above signed hereon, this proxy will be deemed signed by the above signed in that capacity. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE JUDGEMENT OF MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY OTHER ADJOURNMENT THEREOF. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE Notice Regarding Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held May 9, 2013 The Notice of Special Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=74787&p=irol-proxy PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE MARK THE BOX ON THE REVERSE SIDE AND CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. REVOCABLE PROXY Address Change ________________________________________________________________ ________________________________________________________________